As filed with the Securities and Exchange Commission on  August 26, 2005



             Registration No. 333-122936

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         AMENDMENT NO.4 TO THE FORM SB-2



                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                             YTB INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                 0-18412              11-2602120
------------------------              -------      -------------------------
(State or other Jurisdiction of     (Commission    (IRS Employer  Identification
Incorporation)                      File Number)             Number)

560 Sylvan Avenue--Suite 300                  Carl N. Duncan, Esq.
Attn:   Michael Y.  Brent, CEO                5718 Tanglewood Drive
Englewood Cliffs, New Jersey 07632            Bethesda,  Maryland 20817
(800) 669-9000                                (301) 263-0200
(Address, including zip code,                 (Name, address, including zip
and telephone number, including               code, and telephone  number,
area code, of  Registrant's                   including area code, of agent for
principal executive office)                   service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement and up to nine (9) months thereafter or until such earlier time that all the shares registered hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].


* This Registration No.333-122936 was originally filed as a Form S-3 with the Securities And Exchange Commission on February 22,2005. For technical reasons, such Registration Statement should have been filed as a Form SB-2. Accordingly, this "AMENDMENT NO.4 TO THE FORM SB-2" (as well as Amendments No. 1, 2 and 3 hereto adopts the same Registration No.333-122936.


                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each Class       Amount to be     Proposed Maximum   Proposed Maximum      Amount of
  of Securities to be        Registered      Offering Price **      Aggregate        Registration
       Registered                            per Share           Offering Price **       Fee **
- ------------------------------------------------------------------------------------------------------

Shares of Common              3,000,000           $1.34             $4,020,000         $473.15
         Stock                  Shares
======================================================================================================

** Based on the February 14, 2005 last reported sale price of YTB International, Inc. common shares on the NASD Over-the-Counter Bulletin Board ("OCTBB"). Such fees were previously paid when this Registration No. 333-122936 was originally filed on February 22,2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                             YTB INTERNATIONAL, INC.
        560 Sylvan Avenue--Suite 300, Englewood Cliffs, New Jersey 07632
                                 (800) 669-9000

      Selling Shareholders May Sell Up to 3,000,000 Shares of Common Stock


      Company Overview

      o    We engage in an active travel services  business,  both via franchise
           operations   and   online.   Our   shares  are  quoted  on  the  NASD
           Over-the-Counter Bulletin Board ("OTCBB") under the symbol YTBL.

      Shares Which May Be Offered by Selling Shareholders

      o We will not receive any proceeds from the 3,000,000 shares (maximum) of common stock which may be offered by our selling shareholder. See "Selling Shareholder" and "Plan of Distribution."

       Attached Documents and Available Information

      o We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, file reports, proxy statements and other information with the SEC.
      o The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             No one is authorized to give any information not contained in this Prospectus in connection with this possible secondary offering and, if given, you should not rely on this information. This Prospectus should not be considered an offer to any person to whom such an offer would be unlawful.

             You should carefully consider the risk factors beginning on page __ of this Prospectus.






                                 AUGUST 31, 2005






                                TABLE OF CONTENTS


TITLE                                                                       PAGE

PROSPECTUS SUMMARY...........................................................__

EXECUTIVE
SUMMARY......................................................................__

SELLING
SHAREHOLDER..................................................................__

PLAN OF DISTRIBUTION.........................................................__

RISK FACTORS.................................................................__

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................__

FIDUCIARY RESPONSIBILITY OF MANAGEMENT.......................................__

THE BUSINESS.................................................................__

MANAGEMENT...................................................................__

CAPITALIZATION...............................................................__

DILUTION.....................................................................__

DIVIDENDS AND DISTRIBUTIONS..................................................__

DESCRIPTION OF SECURITIES....................................................__

LEGAL MATTERS................................................................__

EXPERTS......................................................................__

WHERE YOU CAN FIND MORE INFORMATION..........................................__


Forward Looking Statements: All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy and the plans and objectives of the company's management for future operations are forward-looking statements. When used herein, words such as "anticipate", "believe," "estimate," "expect," "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY


THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. ALL REFERENCES IN THIS PROSPECTUS TO SHARES OF COMMON STOCK ARE AS OF DECEMBER 31, 2004, UNLESS OTHERWISE SPECIFIED. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."


The Company

     YTB International, Inc. engages in an active travel services business, both via franchise operations and online. For a description of our current and prospective business activities, see "Executive Summary" and " The Business."

The Secondary Offering

Selling               Laurus Master Fund,  Ltd., the identified  shareholder
Shareholder           identified in this  Prospectus,  may be offering and
                      selling  their common  shares of the Company.  The selling shareholder  may  offer  their  shares  through  public or private  transactions,  on or  off  OTCBB  or  NASDAQ,  at prevailing  market  prices,  or  at  privately  negotiated prices.
Market Price          Our shares  are traded on the NASD  Over-the-Counter
                      Bulletin  Board  ("OTCBB")  under the  symbol  "YTBL."  On

                       June ___,  2005,  the last  reported  sale   price of our
                      common shares on the NASD Over-the-Counter Bulletin Board (the "OTCBB") was $___.__ per share.

Risks and             An  investment in the shares  involves  substantial  risks
Conflicts  of         due,  among other  reasons,  to the speculative  nature of
Interest              our  contemplated business plan. Risks inherent in
                      investing in the  shares are discussed under "Risk
                      Factors."


                                EXECUTIVE SUMMARY


         YTB International, Inc. (the "Company") is a publicly traded company (OTCBB: YTBL). We are in our 23rd year of operations. Originally commencing operations in 1982 and reincorporating in Delaware (from New York) on January 4, 2005, our headquarters are in Englewood Cliffs, New Jersey. The Company is, through its three operating subsidiaries, a leading Internet provider of online travel stores for travel agencies and home-based online travel agencies using our services and technology. It consists of three distinct, wholly-owned Delaware subsidiaries ("divisions"), respectively RezConnect Technologies Inc.; YTB Travel Network, Inc.; and YourTravelBiz.com, Inc.


        We operate under various trade names, including Travel Network, Global Travel Network, Travel Network Vacation Central, Your Travel Biz.com, YTBnet.com, and three web sites, respectively Bookmytravel.com, REZconnect.com and RezCity.com. Our customers are provided with a source of travel products and services through our agreements with selected travel providers, including major airlines, cruise lines, hotels and car rental agencies, including wholesale travel providers. In addition, we offer our customers the ability to make reservations on over 424 airlines, at more than 35,000 hotels and with most major car rental companies, cruise lines and tour package operators.

        REZconnect is our technology and franchise division which builds on-line reservation systems using proprietary patent pending applications for suppliers within the travel industry. This division also helps build, develop and maintain all franchise websites and processes on-line orders, not only for our members but also for their clients and our own retail clients, as well as "Super Sites" for travel agents to book their clients' travel. As a franchisor of traditional "bricks and mortar" travel agencies, as well as Internet-based, travel-related services and technology offering proprietary reservation systems for the travel and entertainment industry, the REZconnect operating subsidiary has signed contracts with numerous consortium groups to build online "Super Sites" for their agent base.

REZconnect's consumer driven websites provide strong content and "bookability" with over 60 booking engines incorporated into one site, covering all aspects of the travel industry. Sites are available for use 24 hours, 7 days a week, allowing travel agents the ability to personally follow-up with the online consumer and provide customer service.


YTB Travel Network, the second operating division, is a travel management company which operates several different travel marketing systems, including storefront and online business models, processing and handles bookings from the 15,000 websites which are owned by independent agencies and contractors.

The YourTravelBiz division is a referral marketing group which establishes a network of sales representatives whose exclusive activity is the sale of the YTB Travel Network Referring Travel Agent (RTA) online travel agencies business opportunity. YourTravelBiz conducts business through recruitment, enrollment, initial training and support of its sales force. We believe the emerging market shift to Internet for travel services presents the opportunity for advancement of products and services by referral relationships.


THIS PROSPECTUS IS BEING FURNISHED BY US SOLELY FOR THE USE OF THE DESIGNATED SELLING SHAREHOLDER IN CONNECTION WITH ITS POSSIBLE SECONDARY OFFERING OF SHARES. FOR MORE DETAILS ABOUT THE COMPANY'S OPERATIONS, SEE "THE BUSINESS."

THE CONTENTS OF THIS PROSPECTUS SHOULD NOT BE CONSTRUED AS INVESTMENT, LEGAL OR TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO SEEK INDEPENDENT INVESTMENT, LEGAL AND TAX ADVICE CONCERNING THE CONSEQUENCES OF INVESTING IN THE SHARES.

                               SELLING SHAREHOLDER

The shareholder listed below may sell up to 3,000,000 shares of common stock of the Company. The selling shareholder (not the Company) will receive the proceeds from the sale of their individual such shares.

Specifically, Laurus Master Fund, Ltd. ("Laurus") has the right to convert its $2,000,000 Convertible Term Note into shares of our common stock based upon an adjustable conversion price, as well as to exercise rights under a Warrant issued by us to Laurus to acquire as many as, in the aggregate, 3,000,000 common shares of the Company. Laurus purchased such promissory note and acquired such rights under the warrant pursuant to a Securities Purchase Agreement and certain other documents related thereto, in each case dated as of January 26, 2005.
Since January 26, 2005, Laurus has not acquired additional shares of common stock of the Company (or any other rights to acquire additional shares of such common stock, directly or indirectly). Pursuant to the Securities Purchase Agreement and the other documents related thereto, Laurus can not at any time hold a beneficial interest in more than 4.99% of the issued and outstanding equity interests of the Company. Neither Laurus nor any of its principals is an officer, director or owns (or has owned in the past) any other shares, directly or indirectly, of the Company. In fact, Laurus is prohibited under the foregoing agreements from becoming an affiliate of the Company. VERY SPECIFICALLY, TO OUR KNOWLEDGE, LAURUS IS UNDER NO OBLIGATION KNOWN TO US TO SELL ANY COMMON SHARES WHICH IT MAY ACQUIRE.

                              PLAN OF DISTRIBUTION

The selling shareholder may sell any of its common shares offered under this Prospectus from time to time. Sales may be made directly or through brokers or dealers in connection with trades by the selling shareholder through the OTCBB, NASDAQ or otherwise. To the extent required by applicable law, a supplement to the Prospectus relating to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling shareholder from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of common shares with respect to which this Prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals. The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the extent required by law.

In connection with the sale of the common shares, agents may receive compensation from the selling shareholder or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. Agents and dealers participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts or commissions received by them from the selling shareholder and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act.

Upon our being notified by a selling shareholder of any change in the identity of the selling shareholder or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing: (i) the names of such brokers or dealers, the number of common shares to be sold; (ii) the price at which such common shares are being sold; (iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers; (iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented or amended;
(v) any change in the identity of the selling shareholder; and other facts material to the transaction.

Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for the selling shareholder in the ordinary course of business.

                                  RISK FACTORS

An investment in our shares is speculative and involves a high degree of risk and should be purchased only by investors who can afford the loss of their entire investment. Set forth below are certain factors which should be taken into consideration before making a decision to subscribe for any shares made pursuant to this Prospectus. While we believe the following to be comprehensive, it is not intended to include all of the possible factors relating to the risks which may be encountered. Prospective investors are urged to perform their own due diligence and utilize their own investment, legal and tax advisors to help them determine the merits and risks associated with an investment in the shares.


AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS OF THE OFFERING DESCRIBED BELOW BEFORE DECIDING TO PURCHASE SHARES. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. ADDITIONAL RISKS THAT GENERALLY APPLY TO PUBLICLY TRADED COMPANIES, GENERAL INDUSTRY AND ECONOMIC CONDITIONS THAT ARE NOT YET IDENTIFIED OR THAT WE CURRENTLY THINK ARE NOT MATERIAL, MAY ALSO ADVERSELY AFFECT OUR COMPANY. YOU SHOULD ALSO READ ABOUT ADDITIONAL RISKS THAT MAY BE DESCRIBED IN OUR SEC FILINGS, INCLUDING OUR FORM 10-KSB/A AND FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AS WELL AS THE FORM10-KSB FOR THE YEAR ENDED DECEMBER 31,2004, EACH OF WHICH IS HEREBY INCORPORATED BY REFERENCE.

IF ANY OF THE EVENTS, CONTINGENCIES, CIRCUMSTANCES OR CONDITIONS DESCRIBED IN THIS RISK FACTORS SECTION ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK COULD, IN TURN, DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Our ongoing activities may require us to seek additional financing, which may not be obtainable or may be unduly onerous or dilutive. Historically, we have financed operations through revenue and the sale of equity securities. Even if we are successful in raising additional capital to meet our working capital requirements, we may nevertheless need to obtain additional financing to fund ongoing operations or expansion of our business through such measures as increases in sales and marketing expense, joint ventures, acquisitions or other strategic transactions we deem in the best interests of the Company. We would expect to seek such financing through bank borrowings and/or sales of our equity or debt securities. There can be no assurance that we will be able to obtain such financing as and when necessary to meet our operating requirements or expansion plans, if any, or that the terms of any available financing will not be unduly onerous or dilutive to our stockholders.

Liquidity on the OTC Bulletin Board is limited and we may not be able to obtain listing of our common stock on a more liquid market. Our common stock is currently quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or Small Cap Market). There is no assurance that our common stock will ever qualify or be accepted for listing on a securities exchange or an automated quotation system.

Our common stock has been thinly traded and the public market may provide little or no liquidity for holders of our common stock. Purchasers of our common stock may find it difficult to resell their shares at prices quoted in the market or at all. There is currently a limited volume of trading in our common stock and there has been no trading activity at all on about 10% of the trading days over the last 4-5 months. Due to the historically low trading price of our common stock, many brokerage firms may be unwilling to effect transactions in our common stock, particularly because low-priced securities are subject to an SEC rule that imposes additional sales practice requirements on broker-dealers who sell low-priced securities (generally those below $5.00 per share). We cannot predict when or whether investor interest in our common stock might lead to an increase in its market price or the development of a more active trading market or how liquid that market might become.

Our stock price may be particularly volatile which could result in substantial losses for purchasers of our common sock. The relative illiquidity of trading in our common stock makes it particularly susceptible to price volatility which could cause purchasers of our common stock to incur substantial losses. Among factors that could cause significant fluctuation in the market price of our common stock are the following:
         o an increase in the volume of public resales of our common stock;
         o        changes in market valuations of similar companies;
         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
         o        regulatory developments;
         o        additions or departures of key personnel; and
         o deviations in our results of operations from forecasts or estimates of securities analysts.

YTB may have material liabilities of which we are not aware. Although we conducted a due diligence review of its business, financial condition and legal status, YTB may have material liabilities that we did not discover. Further, although the share exchange and associated merger agreement with YTB contains customary representations and warranties from YTB concerning its assets, liabilities, financial condition and affairs, we may have no recourse against YTB's current owners or principals in the event these prove to be untrue. As a result, we may be subject to payments, lawsuits or other liabilities that could have a material adverse effect on our financial condition, results of operations and future viability.

We may not be able to successfully integrate YTB into our pre-existing business which could result in a slowdown in cash collections and ultimately lead to increases in accounts receivable write-offs. While the business of YTB is conducted through a wholly-owned operating subsidiary, continuing to operate as it did prior to the merger with the Company, we anticipate that our business strategy will require a labor-intensive process to integrate YTB's business, operations, management, clients and internal systems into our previously existing business. The successful integration of an acquired business is also dependent on the size of the acquired business, the resolution of disputes and management's execution of the integration plan. If we are not successful in integrating YTB's business or in working well with the three new members of the board designated by YTB, our results may be adversely affected.

Management and its affiliates control the Company, thereby causing them to take actions which may not be consistent with your wishes. Our management team controls nearly 68% of the total voting power the Company. Given their large voting control, it is expected that management will exert nearly total control over the policies of the Company. As such, management will have substantial influence over us, which influence may not necessarily be consistent with the interests of our other stockholders.

We are an evolving company in a rapidly evolving industry, making it difficult to evaluate our business and prospects. As a newly merged company, we will encounter many risks and difficulties, including many in the franchising and online travel industry. Some of these risks relate to our ability to:

o attract and retain members on a cost-effective basis;
o expand and enhance our service offerings;
o operate, support, expand and develop our operations, website, software, communications and other systems;
o diversify our sources of revenue;
o maintain adequate control of expenses;
o raise additional capital;
o respond to technological changes;
o respond to litigation;
o respond to regulatory changes or demands; and
o respond to competitive market conditions.

If we are unsuccessful in addressing these risks or in executing our business strategy, our business, financial condition or results of operations may suffer.

Our growth cannot be assured; even if we do experience growth, we cannot assure you that we will grow profitably. Our business strategy is dependent on the growth of our business. For us to achieve significant growth, potential members, consumers and travel suppliers must accept our websites as a valuable commercial tool. Consumers who have historically purchased travel products through traditional commercial channels, such as using local travel agents and calling suppliers directly, must instead purchase these products on our members' or our own website. Similarly, travel suppliers will also need to accept or expand their use of our website and to view our website as an efficient and profitable channel of distribution for their travel products.

Our growth will depend on our ability to broaden the range of travel products we offer. Our business strategy is dependent on expanding our revenues from lodging, car rentals, cruises, vacation packages, corporate travel and other travel related products. Key components of this strategy include the growth of our air ticketing. If we are unable to improve the competitiveness of our inventory, our business may suffer. We cannot assure you that our efforts will be successful or result in increased revenues, higher margins or continued profitability.

Although not currently a major component of our future revenue model, our growth is also dependent on our ability to broaden the appeal of our website to business and other travelers. We have limited experience with corporate travel, and our ability to offer products and services that will attract a significant number of business travelers to use our services is not certain. If any of these initiatives are not successful, our growth may be limited and we may be unable to maintain profitability. Our plans to pursue other opportunities for revenue growth and cost reduction are at an early stage, and we cannot assure you that our plans will be successful or that we will actually proceed with them as described.

Adverse changes or interruptions in our relationships with travel suppliers could affect our access to travel offerings and reduce our revenues. We rely on various agreements with our airline, hotel and auto suppliers, and these agreements contain terms that could affect our access to inventory and reduce our revenues. Most of the relationships we have are freely terminable by the supplier upon notice. The majority of our remaining agreements are one year agreements. None of these arrangements are exclusive and any of our suppliers could enter into, and in some cases may have entered into, similar agreements with our competitors.

We cannot assure you that our arrangements with travel suppliers will remain in effect or that any of these suppliers will continue to supply us with the same level of access to inventory of travel offerings in the future. If our access to inventory is affected, or our ability to obtain inventory on favorable economic terms is diminished, it could have a material adverse effect on our business, financial condition or results of operations.

Our success is dependent upon entering into and maintaining profitable contracts with suppliers. We derive a majority of our revenue from airline, hotel and auto suppliers. We do not know if we will be successful in maintaining these contracts. If we are unable to maintain existing contracts or obtain additional contracts, the demand for our services and products may decrease and impair our ability to retain and expand our customer base.

Our failure to establish and maintain distributor relationships for any reason could negatively impact sales of our products and harm our financial condition and operating results. We distribute our products through distributors, and we depend upon them for sales revenue. To increase our revenue, we must increase the number of, or the productivity of, our distributors. Accordingly, our success depends in significant part upon our ability to attract, retain and motivate a large base of distributors. There may be a high rate of turn-over among our distributors. The loss of a significant number of distributors for any reason could negatively impact sales of our products and could impair our ability to attract new distributors.

In our efforts to attract and retain distributors, we compete with other travel companies. Our operating results could be harmed if our existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors.

Distributors have highly variable levels of training, skills and capabilities. The turnover rate of our distributors, and our operating results, can be adversely impacted if we and our senior distributor leadership do not provide the necessary mentoring, training and business support tools for new distributors to become successful sales people in a short period of time.

Airline "journey controls" may reduce our advantage in the number of low-priced connecting itineraries we can present to our customers. Some carriers currently employ, or may adopt, "journey control logic" designed to enhance the management of airfares and seat availability for connecting itineraries, based on a traveler's origin and final destination. Our software is capable of accommodating journey control restrictions, but only if the particular airline implements procedures to assure availability of information to our database and update it regularly. If the carrier does not implement these procedures to keep the database updated, then the journey control logic will cause some fare and flight combinations for connecting itineraries to be rejected by the airline. Consumers attempting to book a reservation on one of these itineraries will receive an error message indicating that the desired fare and flight combination is not available, which may affect their perception of the reliability of our service. We believe that our charter associate agreements and, as applicable, supplier link agreements with participating carriers require them to provide availability data on a timely basis to our database on our behalf. If airlines activate journey control restrictions, then our ability to present a large number of low-priced fare and flight combinations on connecting itineraries that can be successfully booked by consumers may be compromised. This could have a material adverse effect on our business and financial results.

We operate in a highly competitive market and we may not be able to compete effectively. The market for travel products is intensely competitive. We compete with a variety of companies with respect to each product or service we offer, including:
o InterActiveCorp, an interactive commerce company, which owns or controls numerous travel-related enterprises, including Expedia, an online travel agency, Hotels.com, a distributor of online lodging reservations, Hotwire, a wholesaler of airline tickets, lodging and other travel products and Ticketmaster and Citysearch, both of which offer destination information and tickets to attractions; o Sabre Holdings, which owns Travelocity, an online travel agency, GetThere, a provider of online corporate travel technology and services, and the Sabre Travel Network, a GDS (or "global distribution system" as described below); o Orbitz, Inc., an online travel company that enables travelers to search for and purchase a broad array of travel products, including airline tickets, lodging, rental cars, cruises and vacation packages; o Cendant, a provider of travel and vacation services, which owns or controls the following:
Galileo International, a worldwide GDS; Cheap Tickets, an online travel agency; Lodging.com, an online distributor of hotel rooms; Howard Johnson, Ramada Inns and other hotel franchisors; Avis and Budget car rental companies; Travelport, a provider of online corporate travel services and other travel-related brands; o Expedia, Lowestfare.com and Priceline.com are our primary competitors in the referral marketing business; o other consolidators and wholesalers of airline tickets, lodging and other travel products, including Priceline.com and Travelweb; and o other local, regional, national and international traditional travel agencies servicing leisure and business travelers.

Many of our competitors have longer operating histories, larger customer bases, more established brands and significantly greater financial, marketing and other resources than we do. Some of our competitors have operated their respective businesses for significantly longer and may benefit from greater market share, brand recognition, product diversification, scale and operating experience than we do. In addition, some of our competitors have each established exclusive relationships as preferred travel partners for widely used Internet destinations such as America Online, MSN and Yahoo! These exclusive arrangements, and similar relationships that may be able to be secured in the future, could provide these competitors with a significant advantage in obtaining new customers.

We expect existing competitors and business partners and new entrants to the travel business to constantly revise and improve their business models in response to challenges from competing Internet-based businesses, including ours. For example, firms that provide services to us and our competitors may introduce pricing or other business changes that adversely affect our attractiveness to suppliers in favor of our competitors. Similarly, some of our airline suppliers have recently entered into arrangements with GDS providers containing "most favored nations" obligations in which they have committed, in exchange for reduced GDS (defined below) booking fees, to provide to the GDS and its subscribers, including some of our online travel agency competitors, all fares the supplier offers to the general public through any distribution channel.

Travel agents depend on computer reservation systems, referred to as electronic "global distribution systems" (or "GDSs") to access flight and other travel product availability and pricing, and to book air and other travel products. The effect of these arrangements may be to preclude us from successfully bargaining for superior airline inventory or other promotional advantages, and to reduce YTB's relative attractiveness as a distribution channel for these airlines. If other travel industry participants, especially some of the larger, more well-known ones, introduce changes or developments we cannot meet in a timely or cost-effective manner, our business may be adversely affected. We cannot assure you that we will be able to effectively compete with other travel industry providers.


In addition, consumers may use our or our online travel agents' websites for route pricing and other travel information, and then may choose to purchase travel products from a source other than ours or our online travel agents', including travel suppliers' own websites. Many travel suppliers, including airlines, lodging, car rental companies and cruise operators, also offer and distribute travel products, including products from other travel suppliers, directly to the consumer through their own websites. In many cases, these competitors offer advantages, such as bonus miles or lower transaction fees, that we do not or cannot provide to consumers. In addition, the airline industry has experienced a shift in market share from full-service carriers to low-cost carriers that focus primarily on discount fares to leisure destinations. Some low-cost carriers do not distribute their tickets through other third-party intermediaries.

A reduction in transaction fees or the elimination of commissions paid by travel suppliers could reduce our revenues. The minimum transaction fees many of our airline suppliers have agreed to pay to us decrease in amount each year over the term of our charter associate agreements. In recent years, about 20-25% of our revenues came from transaction and segment fees paid directly by travel suppliers for airline bookings made by our customers through our online travel service. Where we have charter associate agreements with airline suppliers, these agreements obligate the airline to pay us transaction fees on published fares that are not less than certain agreed-upon floor rates for tickets sold on our website. These minimum transaction fees decrease in amount each year and are expected to continue to decline on an annual basis as a percentage of gross revenues, among other reasons because it is unlikely that any of our charter associate airlines will choose to pay us transaction fees above the minimum levels specified in our contracts. Furthermore, our charter associate agreements have defined durations, and we cannot assure you that our transaction fees will not be reduced or eliminated in the future or will be competitive with market terms during the duration of the agreements. Nonetheless, the service and airline segment fees now charged the traveling customer has actually offset the reduced commissions over the period.

Our revenues are highly dependent on licensing fees received from travel agents and agencies. Licensing fees from hosting websites that REZconnect offers to travel agencies, and YTB offers to home based representatives, represents over 70% of our revenues. While our business model is based primarily on licensing our various products and services, we do intend to pursue other sources of revenue to lower this percentage. In the event we are unable to do so, we will remain dependent on licensing. The majority of our licensing agreements are terminable at will or upon 30 days' notice. While we are dependent on fees from licensing, no single license accounts for more than 1% of our licensing revenues. In the event of a substan- tial decrease in the licenses we grant or renew, or the fees we are able to charge therefor, our financial condition, results of operations and future growth may be substantially impaired.


If we fail to attract and retain Referring Travel Agents (RTA's) in a cost-effective manner, our ability to grow and become profitable may be impaired. Our business strategy depends on increasing our overall number of customer transactions in a cost-effective manner. In order to increase our number of transactions, we must attract new members to the Company and additional visitors to all our websites, convert these visitors into paying customers and capture repeat business from existing members and their customers. Although we have spent significant financial resources on sales and marketing and plan to continue to do so, there are no assurances that these efforts will be cost effective at attracting new customers or increasing transaction volume. In particular, we believe that rates for desirable advertising and marketing placements are likely to increase in the foreseeable future, and we may be disadvantaged relative to our larger competitors in our ability to expand or maintain our advertising and marketing commitments. If we do not achieve our marketing objectives, our ability to grow and become profitable may be impaired.

Interruptions in service from third parties or transitions to new service providers could impair the quality of our service. We rely on third-party computer systems and other service providers, including the computerized central reservation systems of the airline, lodging and car rental industries, to make airline ticket, lodging and car rental reservations and credit card verifications and confirmations. Currently, approximately 90% of our airline ticket transactions, and approximately 50% of our hotel room transactions, are processed through the Amadeus and Worldspan airline computer systems. Other third parties provide, for instance, our data center, telecommunications access lines and significant computer systems and software licensing, support and maintenance services. In the past, third parties like these have suffered system outages that have adversely affected the ability of its clients to offer travel services or to process booking transactions. Any future interruption in these, or other, third-party services or a deterioration in their performance could impair the quality of our service. We cannot be certain of the financial viability of all of the third parties on which we rely. We work with many vendors in the telecommunications industry, including Broadview and Verizon for Internet access. If our arrangements with any of these third parties is terminated or if they were to cease operations, we might not be able to find an alternate provider on a timely basis or on reasonable terms, which could hurt our business.

We rely on relationships with licensors for key components of our software. We also hire contractors to assist in the development and maintenance of our systems. Continued access to these licensors and con-tractors on favorable contract terms or access to alternative software licenses and information technology contractors is important to our operations. Adverse changes in any of these relationships could have a material adverse effect on our business, financial condition or results of operations.

For all our service providers, we attempt to negotiate favorable pricing, service, confidentiality and intellectual property ownership or licensing terms in our contracts with them. These contracts usually have multi-year terms. However, there is no guarantee that these contracts will not terminate and that we will be able to negotiate successor agreements or agreements with alternate service providers on competitive terms. Further, the existing agreements may bind us for a period of time to terms and technology that become obsolete as our industry and our competitors advance their own operations and contracts.

Our  success   depends  on   maintaining   the  integrity  of  our  systems  and
infrastructure. In order to be successful, we must provide reliable, real-time access to our systems for our licensed travel agencies, regular and online, customers and suppliers. As our operations grow in both size and scope, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of people and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase.

Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, financial condition or results of operations.

Our computer systems may suffer failures, capacity constraints and business interruptions that could increase our operating costs and cause us to lose customers. Our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, computer hacking break-ins, earthquake, terrorism and similar events. The occurrence of a natural disaster or unanticipated problems at our facilities or locations of key vendors could cause interruptions or delays in our business, loss of data or render us unable to process reservations. We are particularly dependent on Broadview as providers of computer infrastructure critical to our business. Hard-ware failure or software error that affects their systems could result in corruption or loss of data and could cause an interruption in the availability of our services. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster or other occurrence of any or all of these events could adversely affect our reputation, brand and business. In the past, third-party failures and human error have resulted in system interruptions, and we cannot assure you that similar system interruptions will not occur in the future.

In these circumstances, our redundant systems or disaster recovery plans may not be adequate. Similarly, although many of our contracts with our service providers require them to have disaster recovery plans, we cannot be certain that these will be adequate or implemented properly. In addition, our business interruption insurance may not adequately compensate us for losses that may occur.

Rapid technological changes may render our technology obsolete or decrease the attractiveness of our products to members and consumers. To remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our website. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures and new business models. If competitors introduce new products embodying new technologies, or if new industry standards and practices emerge, our existing web-site, technology and systems may become obsolete. Our future success will depend on our ability to do the following:
O enhance our existing products;
O develop and license new products and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers; and O respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our website and other technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. For example, our website functionality that allows searches and displays of ticket pricing and travel itineraries is a critical part of our service, and it may become out-of-date or insufficient from our customers' perspective and in relation to the search and display functionality of our competitors' websites. If we face material delays in introducing new services, products and enhancements, our members, customers and suppliers may forego the use of our products and use those of our competitors.

We may not protect our technology or other intellectual property effectively, which would allow competitors to duplicate our products. This could make it more difficult for us to compete with them. If our intellectual property is not adequate to provide us with a competitive advantage or to prevent competitors from replicating our products, or if we infringe the intellectual property rights of others, our financial condition and results of operations could be harmed. Our success and ability to compete in the online travel industry depends, in part, upon our ability to timely produce innovative products and product enhancements that motivate our distributors and customers, which we attempt to protect under a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions. We rely primarily on patent, copyright, trade secret and trademark laws and provisions in our contracts to protect our technology. We own, or have licenses to use, the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protection is important to our business. We attempt to negotiate beneficial intellectual property ownership provisions in our contracts. However, laws and our actual contractual terms may not be sufficient to protect our technology from use or theft by third parties.

We may be unable to prevent third parties from infringing upon or misappropriating our proprietary rights, or from independently developing non-infringing products that are competitive with, equivalent to, and/or superior to our products. For instance, a third party might try to reverse engineer or otherwise obtain and use our technology without our permission and without our knowledge, allowing competitors to duplicate our products. We may have legal or contractual rights that we could assert against such illegal use, but monitoring infringement and/or misappropriation of intellectual property can be difficult and expensive, and we may not be able to detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights is complex and expensive and could cause us to divert financial and other resources away from our business operations. Further, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States. Additionally, third parties may claim that products we have independently developed infringe upon their intellectual property rights. The laws of some countries in which we may wish to sell our products may not protect software and intellectual property rights to the same extent as the laws of the U. S. We may not be successful in asserting trademark or trade name protection. Resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties or possibly to cease using those rights altogether. Any of these events could have a material adverse effect on our business, results of operations or financial condition. The duplication of any of our proprietary technology, legally or illegally, could impair our competitive advantage, which could have a material impact on our financial condition and future profits. The loss or infringement of our trademarks or trade names could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

If we do not attract and retain qualified personnel, we may not be able to expand our business. Our business and financial results depend on the continued service of our key personnel. The loss of the services of our executive officers or other key personnel could harm our business and financial results. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a significant number of qualified employees or that we will successfully train and manage the employees we hire. We may acquire other businesses, products or technologies; if we do, we may be unable to integrate them successfully with our business, or we may impair our financial performance.

We may consider acquisitions or other strategic opportunities which may prove to be unsuccessful. If appropriate strategic opportunities present themselves, we may acquire businesses, products or technologies that we believe will compliment and grow our existing business. We do not currently have any understandings, commitments or agreements with respect to any acquisition or other such strategic transaction. We may not be able to identify, negotiate or finance any future acquisition successfully. Even if we do succeed in acquiring a business, product or technology, or entering into some other form of strategic combination,  the  process  of  integration  may  produce  unforeseen  operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. Such acquisitions may involve numerous other risks, including: failure to realize expected synergies or cost savings; unidentified issues not discovered in our due diligence process, including product and service quality issues and legal contingencies; potential loss of our key employees or key employees of the acquired company; difficulty in maintaining controls, procedures and policies during the transition and integration process and difficulty in maintaining our relationships with existing travel suppliers or customers. If we make future acquisitions, we may issue shares of stock or convertible debt that dilute the interests of our other shareholders and dilute our earnings per share, expend cash, incur debt, assume contingent liabilities or create additional expenses related to amortizing other intangible assets with estimable useful lives, any of which might harm our business, financial condition or results of operations.

Declines or disruptions in the travel industry, such as those caused by general economic downturns, terrorism, health concerns or strikes or bankruptcies within the travel industry could reduce our revenues. Our business is affected by the health of the travel industry. Travel expenditures are sensitive to business and personal discretionary spending levels and tend to decline during general economic downturns. Since 2001, the travel industry has experienced a protracted downturn, and there is a risk that a future downturn, or the continued weak demand for travel, could adversely affect the growth of our business. Additionally, travel is sensitive to safety concerns, and thus may decline after incidents of terrorism, during periods of geopolitical conflict in which travelers become concerned about safety issues, or when travel might involve health-related risks. For example, the terrorist attacks of September 11, 2001, which included attacks on the World Trade Center and the Pentagon using hijacked commercial aircraft, resulted in a decline in travel bookings, including those through our website. The long-term effects of events such as these could include, among other things, a protracted decrease in demand for air travel due to fears regarding terrorism, war or disease. These effects, depending on their scope and duration, which we cannot predict at this time, could significantly impact our long-term results of operations or financial condition.

Other adverse trends or events that tend to reduce travel and may reduce our revenues include: o higher fares and rates in the airline industry or other travel-related industries; o labor actions involving airline or other travel suppliers; o political instability and hostilities; o fuel price escalation; o travel-related accidents; and o bankruptcies or consolidations of travel suppliers and vendors. To the extent the Company is successful in increasing its business, there may be a strain on the Company's financial, management and other resources.

The Company intends to pursue an aggressive growth strategy to capitalize on the growing franchising and online travel industry by enhancing its image through expanded marketing efforts. The Company's future performance will depend in part on its ability to manage change in both the international and domestic markets, and will require the Company to attract, train and retain additional management, sales, design, marketing and other key personnel. In addition, the Company's ability to effectively manage its growth will require it to continue to improve its operational systems and infrastructure. There can be no assurance that the Company will be successful in such efforts and the inability of the Company's management to manage growth effectively could have a material adverse effect on the Company's business, financial condition and results of operation.

Evolving government regulation could impose taxes or other burdens on our business, which could increase our costs or decrease demand for our products. We must comply with laws and regulations applicable to online commerce and the sale of air transportation. Increased regulation of the Internet or air transportation or different applications of existing laws might slow the growth in the use of the Internet and commercial online services, or could encumber the sale of air transportation, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations.

In addition to federal regulation, state and local governments could impose additional taxes on Internet-based sales, and these taxes could decrease the demand for our products or increase our costs of operations. We are currently reviewing the tax laws in various states and jurisdictions relating to state and local hotel occupancy taxes. Several jurisdictions have indicated that they may take the position that hotel occupancy tax is applicable to the gross profit on merchant hotel transactions. Historically, we have not paid such taxes. Some state and local jurisdictions could rule that we are subject to hotel occupancy taxes on the gross profit and could seek to collect such taxes, either retroactively or prospectively or both. If hotel occupancy tax is applied to the gross profit on merchant hotel transactions, it could increase our costs or decrease demand for our products. In addition, new regulations, domestic or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

Because our market is seasonal, our quarterly results will fluctuate. Our business experiences seasonal fluctuations, reflecting seasonal trends for the products offered by our website, as well as Internet services generally. For example, traditional leisure travel bookings are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines and the number of bookings flattens or decreases. These factors could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

The success of our business depends on continued growth of online travel commerce. Our sales and revenues will not grow as we plan if consumers and businesses do not purchase significantly more travel products online than they currently do and if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers and businesses have traditionally relied on travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on a significant increase in the number of consumers and businesses who use the Internet to purchase travel products.

Our business is exposed to risks associated with online commerce security and credit card fraud. Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. While we proactively check for intrusions into our infrastructure, a virus or other harmful activity could cause a service disruption.

In addition, we bear financial risk from products or services purchased with fraudulent credit card data. Although we have implemented anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operating history, we cannot assure you that our anti-fraud measures are sufficient to prevent material financial loss.

The market price of our common stock may be highly volatile or may decline regardless of our operating performance. The market prices of the securities of Internet-related and online commerce companies have been extremely volatile and have declined overall significantly since early 2000. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuation in the stock price may include, among other things:
o actual or anticipated variations in quarterly operating results; o changes in financial estimates by us or by any securities analysts who cover our stock; o conditions or trends in our industry; o changes in the market valuations of other travel service providers; o announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;
o announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;
o capital  commitments;
o additions or departures of key personnel;  and
o sales of our common stock, including sales of our common stock by our directors and officers.

We do not expect to pay any dividends to the holders of our common stock for the foreseeable future. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Recently enacted securities laws and regulations have increased our costs. The Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission rules implementing that Act have required changes in some of our corporate governance practices and may require further changes. These new rules and regulations have increased our legal and financial compliance costs, and make some activities more difficult, time-consuming or costly. We also expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified independent members of our board of directors and qualified members of our management team.

As a result of the Company's operating history in online commerce and the variability that can be experienced by our franchising operations, the Company is unable to accurately forecast its revenues. The Company's current and future expense levels are based predominantly on its operating plans. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have an adverse effect on the Company's business, operating results and financial condition. Further, the Company currently intends to increase its operating expenses to develop and offer new and expanded travel services, to fund increased sales and marketing and customer service operations to develop its technology and transaction processing systems. To the extent such expenses precede or are not subsequently followed by increased revenues, the Company's operating results will fluctuate and anticipated net losses in a given period may be greater than expected.

The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of other factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include, but are not limited to (i) the Company's ability to retain existing members and customers, attract new members and customers at a steady rate and maintain satisfaction, (ii) changes in inventory availability from third party suppliers or commission rates paid by travel suppliers, (iii) the announcement or introduction of new or enhanced sites, services and products by the Company or its competitors, (iv) general economic conditions specific to the Internet, online commerce or the travel industry, (v) the level of use of online services and consumer acceptance of the Internet and commercial online services for the purchase of consumer products and services such as those offered by the Company, (vi) the Company's ability to upgrade and develop its systems and infrastructure in a timely and effective manner, (vii) the level of traffic on the Company's online sites, (viii) technical difficulties, system downtime or Internet brownouts, (ix) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure, (x) governmental regulation,
(xi) unforeseen events affecting the travel industry, including terrorist activities similar to September 11 and the conflict with Iraq and (xii) the ability of our members to retain their existing customers, attract new customers and maintain satisfaction.

Since we cannot exert the same level of influence or control over our members as we could were they our own employees, our members could fail to comply with our policies and procedures, which could result in claims against us that could harm our financial condition and operating results. We are not in a position to directly provide the same direction, motivation and oversight for our members as we would if such members were our own employees. As a result, there can be no assurance that our members will participate in our marketing strategies or plans, accept our introduction of new products and services, or comply with our policies and procedures.

While we have implemented policies and procedures designed to govern the conduct of our members and to protect the goodwill associated with our company, it can be difficult to enforce these policies and procedures because of the number of members and their independent status. Violations by our members of applicable laws or of our policies and procedures in dealing with customers could reflect negatively on our products and operations, and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our members.

Adverse publicity associated with our products, services or network marketing program, or those of similar companies, could harm our financial condition and operating results. The results of our operations may be significantly affected by the public's perception of our company and similar companies. This perception is dependent upon opinions concerning:
o the quality of our products and services; o our service providers and suppliers; o our network marketing program; and o the direct selling business generally.

Adverse publicity concerning any actual or purported failure of our company or our members to comply with applicable laws and regulations, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse affect on the goodwill of our company and could negatively affect our ability to attract, motivate and retain members, which would negatively impact our ability to generate revenue. We cannot ensure that all members will comply with applicable legal requirements.

Our failure to appropriately respond to changing consumer preferences and demand for new pro- ducts or product enhancements could significantly harm our member and customer relationships. Our business is subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Our failure to accurately predict these trends could negatively impact consumer opinion of our products and services, which in turn could harm our customer and member relationships and cause the loss of sales. Our success depends upon a number of factors, including our ability to:

o accurately anticipate customer needs;
o innovate  and develop new  products  and  services  that meet these  needs;
o successfully commercialize new products and services in a timely manner;
o price our  products  and  services  competitively;  and
o  differentiate  our  product offerings from those of our competitors.

Our marketing program could be found not to be in compliance with current or newly adopted laws or regulations in one or more markets, which could prevent us from conducting our business in these markets and harm our financial condition and operating results. Our network marketing program is subject to a number of federal and state regulations administered by the Federal Trade Commission and various state agencies in the United States as well as regulations on direct selling in foreign markets administered by foreign agencies. We are subject to the risk that, in one or more markets, our network marketing program could be found not to be in compliance with applicable laws or regulations. Regulations applicable to network marketing organizations generally are directed at preventing fraudulent or deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization's products rather than investments in the organization or other non-retail sales-related criteria. The regulatory requirements concerning network marketing programs do not include "bright line" rules and are inherently fact-based and thus, even in jurisdictions where we believe that our network marketing program is in full compliance with applicable laws or regulations governing network marketing systems, we are subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. The failure of our network marketing program to comply with current or newly adopted regulations could negatively impact our business in a particular market or in general.

We are also subject to the risk of private party challenges to the legality of our network marketing program. The multi-level marketing programs of other companies have been successfully challenged in the past. An adverse judicial determination with respect to our network marketing program, or in proceedings not involving us directly but which challenge the legality of multi-level marketing systems, in any market in which we operate, could negatively impact our business.

If we fail to further penetrate existing markets or successfully expand our business into new markets, then the growth in sales of our products, along with our operating results, could be negatively impacted and you could lose all or part of your investment. The success of our business is to a large extent contingent on our ability to continue to grow by entering new markets and further penetrating existing markets. Our ability to further penetrate existing markets in which we compete or to successfully expand our business into additional countries, to the extent we believe that we have identified attractive geographic expansion opportunities in the future, are subject to numerous factors, many of which are out of our control.

In addition, government regulations in both domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products and services, which could negatively impact our business, financial condition and results of operations. We cannot assure you that our efforts to increase our market penetration in existing markets will be successful. If we are unable to continue to expand into new markets or further penetrate existing markets, our operating results would suffer and the market value of our common shares could decline.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE EITHER EXHAUSTIVE OR A COMPLETE EXPLANATION OF ALL POSSIBLE RISKS INVOLVED IN THIS OFFERING.
CONSEQUENTLY, THERE IS NO GUARANTEE OR ASSURANCE THAT WE WILL ATTAIN OUR BUSINESS OBJECTIVES OR THAT WE WILL REMAIN VIABLE. THERE IS NO GUARANTEE THAT THE INVESTOR WILL RECEIVE BACK ALL OR PART OF HIS INITIAL INVESTMENT. POTENTIAL INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF THE COMPANY.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the current time, we have no provision to issue any additional securities to management, promoters or their respective affiliates or associates. While the Board of Directors recently adopted an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although we have a very large amount of authorized but unissued common stock which may be issued without further shareholder approval or notice, we intend to reserve such stock for certain offerings contemplated for continued expansion, acquisitions and properly approved employee compensation at such time as such plan is adopted.

Because of certain statutory and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Failure of management to satisfy its fiduciary responsibility to shareholders could subject management to certain claims. The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for shares.

While we may enter into transactions with affiliates in the future, we intend to continue to enter into such transactions only at prices and on terms no less favorable to us than transactions with independent third parties. See for example, the descriptions in "Summary Executive Compensation" and "Employment Agreement with Our Chief Executive Officer." In that context, we will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. In any event, any debt instruments in the future are expected generally to prohibit us from entering into any such affiliate transaction on other than arm's-length terms. In addition, a majority of the Board is, and must continue to be, neither an officer nor may such person have a pecuniary interest, other than as a shareholder or director, in any transactions with us. In turn, commencing immediately, a majority of the independent Board of Directors members, defined as having no pecuniary interest in he transaction under consideration, will be required to approve all matters involving interested parties. It is expected that three additional independent director(s) as defined under tthe Sarbanes-Oxley Act will be added to the Board. Moreover, an independent stock transfer agent has been appointed to assure proper issuance of stock to shareholders.


                     FIDUCIARY RESPONSIBILITY OF MANAGEMENT

Generally, our management is accountable to our shareholders as a fiduciary and, consequently, must exercise good faith and integrity in handling company affairs. This is a rapidly developing and changing area of the law and prospective investors who have questions concerning the duties of management should consult with their own legal counsel. Shareholders may have the right to institute legal action (i) on behalf of the shareholder and all of our other similarly situated shareholders of to recover damages for a breach by management of its fiduciary duty or (ii) to recover damages from third parties on our behalf. The burden and expense of any such litigation may have to be borne, depending on the outcome, by the shareholders bringing such action.

Under pertinent Delaware law, management is not liable to us for any loss or liability in connection with any act performed or omitted, or for negligence or any other matter, except for any loss or liability incurred as a result of management's willful misconduct, gross negligence or fraud. In addition, we have agreed to indemnify management for any loss or damage we may have incurred by reason of acts performed in good faith and reasonably believed to be within the scope of the authority conferred upon management, except for acts of willful misconduct, gross negligence or fraud.

IN THE OPINION OF THE SEC, INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AGAINST PUBLIC POLICY AND, THEREFORE, IS UNENFORCEABLE.


                                  THE BUSINESS

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING IN THIS PROSPECTUS, INCLUDING "RISK FACTORS" AS WELL AS THE EXHIBITS INCORPORATED BY REFERENCE. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE INCORPORATED EXHIBITS.

THIS EXECUTIVE SUMMARY AND OTHER PARTS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. SEE "NOTE REGARDING FORWARD LOOKING STATEMENTS." FOR A MORE COMPLETE DISCUSSION OF THE FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE, SEE "RISK FACTORS."

Overview

We were incorporated in June 1982 as Travel Network, Ltd. in New York and did business as Global Travel Network. On February 1, 1994, we reincorporated in New Jersey (at which time the New York corporation was merged into the New Jersey corporation). The assets of this corporation were transferred to Global Travel Network, L.L.C. ("GTN") in 1998. GTN was created as a conduit to participate in the franchise Global Travel Network business of Travel Network, Ltd. Global Travel Network was merged into a New York Company called Playorena, Inc which was also a publicly traded corporation trading on the NASDAQ Bulletin Board.

On September 17, 1999, Playorena, Inc. acquired the outstanding equity of GTN in exchange for 5,063,379 shares of Playorena's common stock (including123,292 shares reserved for issuance upon the exercise of certain warrants previously issued by GTN and 4,931,087 shares issued to equity holders of GTN), representing 94.5% of the issued and outstanding common stock of Playorena upon completion of the share exchange. Prior to that time, Playorena operated as a public shell seeking the acquisition of, or merger with, an existing company. Following the share exchange, we changed our name to ETRAVNET.COM, Inc. On August 29, 2002, in turn, we changed our name to REZconnect Technologies, Inc.


On December 8, 2004, we closed on a share exchange and associated merger with YourTravelBiz.com, Inc. (respectively "YTB" and the "New York Merger"). YTB was engaged (and now through the Delaware YourTravel.Biz--sometimes called "Marketing"--operating subsidiary is engaged) in referral marketing, whereby for a monthly fee, YTB members are provided with an interactive website offering travel-related products and services whichallows them to sell those products and services to the general public. YTB negotiates with all vendors, hosts the website and collects all revenues. Members hosting a website would be paid a commission on all sales made through their respective websites, as well as commissions for bringing new members to YTB. YTB was a former client of
REZconnect, whereby REZconnect would service all travel arrangements made through YTB and its members. Effective January 4, 2005, the Company reincorporated in Delaware, changed its name to YTB International, Inc. and increased its authorized common shares to 50,000,000, the preferred remaining at 5,000,000 authorized.


The Company believes it is at the forefront of several growing trends: the increase in consumer spending in the ravel industry, the boom in home-based businesses and the growing acceptance of conducting retail business on the Internet. Tourism accounts for nearly 11% of all consumer spending worldwide. The travel industry, currently a $5 trillion business, is growing 23% faster than the global economy and spending on travel is expected to double in the next 5 years. Industry research shows that one "baby boomer", a segment comprised of nearly a billion people worldwide, will retire every eight seconds for the next 20 years. Luxury cruise ship companies and resort builders are gearing up for this wave of retirees. Secondly, with job security, as well as an ability to spend time with the family, an ever-increasing concern, we believe the ability to own a home-based business is becoming an even more attractive option.
Finally, we believe online travel planning will continue to make tremendous inroads in the marketplace as more people use the Internet to become better informed and save time and money.


Our executive offices are located at 560 Sylvan Avenue, Englewood, NJ 07632, but we also have leased office space at 200 West Third Street Alton, Illinois 62002 and an additional 300 square feet of office space in San Juan, Puerto Rico.

YTB International, Inc.(the "Company") is a publicly traded company.

Through its three operating subsidiaries ("divisions"), post-reincorporation in Delaware, the Company is a leading Internet provider of online travel stores for travel agencies and home-based representatives using our services and technology. It consists of three distinct, wholly-owned Delaware divisions, respectively REZconnect Technologies, Inc. ("Technologies"); YTB Travel Network, Inc. ("Booking"); and YourTravelBiz.com, Inc. ("Marketing") Each of those operating subsidiaries is described below.


REZconnect Technologies, Inc.  Division  ("Technologies")

Technologies (the successor to REZconnect) is a leading internet provider of online travel stores for travel agencies and home-based representatives using our services and technology. It seeks to capitalize on the recent share exchange and New York merger with Yourtravelbiz.com, Inc. and become the leading provider of Internet-based travel services and solutions. Technologies has grown the products and services offered and intends to further grow its product line. Technologies and the Company believe Technologies can continue to grow its overall revenues and profitability.

Technologies operates under various trade names, including Travel Network, Global Travel Network, Travel Network Vacation Central, and operate and uses these web sites: Bookmytravel.com, REZconnect.com , RezCity.com. Technologies' customers are provided with a reliable source of travel products and services through its agreements with selected travel providers, including major airlines, cruise lines, hotels and car rental agencies, including wholesale travel providers. In addition, Technologies offers its customers the abil- ity to make reservations on over 424 airlines, at more than 35,000 hotels and with most major car rental companies, cruise lines and tour package operators. Very simply, Technologies is a travel management company using technology and the Internet for our franchise chain and the online retail consumer.

Technologies believes it is at the forefront of several growing trends: the increase in consumer spending in the ravel industry, the boom in home-based businesses and the growing acceptance of conducting retail business on the Internet. Tourism accounts for nearly 11% of all consumer spending worldwide. The travel industry, currently a $5 trillion business, is growing 23% faster than the global economy and spending on travel is expected to double in the next 5 years. Industry research shows that one "baby boomer", a segment comprised of nearly a billion people worldwide, will retire every eight seconds for the next 20 years. Luxury cruise ship companies and resort builders are gearing up for this wave of retirees. Secondly, with job security, as well as an ability to spend time with the family, an ever-increasing concern, we believe the ability to own a home-based business is becoming an even more attractive option.
Finally, we believe online travel planning will continue to make tremendous inroads in the marketplace as more people use the Internet to become better informed and save time and money.

In 2003, consumers spent over $37 billion on travel web sites. This number was expected to grow to $50 billion in 2004. Additionally, purchasing over the Internet has become more widespread, a trend we expect to continue as users become more comfortable with the process and reliability. Management believes this large and growing market bodes well for the Company's strategy of franchising on-line travel agencies offering a wide array of products, services and information. As the demand for and value of businesses in this sector continue to increase, Technologies believes it is well positioned to pursue opportunistic acquisitions, gain new customers and increase its own value.

Our brick and mortar franchisee "Travel Network" and "Global Travel Network" fees range from $3,000 to $29,900 for domestic franchises, and from $50,000 to $350,000 for individual international territories. Yearly service fees range from $2,000 to $9,000 per location. Commission rates paid by travel suppliers have been approximately 10% for hotel reservations, 5-10% for car rentals, and 10-15% for cruises and vacation packages. Airline tickets are a non-commissionable item and revenues are earned from service fees, which range from $4 to $15 per ticket.

We believe there are currently no direct competitors to the REZconnect technology which YTB was licensing from prior to the New York Merger. Those reservation systems that do exist, such as Opentables.com in the restaurant field, Worldres in the hotel industry and Uniglobe.com in the cruise field, require the use of proprietary computer hardware and/or software and the maintenance of inventory. The lack of these requirements is a major distinguishing factor and we believe a selling point for Technologies and our REZconnect and related "brands."

The Technologies division which builds on-line reservation systems using proprietary patent pending applications for suppliers within the travel industry. This division also helps build, develop and maintain all franchise websites and processes on-line orders, not only for our members but also for their clients and our own retail clients, as well as "Super Sites" for travel agents to book their clients travel. As a franchisor of traditional "brick and mortar" travel agencies, as well as Internet-based, travel- related services and technology offering proprietary reservation systems for the travel and entertainment industry, Technologies (and through its predecessor) has signed contracts with numerous consortium groups to build online "Super Sites" for their agent base.

Technologies' consumer driven websites provide strong content and "bookability" with over 60 booking engines incorporated into one site, covering all aspects of the travel industry. Sites are available 24 hours, 7 days a week, allowing travel agents the ability to personally follow-up with the online consumer and provide customer service.

Technologies typically charges $49.95 per month, on a non-contract basis, to own and operate on an online travel site. If an agent signs a one year contract, the cost is reduced and the agent only pays for 11 months of service. The agencies that pay month to month must pay by credit card while yearly contracts can be paid either by check or credit card.

Currently, there are over 10,000 consumer websites in operation. Site owners are permitted to solicit other organizations and associations to clone travel sites allowing for site owners to earn more revenue. The fee associated with a travel site clone is $25 per site monthly.

REZcity.com is an extension of Travel Network and builds online travel stores for consumer use, as well as "Super Sites" for Travel Agents to book their clients travel. REZcity is an online city guide and travel store for over 53,000 towns throughout the United States, providing a unique model for entrepreneurs and travel agencies to participate by licensing the local community content with rights to sell advertising and e-commerce solutions. The pricing of a local town of 25,000 in population is $1,500 for a one-time fee and an annual hosting fee of $150.00.

We believe Technologies is the only company in this field offering every postal zip code in the U.S. with strong rich content provided by over 100 sources, including weather, entertainment, sports, news, various information guides with yellow page listings of over 15,000,000 businesses. This site is up and running and was first available in 1998. Technologies (through its predecessor) took over the site in 2002 and is currently offering this product to companies within the travel community. To date, REZcity has signed 249 single unit franchises, 3 area representative units and 4 master units. A single unit franchise consists of a single town or zip code with a population of 5,000 or less. Franchisees are required to sell e-commerce and advertising solutions to earn revenue within their purchased territory and market their website to local residents residing in the community. An area representative owns a minimum of 20 franchise units in which he or she is responsible for the same tasks as a single unit franchise owner. A master owns a minimum of 600 franchise units. A master's primary role is to sell individual franchise units and Area Representative Units. A master earns revenue by franchise sales, as well as by sales created by franchisees within their master territory selling e-commerce and advertising solutions.

Revenues from the sale of area representative units and master unit franchisees are not usually recorded in our financial statement based on our accounting policy regarding the recognition of franchise revenues until services have been rendered and substantial doubt of collectability has been eliminated, usually upon receipt of payment. Our consumer driven websites provide over 60 booking engines incorporated into one site, covering all aspects of the travel industry. Sites are available for use 24 hours, 7 days a week, allowing travel agents the ability to personally follow-up with the online consumer and provide customer service any time.

In-house sales personnel have generally handled marketing of travel agency web sites and franchises for Travel Network and REZcity.com, our online city portal that provides lodging, travel and entertainment information for over 53,000 communities. All of Technologies' franchised operations are independently owned and operated. All sales of travel products by Technologies are made through its web sites, independent agencies and franchisees. Technologies also operates two company-owned travel agencies. Operational expenses consist of franchise system sales and support personnel, executive management and minimal administrative personnel. Management believes Technologies' leading edge technology solutions provide growth potential for our customers to offer lower cost services and product support. Through our customer relations management services, our customers can better serve their customers through customized vacation packages based on pre-defined customer profiles and prior travel history.

YTB Travel Network, Inc. Division ("Booking")


The Booking division (the successor to both the REZconnect travel agency and reservations business and that of YTB Travel & Cruises, Inc.) comprises the [appointments?] to sell airline tickets, cruise packages and other services plus the travel sales from the 10,000 web sites hosted by Technologies. Travel processing, document distribution and commission payments including tracking the transaction for each of the sites is handled by this division. In addition, bulk purchasing and deal making are provided by Booking through its Englewood Cliffs New Jersey personnel. See also discussion below regarding the relationship with both the Marketing and Technologies divisions.


YourTravelBiz.com, Inc. Division ("Marketing")


The Marketing division (successor to the Illinois-YTB acquired by the Company in the New York Merger) is operated just as YTB's business was operated prior to the share exchange and associated merger. This operating subsidiary is a referral marketing group providing support its sole product is the sale of the Referring Travel Agent (RTA) business opportunity of (and serviced by) the booking division. services for the sales representatives currently in the system. Marketing conducts business through recruitment, enrollment, initial training and support of its sales force.

Management believes the emerging market shift to the Internet for travel services presents the opportunity for advancement of products and services by referral relationships.


By way of background, YTB was initially incorporated on February 16, 2001 in Illinois and, prior to the merger with the pre-Delaware reincorporated Company, as a direct marketing company. YTB continues to conduct business through recruitment, enrollment, initial training, and support of its sales force. There are currently over 8,400 individuals, known as independent marketing representatives (each, an "IMR"), who are responsible for enrolling referring travel agents (each, an "RTA"), most of whom work from their homes. An IMR might utilize a number of methods of attracting new RTAs, at informational meetings and events, through newspaper advertising, and one-on-one meetings with individuals seeking a home based business enterprise. RTAs and IMRs are schooled through our certified training courses. This is accomplished through a combination of their company sponsored meetings and training seminars, company conference calls and e-training modules. A Power Team Leader is an IMR who has accomplished a higher income level by virtue of sales production.

The marketing division uses a Referral Marketing program that incentivizes the Rep for bringing others into the system, earns travel commissions from their site and enjoys travel benefits and tax advantages with owning their own business.

YTB Travel & Cruises, Inc., in turn, was incorporated on January 19, 2001 in Illinois as the travel service and fulfillment center for the RTA's, offering an interactive, real time booking engine and access to preferred deals with leading travel industry suppliers. Through what is now called the Booking this division, RTAs have the ability to book individual and group travel, fulfill travel document needs, maintain the online booking engine and send a weekly travel newsletter to their customers. RTAs pay a one-time setup fee of $349.95, plus a monthly recurring fee of $49.95 for the e-commerce equipped online booking engine and tools. There are currently over 14,000 active RTAs. Revenue is received through the one-time setup fee, a recurring monthly fee for the online booking engine, tools, hosting and related activities and commission on the sale of travel products.



                                   MANAGEMENT

Set forth below are biographies of the current Members of the Board of Directors (Messrs Brent, Brent and Kestenbaum) and then the biographies of the recently appointed YTB-affiliate, Messrs. Tomer, Tomer and Sorensen:

MR. MICHAEL Y. BRENT, CHIEF EXECUTIVE OFFICE AND A DIRECTOR, Graduated from the University of Miami in June 1965 with a Bachelor of Arts in administration and accounting. From July 1965 through 1974, he was Director of Convention Sales for his family hotel business. From 1974 through 1981, Mr. Brent owned and operated his own travel company. In 1982, he helped start Travel Network, Ltd. (one of the Company's predecessors) and served as Vice President until June 1989 when he became its Chief Operating Office and a part owner. In 1994, Mr. Brent became Chairman, President and Chief Executive Officer of the Company.

MR. DEREK J. BRENT, A DIRECTOR AS WELL AS SECRETARY AND VICE PRESIDENT/SALES, the son of Michael Y. Brent, graduated from the University of Maryland in June 1993 with a Bachelor of Business Administration and Accounting, majoring in accounting. Derek Brent has passed all necessary CPA examinations. He joined the Company's predecessor in May 1993 as sales consultant andd, in 1996, he became Director of Sales.

MR. HAROLD KESTENBAUM, DIRECTOR, Graduated from the University of Richmond School of Law in 1975, and is the Company's franchise and general counsel. Mr. Kestenbaum is engaged primarily in the independent practice of law, specializing in franchise and distribution law, representing franchisors only, both start-up and established, from his Garden City, New York offices. He is, among other professional roles, a founding member of the new York State Bar Association's Franchising, Distribution and Licensing Law Section.

LLOYD J. TOMER, CHAIRMAN OF THE BOARD OF DIRECTORS, is a seasoned veteran of direct sales and marketing. After spending thirteen years in the ministry, he joined the A.L. Williams company (now known as Primerica Financial Services) in January 1981. He achieved the level of Senior National Sales Director in 1985 and maintained that position through 2001. While at A. L. Williams, he built a successful sales organization numbering in the thousands, whose combined life insurance sales was measured in the billions, with assets under management of $750 million. He sold his A. L. Williams business in January 2002 to devote his marketing expertise to YourTravelBiz.com., Inc. He attended Anderson College in Anderson, Indiana.

J. SCOTT TOMER, A DIRECTOR AND PRESIDENT, worked with his father, Lloyd Tomer, at Primerica Financial Services from 1981- 1993. Scott earned the level of National Sales Director at Williams and had the responsibility of field support and training for their sales force, where he trained over 2,000 sales personnel. He left the Williams organization to become a Certified Financial Planner, which he continued while specializing in real estate investing prior to co- founding YourTravelBiz.com, Inc. in 2001.

J. KIM SORENSEN, A DIRECTOR, brings to the Company an extensive and successful business history. He has owned several businesses, and managed a multi-million dollar mixed real estate complex across from the Illinois state capital in Springfield. He was also a professional bowler and bowling proprietor from 1975-1980. He joined AL Williams in 1981 and earned the Sr. Vice President position in 1985. In 1990 Kim partnered with Lloyd Tomer to provide technical and management support for his growing sales organization through 2001. He is a co-founder of YourTravelBiz.com, Inc. and his expertise in computer technology has led to the development and management of many of the systems at YourTravlBiz.com., Inc.

The following table sets forth the name, age and position of each of the persons appointed to the combined Company's Board of Directors and each of the persons appointed as an Executive Officer of the Company following completion of the New York Merger described above:

     Name                         Age               Principal Position
- -----------------                 ---        --------------------------------
Lloyd J. Tomer                    70        Chairman of the Board of Directors
Michael Y. Brent*                 62        Director and Chief Executive Officer
J. Scott Tomer                    46        Director and President
Derek Brent*                      33        Director and Secretary
J. Kim Sorensen*                  54        Director
Harold Kestenbaum                 55        Director
- --------------
o The existing Members of the Company's Board of Directors have served since November 1989 (Michael Brent); December 1991 (Mr. Kestenbaum); and April 1995 (Derek Brent).

                                 CAPITALIZATION


The table below sets forth the capitalization as of May 31, 2005. Since any shares sold will be those of the designated selling shareholder and outstanding shares will be unaffected by this registered secondary offering, no pro forma adjustment has been made.






                    Description
                    -----------

                                                                    Actual
                                                                    ------
Shareholders' Equity:
     Preferred stock, par value $0.001 per share;
     authorized 5,000,000 shares; none issued.                         --
     Common stock par value $0.01 per share;
     50,000,000 authorized shares; 24,092,376
     issued and outstanding shares (actual);                       24,092,376

Additional paid in capital                                             -0-
Accumulated deficit                                                 ( 865,003)
Accumulated other comprehensive income (loss)                          -0-
                                                                  -----------
Total stockholders' equity and capitalization                      24,092,376

*Includes shares of common stock underlying shares of Series B Preferred Stock issued to shareholders of YTB upon consummation of the share exchange and associated New York Merger with YTB, but excludes 940,000 option shares for executives and employees of REZconnect Technologies, Inc. and matching shares for YourTravelBiz.com, Inc. executive shares issuable upon the exercise of outstanding options and warrants (whether or not such options and/or warrants are currently exercisable).


                                    DILUTION

No dilution table has been presented since any shares sold will be those of the designated selling shareholder. Consequently, no dilution will occur as a result of this registered secondary offering.

                           DIVIDENDS AND DISTRIBUTIONS

The payment of dividends and/or distributions, if any, to shareholders is at our sole and absolute discretion. Shareholders will be entitled to receive dividends, if and when declared by us out of funds legally available for such purpose. Since we intend to continue to retain all of our earnings, if any, to fund the development and growth of our business, we have no current plans to pay any cash dividends on our common stock.

Our dividend policy will depend upon our debt and equity structure, earnings needed for capital in connection with our operations or in connection with possible future acquisitions and other factors, including economic conditions. No assurance can be given that dividends in future periods will, in fact, be paid to shareholders or shareholders or, if paid, that such dividends will not later be reduced or eliminated.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company's capital stock as of the date hereof for (1) each person known by the Company to beneficially own more than 5% of each class of the Company's voting securities, (2) each executive officer, (3) each of the Company's directors and (4) all of the Company's executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. The table also presents the number of votes each person is entitled to cast on any matter submitted to a vote of the holders of common stock. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is 560 Sylvan Avenue, Englewood, New Jersey 07632.



                                  Common Stock          Voting Power
Name                           Number         Pct.          Number          Pct.
Michael Y. Brent             5,103,032       10.21%       5,103,032       10.21%
Derek Brent                  1,120,234        2.24%       1,120,234        2.24%
Harold Kestenbaum               20,454        0.04%          20,454        0.04%
J. Lloyd Tomer               6,301,538       12.60%       6,301,538       12.60%
J. Scott Tomer               2,295,446        4.59%       2,295,446        4.59%
J. Kim Sorensen              2,319,245        4.64%       2,319,245        4.64%
All directors and
officers as a group         17,159,949       34.32%      17,159,949       34.32%

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid or to be paid by the Company and its subsidiaries for services rendered during 2002, 2003 and 2004 to the six most highly compensated executive officers and contract managers of the Company or its subsidiaries (collectively, the "Specified Executives"). All employees are paid a salary commensurate with their responsibility and position. Certain officers and contract managers are paid a bonus (see chart below) based on our net income and such employee's contribution thereto. The following table sets forth certain information regarding compensation for the fiscal year ended December 31, 2003, and the two prior years, earned by or paid to our current Chief Executive Officer, other executive officers and directors (collectively the "Directors and Officers") and Ori Klein, an independent contractor manager:


Directors and Officers     Fiscal Year        Salary        Bonus      Options

Michael Y. Brent               2004          $236,000        N/A        200,000
                               2003          $221,000        N/A        200,000
                               2002          $152,000        $54,000    200,000
Derek J. Brent                 2004          $120,000        $N/A       100,000
                               2003          $46,000         $5,000     100,000
                               2002          $43,000         $3,000     100,000
Harold L. Kestenbaum           2004          $9,000          N/A        20,000
                               2003          $9,000          N/A        20,000
                               2002          $15,000         N/A        20,000
J. Lloyd Tomer                 2004          $0              $0         0
                               2003          $0              $0         0
                               2002          $0              $0         0
J. Kim Sorensen                2004          $115,108        $0         0
                               2003          $90,430         $0         0
                               2002          $56,328         $0         0
J. Scott Tomer                 2004          $116,793        $0         0
                               2003          $80,631         $0         0
                               2002          $45,800         $0         0

Employment Agreements

We have entered into a long-term employment agreement with each of Mr. Michael Brent, Mr. J. Kim Sorensen, Mr. J. Scott Tomer and Mr. Derek Brent. All employment agreements expire December 31, 2009 and subject each officer to confidentiality provisions, as well as non-raid and non-compete provisions for an additional two years following termination of employment.

Mr. Michael Brent receives a base annual salary of $240,000, increasing annually in $12,000 increments. Once the override for Messrs. Sorensen and Tomer (as discussed below) have resulted in their each receiving an additional $120,000 of compensation, Mr. Brent receives an override on the RTA sales and monthly fees generated by "representative position #1" of the YourTravelBiz.com sales organization equal to 16.69% of the monthly commissions and overrides earned by said position #1, paid monthly. Additionally, Mr. Brent receives a cash bonus based on the net pre-tax income of the Company equal to 2% if net pre-tax income is between $500,000 and $1,500,000, 2.25% if net pre-tax income is between $1,500,000 and $3,000,000 and 2.5% if net pre-tax income is at least $3,000,000.
Mr. Brent receives a car allowance and health and medical insurance provided by the Company. The Company has also taken out a term life insurance policy on the life of Mr. Brent in an amount equal to three times his annual base salary, payable to beneficiaries designated by him.

Each of Messrs. Sorensen and Tomer receives a base annual salary of $120,000, increasing annually in $12,000 increments. They each receive an override on RTA sales and monthly fees generated by "representative position 2" of the yourtravelbiz.com sales organization equal to 50% of the monthly commissions and overrides earned by such representative position 2, paid monthly, beginning the month 10,000 RTAs are active. Once they have each received $120,000 in such overrides, the override for Mr. Brent applies. Additionally, each of Messrs. Sorensen and Tomer receives a cash bonus based on the net pre-tax income of the Company equal to 2% if net pre-tax income is between $500,000 and $1,500,000, 2.25% if net pre-tax income is between $1,500,000 and $3,000,000 and 2.5% if net pre-tax income is at least $3,000,000. They each receive a car allowance and health and medical insurance provided by the Company. The Company has also taken out a term life insurance policy on the lives of Messrs. Sorensen and Tomer in an amount equal to three times their respective annual base salary, payable to beneficiaries designated by each.

Mr. Derek Brent receives a base annual salary of $120,000, increasing annually in $12,000 increments. Additionally, Mr. Derek Brent receives a cash bonus based on the net pre-tax income of the Company equal to 2% if net pre-tax income is between $500,000 and $1,500,000, 2.25% if net pre-tax income is between $1,500,000 and $3,000,000 and 2.5% if net pre-tax income is at least $3,000,000.
Mr. Brent receives a car allowance and health and medical insurance provided by the Company.

Employees


We currently have 42 employees, none at parent level (with 12 in the REZconnect Technologies operating division , 5 in the YTB Travel Network division and 25 employees in the YourTravelBiz.com division).


                                 TRANSFER AGENT

Our transfer agent is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

                                 INDEMNIFICATION

The Company's Certificate of Incorporation and the By-Laws provide for the indemnification of its directors and officers under certain circumstances and are incorporated herein by reference.


                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

General

Our authorized securities consist of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. See "Capitalization" with regard to the Company's capital structure. No preferred stock is outstanding and the common shares are fully paid and non-assessable. The following outlines the rights of the holders of common. This summary does not purport to be complete and is qualified in all respects by the actual text all of the exhibits incorporated here by reference. Please read these documents in their entirety before making a decision to subscribe for shares offered by the designated selling shareholder.

Common Stock

VOTING RIGHTS. Holders of common stock are entitled to one vote per share held of record on all matters to be voted on by the stockholders.

DIVIDENDS. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the rights and preferences of the holders of shares of our preferred stock, if any (of which there are currently none outstanding).

LIQUIDATION PREFERENCE. In the event we liquidate, dissolve or wind- up, holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any then outstanding shares of our preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of common stock are subject to, and may be materially adversely affected by, the rights of the holders of shares of any series of our preferred stock or which the Board of Directors may designate and issue in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock. None are outstanding at this time. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of preferred stock, as well as to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could materially adversely affect the voting power of the holders of common stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of common stock. In addition, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company.


                                  LEGAL MATTERS


Carl N. Duncan, Esq., Bethesda, Maryland, is acting as our securities counsel in connection with this possible secondary offering by the designated selling shareholder.

                                     EXPERTS


The financial statements for the year ended December 31, 2004, included in this Registration Statement associated with this Prospectus has been audited by Dischino & Associates, independent certified public accountants. Their report contains information regarding our ability to continue as a going concern.

                       WHERE YOU CAN FIND MORE INFORMATION


We are subject to the informational requirements of the Securities Exchange Act of 1934 and, as a consequence, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549; 175 W. Jackson Boulevard--Suite 900, Chicago, Illinois 60604; and 3 World Financial Center -- Suite 4300, New York, New York 10281. Copies of such material can be obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. Such material can also be obtained from the SEC's world wide web site at http://www.sec.gov.



This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by us with the SEC under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.

                            SUPPLEMENTAL DISCLOSURES



Committees of the Board of Directors

The Company will in the future  establish an Audit  Committee in accordance with
Section 3(a)(58)(A) of the Exchange Act that will be comprised of a majority of "independent" directors as defined under pertinent securities rules. The Company and YTB have, under the Shareholder Agreement described above, agreed that, at a mutually determined future date, respectively shall name one new director (each of whom will be independent as defined under pertinent securities standards), and a third independent director will jointly be chosen by the other two independent directors. Given the period time it is expected to take to complete the associated due diligence and selection process, including agreement on the third independent director agreed to be the other two, and given that the Company is not currently subject to the Sarbanes Oxley Act requiring at least an Audit Committee be comprised of a majority of independent directors, the Company and YTB have elected to defer such search until at least until the Company has obtained directors' and officers' liability coverage (which insurance is currently out for bids).

Once put in place. the Audit Committee, among other things, will determine engagement of the independent certified public accountants and review the scope and effect of the audit engagement. Because the Company will constitute a "controlled company" as defined under the Sarbanes-Oxley Act, the Company is exempt from being required to create a Compensation Committee or other committee(s) comprised of a majority of independent directors.

Report of the Board of Directors Regarding Audit Issues


Dischino & Associates has been selected as the Company's independent public accountants and auditors for 2004, commencing in March 2004. The Board of Directors has reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2004. The Board of Directors has also discussed with Dischino & Associates the matters described in the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Board of Directors has received and reviewed the written disclosures and the letter from Dischino & Associates described in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Dischino & Associates their independence. Based on the reviews and discussions described herein, the Board of Directors has included the audited consolidated financial statements referred to above in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission (as was done in conjunction with the Company's Annual report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission).


Audit Fees

The aggregate fees billed in 2004 for professional services rendered for the audit of (1) our annual financial statements for the year ending December 31, 2003 and (2) the reviews of our financial statements included in all Forms 10-Q for 2004, were $17,500.

Financial Information Systems Design and Implementation Fees

The Company made no payments to Dischino & Associates in 2003 or 2004 for professional services relating to financial information systems design and implementation.

All Other Fees

The aggregate fees billed in 2004 for services rendered by Dischino & Associates, other than the services described in this Information Statement under the headings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, were approximately $17,500. These fees relate primarily to tax consulting services. The Board of Directors considers the provision of these services to be compatible with maintaining the independence of Dischino & Associates.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that officers and directors, and persons who beneficially own more than 10 percent of a registered class of equity securities of the Company, file certain reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or representations obtained from certain reporting persons, we believe that all filings applicable to the officers, directors and greater than 10 percent beneficial stockholders of the Company are current.

                          REZCONNECT TECHNOLOGIES, INC.

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                         REZCONNECT TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                                           Page(s)
                                                                                                           -------
Independent Auditors' Report                                                                                 F1

Financial Statements (Audited)

       Balance Sheets                                                                                        F2

       Statements of Operations                                                                              F3

       Statements of Changes in Stockholders' Equity                                                         F4

       Statements of Cash Flows                                                                              F5

Notes to Financial Statements                                                                            F6 - F22

Supplementary Schedules of General and Administrative Expenses                                              F23

Pro Forma Financial Information (Unaudited)

       Introduction to Pro Forma Consolidated Financial Statements                                          F24

       Pro Forma Consolidated Statement of Operations - 2004                                                F25

       Pro Forma Consolidated Statement of Operations - 2003                                                F26

       Notes to Pro Forma Consolidated Financial Statements                                             F27 - F30

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of
 Rezconnect Technologies, Inc.
Englewood Cliffs, New Jersey


We have audited the accompanying balance sheets of Rezconnect Technologies, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rezconnect Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on page 22 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants

Fairfield, New Jersey




August 25, 2005






                                      (F1)




                         REZCONNECT TECHNOLOGIES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                                   (NOTE 12)

                                     ASSETS

                                                                                  2004            2003
                                                                          ------------    ------------

CURRENT ASSETS
      Cash ............................................................   $     25,449    $     62,718
      Available-for-sale securities ...................................        528,311         732,135
      Current portion of notes receivable .............................         24,240         112,490
      Accounts receivable (less allowance for doubtful
          accounts of $65,009 in 2004 and $4,061 in 2003) .............        383,033         255,244
      Current portion of prepaid commissions ..........................      1,716,958            --
      Loans receivable ................................................        122,195            --
      Other current assets ............................................         15,312            --
                                                                          ------------    ------------
TOTAL CURRENT ASSETS ..................................................      2,815,498       1,162,587

PROPERTY AND EQUIPMENT (NET) ..........................................         73,121            --

INTANGIBLE ASSETS (NET) ...............................................      6,458,333            --

GOODWILL ..............................................................      9,436,118            --

OTHER ASSETS
      Capitalized software costs (less accumulated amortization
         of $105,222 in 2004 and $54,557 in 2003) .....................         79,514          72,469
      Notes receivable, less current portion ..........................        137,360         637,444
      Prepaid commissions, less current portion .......................      1,845,936            --
      Security deposits and other assets ..............................         10,460          13,133
                                                                          ------------    ------------
TOTAL OTHER ASSETS ....................................................      2,073,270         723,046
                                                                          ------------    ------------

TOTAL ASSETS ..........................................................   $ 20,856,340    $  1,885,633
                                                                          ============    ============


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Current maturities of long-term debt ............................   $     19,532    $     20,368
      Short-term notes payable ........................................        202,342            --
      Accounts payable and accrued expenses ...........................        743,743         105,776
      Current portion of deferred revenue .............................      1,737,984         112,490
                                                                          ------------    ------------
TOTAL CURRENT LIABILITIES .............................................      2,703,601         238,634

OTHER LIABILITIES
      Long-term debt, less current maturities .........................        283,221         300,802
      Deferred revenue, less current portion ..........................      1,956,324         632,862
      Security deposits ...............................................         20,920          26,266
                                                                          ------------    ------------
TOTAL OTHER LIABILITIES ...............................................      2,260,465         959,930
                                                                          ------------    ------------

TOTAL LIABILITIES .....................................................      4,964,066       1,198,564

STOCKHOLDERS' EQUITY
      Preferred stock- Series B convertible, par value $.001; 5,000,000
          shares authorized, 4,092,376 shares issued and outstanding ..          4,092            --
      Common stock, par value $.001; 20,000,000 shares authorized,
          18,976,125 and 10,879,983 shares issued and outstanding .....         18,976          10,880
      Additional paid-in capital in excess of par .....................     22,055,712       6,574,385
      Accumulated deficit .............................................     (6,186,506)     (5,898,196)
                                                                          ------------    ------------
TOTAL STOCKHOLDERS' EQUITY ............................................     15,892,274         687,069
                                                                          ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................   $ 20,856,340    $  1,885,633
                                                                          ============    ============


       See independent auditors' report and notes to financial statements




                                      (F2)

                         REZCONNECT TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (NOTE 12)




                                                           2004            2003
                                                   ------------    ------------

REVENUE
      Franchise fees ...........................   $     97,506    $    115,280
      Franchise service and other fees .........        716,801         569,545
      Travel products and services .............      2,056,617       1,346,930
      Online travel income .....................        507,508         282,471
      Advertising and other ....................          2,571          85,862
      New RTA sales ............................         84,656            --
      Monthly maintenance fees .................        248,092            --
      Printing and administrative service fees .         54,569            --
                                                   ------------    ------------
GROSS REVENUE ..................................      3,768,320       2,400,088

LESS: RETURNS AND ALLOWANCES ...................         29,810            --
                                                   ------------    ------------

NET REVENUE ....................................      3,738,510       2,400,088

OPERATING EXPENSES
      Commissions ..............................      1,521,145         906,235
      Cost of travel services and products .....        930,519         526,141
      Depreciation and amortization ............         86,169         376,486
      Franchise services and products ..........        153,035            --
      Marketing and selling ....................        103,418          31,535
      General and administrative ...............      1,237,906         884,076
      Impairment of capitalized software costs .           --           783,207
                                                   ------------    ------------
TOTAL OPERATING EXPENSES .......................      4,032,192       3,507,680
                                                   ------------    ------------

LOSS FROM OPERATIONS ...........................       (293,682)     (1,107,592)

OTHER INCOME (EXPENSES)
      Loss from sales of short-term investments          (8,458)        (14,113)
      Interest and dividend income .............         38,096          18,225
      Interest expense .........................        (22,596)         (1,885)
                                                   ------------    ------------
TOTAL OTHER INCOME .............................          7,042           2,227
                                                   ------------    ------------

LOSS BEFORE INCOME TAXES .......................       (286,640)     (1,105,365)

INCOME TAXES ...................................          1,670           2,118
                                                   ------------    ------------

NET LOSS .......................................   $   (288,310)   $ (1,107,483)
                                                   ============    ============

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS .....   $   (288,310)   $ (1,107,483)
                                                   ============    ============

LOSS PER SHARE:
      WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING     11,867,842       9,912,983
                                                   ============    ============

      BASIC AND DILUTED LOSS PER SHARE .........   $      (0.02)   $      (0.11)
                                                   ============    ============


       See independent auditors' report and notes to financial statements




                                      (F3)


                         REZCONNECT TECHNOLOGIES, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (NOTE 12)




                                  Series B Convertible                                  Additional                       Total
                                     Preferred Stock            Common Stock              Paid-In      Accumulated    Stockholders'
                                -----------------------   --------------------------
                                   Shares       Amount      Shares          Amount        Capital        Deficit         Equity
                                -----------    --------   ------------   -----------  ------------    ------------     -----------

BALANCE AT JANUARY 1, 2003                - $         -  9,362,983    $      9,362   $   6,198,963   $ (4,655,773)  $     1,552,552

COMMON SHARES ISSUED
   FOR SERVICES                           -           -  1,100,000           1,100          40,900                -         242,000

NET LOSS                                  -           -          -               -               -     (1,107,483)       (1,107,483)
                                -----------   --------- ------------    -----------    ------------    ------------   --------------

BALANCE AT DECEMBER 31, 2003
   (AS ORIGINALLY REPORTED)               -           - 10,462,983          10,462       6,439,863     (5,763,256)          687,069

PRIOR PERIOD ADJUSTMENT                   -           -    417,000              418        134,522       (134,940)                -
                                -----------   --------- ------------    -----------    ------------    ------------   --------------

BALANCE AT DECEMBER 31, 2003
   (AS RESTATED)                          -           - 10,879,983          10,880       6,574,385     (5,898,196)          687,069

COMMON SHARES ISSUED
   FOR SERVICES                          -            -     166,142            166         121,504               -          121,670

ISSUANCE OF COMMON SHARES
   TO OFFICERS                           -            -     500,000            500         113,900               -          114,400

SHARES EXCHANGED IN MERGER
  WITH YOURTRAVELBIZ.COM, INC.   4,092,376        4,092   7,430,000          7,430      15,245,923               -       15,257,445

NET LOSS                                 -            -           -              -               -        (288,310)        (288,310)
                                -----------   --------- ------------    -----------    ------------    ------------   --------------

BALANCE AT DECEMBER 31, 2004     4,092,376  $     4,092  18,976,125   $     18,976   $  22,055,712   $  (6,186,506) $    15,892,274
                                ===========   ========= ============    ===========    ============    ============   ==============

       See independent auditors' report and notes to financial statements



                                      (F4)




                         REZCONNECT TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (NOTE 12)



                                                                          2004           2003
                                                                   -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss ...................................................   $  (288,310)   $(1,107,483)
    Adjustments to reconcile net loss to net cash
       provided (used) by operating activities:
          Depreciation and amortization ........................        86,169        376,486
          Impairment of capitalized software costs .............          --          783,207
          Common shares issued for services ....................          --          242,000
          Provision for losses on accounts receivable ..........        60,948           --
          Loss from sales of short-term investments ............         8,458           --
          Changes in assets and liabilities:
              (Increase) decrease in accounts receivable .......      (188,737)        15,562
              Increase in other current assets .................       (15,312)          --
              Increase in security deposits and other assets ...        (2,673)        (8,181)
              Increase in accounts payable and accrued expenses         87,414         24,163
              Increase (decrease) in revenue received in advance      (613,938)       228,430
                                                                   -----------    -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES ...............      (865,981)       554,184

CASH FLOWS FROM INVESTING ACTIVITIES
          Purchases of computer software .......................       (35,947)      (297,827)
          Principal payments received on notes and loans .......       316,139           --
          Proceeds from sales of short-term investments ........       554,804           --
          Investments in marketable securities .................      (359,438)       (20,615)
          Loans to franchisees .................................          --         (233,012)
                                                                   -----------    -----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES ...............       475,558       (551,454)

CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from issuance of long-term debt .............       117,084           --
          Proceeds from issuance of common stock ...............           666           --
          Contributions to capital .............................       235,404           --
          Principal payments on debt ...........................          --           (3,330)
                                                                   -----------    -----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES ...............       353,154         (3,330)
                                                                   -----------    -----------

NET DECREASE IN CASH ...........................................       (37,269)          (600)

CASH, BEGINNING OF YEAR ........................................        62,718         63,318
                                                                   -----------    -----------

CASH, END OF YEAR ..............................................   $    25,449    $    62,718
                                                                   ===========    ===========



Supplemental disclosure of cash flow information:
Interest paid during the year ..................................   $    22,596    $      --

Supplemental schedule of noncash investing and financing activities:
The Company acquired all of the common stock of YourTravelBiz.com, Inc. in exchange for capital stock valued at $15,257,445. The fair value of the identifiable assets acquired totaled $15,062,169 and liabilities of $760,891 were assumed.





       See independent auditors' report and notes to financial statements



                                      (F5)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - NATURE OF OPERATIONS


Rezconnect Technologies, Inc. (the "Company") was incorporated in the State of New York on December 4, 1981 under the original name of Playorena, Inc. The Company is a franchisor of traditional "brick and mortar" travel agencies as well as internet-based travel-related services and technology offering proprietary reservation systems for the travel and entertainment industry. The Company is also a full-service provider of discount travel products and services to the leisure and small business traveler. The Company operates under various trade names, including "Your Travel Biz", "YTBnet.com", "Travel Network", "Global Travel Network" and "Travel Network Vacation Central", as well as internet websites "Bookmytravel.com", "REZconnect.com" and "RezCity.com". The Company maintains its corporate headquarters in the State of New Jersey and currently provides services to customers located throughout the United States, with the expectation of doing business worldwide in 2005.

On December 8, 2004, the Company acquired 100% of the outstanding common shares from the stockholders of YourTravelBiz.com, Inc. ("YTB"), following requisite approval by the Boards of Directors and stockholders, in a business combination structured as a statutory merger under New York State law and the reorganization provisions of the Internal Revenue Code. This acquisition, recorded at a total value of $15,257,445, was effected through an exchange of equity interests, with the Company exchanging 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for all of the outstanding common stock of YTB (see Note 11). Each share of such Series B convertible preferred stock was converted into one share of common stock on January 9, 2005 following the re-incorporation of the Company and corresponding increase in its number of authorized shares, as described below.


On January 4, 2005, subsequent to the New York merger between the Company and YTB, the assets of this combined entity were assigned respectively to three newly-organized privately-held Delaware corporations, respectively YourTravelBiz.com, Inc., Rezconnect Technologies, Inc. and YTB Travel Network, Inc., with each new entity becoming a wholly-owned subsidiary of the Company on that date.


Further, on January 4, 2005 the Company re-incorporated in the State of Delaware by means of a "downstream merger" between the Company and a Delaware corporation named YTB International, Inc. The Company then changed its name to YTB International, Inc. and increased the number of its authorized common shares to 50,000,000, while maintaining the same 5,000,000 authorized preferred shares. As a consequence of this Delaware merger and associated re-incorporation, YTB
International, Inc. became the successor to the Company and to the Company's three subsidiaries, YourTravelBiz.com, Inc. (Delaware), Rezconnect Technologies, Inc. (Delaware), and YTB Travel Network, Inc. (Delaware), with each subsidiary becoming a wholly-owned subsidiary of YTB International, Inc. on January 4, 2005.





                        See independent auditors' report


                                      (F6)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 1 - NATURE OF OPERATIONS (CONTINUED)


Each of the three aforementioned operating subsidiaries was formed to divide the Company's operations into three basic divisions. The YourTravelBiz.com, Inc. subsidiary markets online travel agencies on behalf of YTB Travel Network, Inc. by use of sales representatives. Such allows the representatives to build a linked-by-sponsorship network of representatives. The Rezconnect Technologies, Inc. subsidiary owns, maintains and develops online and other booking technologies for suppliers within the travel industry. It also franchises brick and mortar travel agencies. The YTB Travel Network, Inc. subsidiary is a travel agency which books travel transactions, collects payments and licensing fees, and pays sales commissions.


All of the Company's franchised operations are independently owned and operated. All sales of travel products by the Company are made through its independent agencies and franchisees, or through its interactive websites. Operational expenses consist of franchise system sales and support personnel, executive management and minimal administrative personnel.


The Company is also engaged in the business of wholesale travel, providing products and services to its franchisees which are obtained from tour operators and cruise lines, and operates as a retail travel agency through its booking subsidiary (Rezconnect), as described in greater detail above.

The Company had signed an exclusive 20-year management agreement with YTB in 2002 to provide travel website hosting to YTB. Upon its acquisition of YTB, the contract language was modified to eliminate the 20-year exclusivity clause. No other contract terms or clauses changed as a result of the merger. Fees remain billable as per the original terms of the agreement and are recorded as intercompany transactions.


In recent years, the Company began shifting its operations away from franchising in order to concentrate on developing its internet travel agency business. The Company's investments in software and technology are directed towards the enhancement of its online travel agency.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
---------------------
The financial statements include the income and expense account activity of YourTravelBiz.com, Inc. from the date of acquisition (December 8, 2004) to December 31, 2004 (see Notes 1 and 12).

Basis of accounting
-------------------

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles, using the accrual method. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred.

Cash and cash equivalents
-------------------------
Cash and cash equivalents include all highly-liquid investments with original maturities of three months or less when purchased.


                        See independent auditors' report

                                      (F7)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to the recoverability of capitalized software costs and receivables generated from advertising sales.


Revenue recognition
-------------------

Franchise fees
--------------
Payment of an initial franchise fee is due upon the execution of a franchise agreement with the franchisee. Such franchise fee is assessed for the right of the franchisee to conduct business by the use of resources provided by the Company. Payment may be in the form of cash, notes or a combination thereof. Revenue is deferred until all material conditions prior to the opening of a franchised business have been satisfied and all substantial doubts of collectibility have been eliminated, which is generally upon the receipt of payment. Such conditions include the selection of a site location by the franchisee and the subsequent execution of a corresponding lease agreement. The associated rights of customers and the Company's obligations over the period of the relationship are described in detail in the master franchise agreement. Additionally, fees paid are non-refundable once a site location has been selected.


In addition, referring travel agents ("RTAs") purchase business opportunities from YTB Travel Network, Inc. Each new RTA pays an initial up-front fee, plus a monthly fee thereafter, so long as the RTA remains in the system. The aggregate business license and opportunity fee revenues generated from RTAs, both initially and ongoing, far exceed the revenues generated from the Rezconnect brick and mortar franchises. For more detail, see the description of same in
Note 1.



Travel products and services
----------------------------
Commissions earned from the sales of travel products and services are recognized when earned. Revenues earned from all other sales of travel and related products, where the Company is the agent of record, are recorded when earned at their aggregate retail value. Cancellations have not historically been material.


Advertising and other
---------------------

Advertising revenue, franchise service fees and other revenues are recognized as they become due and payable. "Other" revenue consists primarily of travel-related income from the operation of the Company's retail travel service, in addition to certain earned commissions.


Online travel income
Online travel income is recognized when earned. Income is recorded on a monthly basis based on the number of websites hosted.

                        See independent auditors' report

                                      (F8)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (continued)
-------------------------------

Referring Travel Agent (RTA) sales and fees
YourTravelBiz.com, Inc., the entity acquired by the Company on December 8, 2004, generates revenue from the selling of online travel agencies, and from providing maintenance and training services to the new business owners of such online travel agencies. These online revenues are generated from new RTA sales and existing RTA maintenance fees. An initial up-front sign-up fee, comprised of four separate components, is required of each new RTA. However, not one of the fee components (namely, for the preparation and delivery of training materials; the establishment of a website; the setup in the online system that permits immediate tracking of RTA revenue; and also residual RTA benefits) has a standalone value or represents the culmination of a separate earnings process. As such, and in accordance with Staff Accounting Bulletin No. 104 (SAB 104) of the U.S. Securities and Exchange Commission, and with Issue No. 00-21 of the Emerging Issues Task Force, a committee established by the Financial Accounting Standards Board (FASB), the recognition of all up-front fees received from new RTA sales is deferred. Such fees are recognized as income over a period of thirty-six months, which is the average historical RTA turnover rate. The current and noncurrent deferred portions of such fees received are reflected as liabilities in the accompanying balance sheets. A 3-day right-of-return period is extended to each new RTA; after such time no refund is available. Monthly hosting and service fees are recognized in the month after the services are provided; site fees are recognized as revenue in the month that the service is provided; license fees are recognized 30 days following the expiration of the license period. The associated rights of customers and obligations of YTB over the period of the relationship are described in detail in the master franchise agreement.

Commission income
-----------------

Commissions and incentives earned from travel sales are recognized upon receipt and are recorded on a net basis. Commissions earned where the Company acts in the capacity of a wholesaler are recorded at their gross amount. The cost of such revenue is recorded separately as an operating expense.


Expense recognition of commission costs
---------------------------------------
YTB incurs commission costs that are directly related to the origination of new RTA sales; sales which result in the deferral of revenue. Such incremental direct commission costs are capitalized in accordance with FASB Technical Bulletin No. 90-1 (FTB 90-1). In addition, the Company has elected to account for such commission costs in accordance with SAB 104 and FTB 90-1, by deferring and charging such costs to expense in proportion to the related revenue recognized, over the same deferral period of thirty-six months.


Concentration of credit risk
----------------------------

The Company is subject to credit risk through its cash, trade receivables, short-term investments and notes receivable. The Company maintains its cash deposits in accounts insured up to $100,000 by the Federal Deposit Insurance Corporation. Credit risk with respect to trade receivables is minimized due to the nature of its customer base and geographic dispersion of such customers. Short-term investments are placed in a highly-rated mutual bond fund to minimize credit risk. As of December 31, 2004 and 2003, the Company's uninsured investment value totaled $428,311 and $632,135, respectively.

                        See independent auditors' report


                                      (F9)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, equipment and depreciation
------------------------------------

Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed by use of straight-line and accelerated methods for both reporting and income tax purposes. Expenditures for maintenance and repairs are expensed as incurred, while renewals and improvements that extend the useful life of an asset are capitalized.


Investments in marketable securities
------------------------------------

The Company has adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires certain investments to be classified into the following three categories: held-to-maturity (recorded at amortized cost), available-for-sale (recorded at fair market value), and trading (recorded at fair market value). The Company classifies its marketable equity securities as "available-for-sale" securities in the current asset section of its balance sheet. Realized gains and losses, determined by use of the first-in, first-out (FIFO) method, are included in earnings; unrealized holding gains and losses are reported as a component of stockholders' equity, included in accumulated other comprehensive income.


Goodwill and other intangible assets
------------------------------------
Goodwill, which is the excess of cost over the fair value of net assets (including identifiable intangibles) acquired in a business acquisition, is stated at historical cost less accumulated amortization. Goodwill had been amortized on a straight-line basis over a five-year period until the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets", on January 1, 2002. Pursuant to this financial accounting standard, amortization of goodwill has been discontinued for financial accounting reporting purposes, but is instead tested for impairment on an annual basis. With respect to recognized intangible assets other than goodwill, such assets with finite useful lives are amortized over their useful lives, while assets with indefinite useful lives are not amortized. All intangible assets are likewise tested for impairment on an annual basis.

Advertising costs
-----------------
Pursuant to the provisions of Statement of Position ("SOP") No. 93-7 issued by the American Institute of Certified Public Accountants, the Company expenses advertising costs as incurred.

Adoption of other accounting pronouncements
-------------------------------------------
In June 2001, the FASB issued SFAS No. 141, "Business Combinations". SFAS No. 141 supersedes the accounting and reporting requirements under APB Opinion No. 16, "Business Combinations", by requiring that only the "purchase method" be used to account for business combinations. More specifically, SFAS No. 141 discusses the application of the purchase method as it relates to a business combination effected through an exchange of equity interests. Accordingly, the provisions of SFAS No. 141 have been adopted and employed by the Company in connection with its merger with YourTravelBiz.com, Inc. on December 8, 2004, as described in Note 1.



                        See independent auditors' report

                                      (F10)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of other accounting pronouncements (continued)
-------------------------------------------------------
In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" - an Interpretation of ARB No. 51" ("FIN 46"), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, Special Purpose Entities, or SPEs) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date, and applies in the first fiscal year or interim period beginning after September 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 is not expected to have a material impact on the results of operations or financial position of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts modified or entered into after September 30, 2003, and for hedging relationships designed after September 30, 2003. The Company does not believe that the adoption of SFAS No. 149 will have a material impact on its financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires entities to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 was effective beginning with the second quarter of fiscal year 2004; the Company does not believe that the adoption of SFAS No. 150 will have a material impact on its financial statements.

Accounts and notes receivable
-----------------------------

The Company reflects both accounts and notes receivable at their outstanding principal balances as of the balance sheet date, as adjusted by any charge-offs or allowances established as a reserve for potentially uncollectible accounts. In 2004 the Company recorded an allowance against its notes receivable balances due from franchisees. During the year ended December 31, 2004, the Company reported an additional $44,543 of notes receivable from new franchisees.

Comprehensive income
--------------------
The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components, when the amount of such comprehensive income is considered to be material.


                        See independent auditors' report

                                      (F11)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Profit-sharing plan
-------------------
The Company sponsors a profit-sharing plan, which is a defined contribution pension plan, for all eligible employees. All employees who have completed 1,000 hours of service during the plan year may participate. Contributions are accrued and paid out of the Company's current profits at the discretion of the Company's Board of Directors. Employees may make voluntary contributions, subject to statutory limitations. The Company elected not to make any plan contributions for the years ended December 31, 2004 and 2003.

Stock-based compensation
------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) requires that companies with stock-based compensation plans recognize compensation expense based on the "fair value" accounting method, or to apply the "intrinsic value" method provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and to disclose pro forma net income assuming the fair value method had been applied.

The Company has elected to adopt the disclosure-only provisions of SFAS 123 and, accordingly, computes compensation expense for employees as prescribed by APB
25. Under APB 25, compensation cost, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. For stock options granted to non-employees, expense is measured based upon the fair value method prescribed by SFAS 123.


During 2004, the Company issued 900,000 shares of common stock as additional compensation to its Chief Financial Officer ("CFO"), to cover the shortfall between actual salary paid to the CFO and the agreed-upon compensation amount, pursuant to an employment agreement between the CFO and the Company. Such stock compensation covered periods served during the years 2001 through 2004. Of the 900,000 shares issued, 500,000 of which (valued at $50,400), were issued to compensate the CFO for services rendered in 2004. The remaining 400,000 shares pertained to services rendered in years 2001 through 2003, valued at $67,200 in each of those years.


Earnings (loss) per share
-------------------------

Basic earnings (loss) per share is based on the weighted-average number of common shares outstanding. Diluted earnings (loss) per share assumes that outstanding common shares are increased by common shares issuable upon the exercise of stock options and warrants, and by the conversion of preferred stock, where such exercise or conversion would be dilutive. For the years ended December 31, 2004 and 2003, the effects any assumed exercise of stock options and warrants on the 2004 and 2003 loss per share would be anti-dilutive and, therefore, are not included in the calculation of the Company's basic loss per share for the years ended December 31, 2004 and 2003.





                        See independent auditors' report


                                      (F12)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings (loss) per share (continued)
-------------------------------------
However, the 4,092,376 shares of the Company's Series B convertible preferred stock that were issued on December 8, 2004 (and subsequently converted into common shares on January 9, 2005) were considered to be common stock equivalents on the date of original issuance. Accordingly, all 4,092,376 shares of the Company's Series B convertible preferred stock have been included in the calculation of the Company's loss per common share for the year ended December 31, 2004.


Marketing compensation plan
---------------------------
YTB offers a compensation plan to its sales representatives under an arrangement that pays the representatives direct sales commissions, override compensation (if qualified) and other bonus incentives based upon the amount of each representative's sales, or enrolled referrals. Direct sales commissions are paid on a weekly basis, based upon the amount of the previous week's sales. Residual commissions are paid on a monthly basis for active representatives, following the month earned. Bonuses are earned by maintaining a minimum number of personal enrollments. Commission costs are capitalized and recognized as expense in proportion to the related revenue recognized, over a period of thirty-six months.


Capitalized software costs
--------------------------
Pursuant to SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company capitalizes certain costs incurred during an internal use software development project, including costs related to applications, infrastructure, and graphics development for the Company's websites. Capitalized costs consist of the cost of the software license agreement (Note 3), and certain external direct costs of materials and licensor provided services incurred in developing the software for its specific applications. Capitalized software costs are being amortized over their expected useful life of thirty-six months.

NOTE 3 - SOFTWARE LICENSE AGREEMENT AND DEVELOPMENT COSTS
During 2004, the Company acquired a software license right to conduct its online franchise business. The total cost of this software license right was $45,000. The Company has been given the option to make installment payments of $9,000 per year for five years. The cost of this software license will be amortized through its five-year life. During August 2004, the Company acquired a new software right in the amount of $3,612. The cost of this software right will be amortized over its expected useful life of thirty-six months.

NOTE 4 - LONG-TERM DEBT
On January 11, 2002, as a result of the events of September 11, 2001, the Company borrowed $324,500 from the United States Small Business Administration ("SBA") under its disaster relief program. Payments were to have initially commenced in January 2003. However, the SBA extended the commencement date into November 2003. The loan is repayable via a monthly installment of $2,607, including interest at 4% per annum, through October 2017. The loan is personally guaranteed by the Company's chief executive officer and is collateralized by the accounts receivable and property and equipment of the Company. The outstanding loan balance as of December 31, 2004 and 2003 was $302,753 and $321,170, respectively.

                        See independent auditors' report


                                      (F13)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 4 - LONG-TERM DEBT (CONTINUED)

Minimum principal payments of long-term debt as of December 31, 2004 are as follows:

        Year ending
       December 31,                       Amount
       ------------                       ------
         2005                        $    19,532
         2006                             20,328
         2007                             21,156
         2008                             22,018
         2009                             22,915
         Thereafter                      196,804
                                         -------

         Total                       $   302,753
                                         =======



NOTE 5 - SHORT-TERM OBLIGATIONS

The Company assumed the following short-term debt upon the acquisition of its acquired entity on December 8, 2004:

--------------------------------------------------------------- -------------
6.25% promissory note in connection with vehicle
 purchase.  Interest and principal are payable in
 monthly installments of $1,000 for 12 months,
 due February 28, 2005.                                         $    44,254

--------------------------------------------------------------- -------------
6.25% promissory note in connection with vehicle
 purchase.  Interest and principal are payable
 in monthly installments of $1,000 for 12 months,
 due March 4, 2005.                                                  58,088
                                                                    -------
--------------------------------------------------------------- -------------
--------------------------------------------------------------- -------------
   Total                                                        $   102,342
                                                                    =======
--------------------------------------------------------------- -------------

Other Short-term Debt
---------------------

During December 2004, the Company ratified an agreement with an investor to raise $100,000 of additional capital stock through a private placement memorandum ("PPM") which took place during February 2005. The investor has paid upfront for this PPM offering. The Company, therefore, incurred a liability due to this investor in the amount of $100,000 as of December 31, 2004. The note will be due upon the completion of PPM and contains no stated interest.


                        See independent auditors' report

                                      (F14)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases
------
The Company is obligated under an operating office lease, renewed in 2003 and extended until April 30, 2008, to pay minimum annual rentals, currently at $44,000 per year plus real estate taxes and operating cost charges.

In addition, the Company has entered into various operating lease agreements with Wal-Mart Stores, Inc. (Wal-Mart) for eight locations pursuant to a master lease agreement. The Company has also entered into sub-lease agreements with franchisees at many of these Wal-Mart locations. The Company has an option to renew both the leases with Wal-Mart and the subleases with the franchisees for a two-year period and, additionally, for three one-year periods.

Following is a summary of net rental income (expense) for the years ended December 31, 2004 and 2003:
                                                2004         2003
                                              -------      -------
 Sublease rental income                    $  160,863   $  222,646
 Less: minimum rental expense                 138,565      248,160
                                              -------      -------

    Net rental income (expense)            $   22,298   $  (25,514)
                                             ========     ========


Minimum future rental payments under non-cancelable operating leases (including the Wal-Mart location leases), having remaining terms in excess of one year as of December 31, 2004 are as follows:

        Year ending
       December 31,         Headquarters             Wal-Mart Locations
       ------------         ------------             ------------------

         2005                   $ 46,800                  $147,876
         2006                     46,860                   147,876
         2007                     46,920                   147,876
         2008                     15,600                   147,876
                                --------                ----------

         Total                $ 156,180                  $ 591,504
                               ========                 ==========

The minimum future rental obligation will be reduced by approximately $12,323 of monthly sublease rentals to be received in the future under non-cancelable subleases.

Other Lease
-----------
The Company assumed a lease of its acquiree for copy machines under non-cancelable operating leases expiring in various years through 2006. Future minimum payments under such leases in excess of one year are approximated as follows:


                        See independent auditors' report

                                      (F15)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Other Lease (continued)
-----------------------

    Year ending
   December 31,                         Amount
   ------------                         ------

         2005                        $   7,914
         2006                            7,914
                                        ------

         Total                        $ 15,828
                                        ======


Legal Proceedings
-----------------
The Company is involved in legal proceedings incurred in the normal course of business. In the opinion of the Company's legal counsel, there were no proceedings as of December 31, 2004 or 2003 where the results of which would have a material effect on the financial position of the Company if adversely decided.

Employment Agreement
--------------------

During 2000, the Company entered into a five-year employment agreement with its Chief Executive Officer ("CEO"). Pursuant to this agreement, the CEO is paid an annual base salary of $200,000, with an increase of 6% per year, plus a bonus incentive equal to 10% of all initial franchise fees earned by the Company. This agreement was cancelled upon the Company's merger with YTB on December 8, 2004 (see Note 1), at such time a new five-year employment agreement with the CEO was executed (see Note 14). According to the new agreement, the CEO is paid an annual base salary of $240,000, with an increase of 6% per year. In addition, the agreement provides the CEO with certain rights in the event of a change in control of the Company.

Contingencies
-------------

During December 2004, the Company entered into an agreement with an investor to raise an additional $2,000,000 of capital with a condition to subordinate its SBA loan of approximately $300,000 to YTB. Such loan was executed and subordinated on February 7, 2005. The Company is contingently liable under the terms of this agreement for the approximate maximum amount of $278,000 in 2005 if the quoted market price of its stock falls below a specified minimum amount. Such maximum contingent liability would approximate $667,000 per year in years 2006 and beyond, should such stock price fall below the specified minimum.








                        See independent auditors' report

                                      (F16)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 7 - STOCK OPTIONS

The number of stock options outstanding as of December 31, 2004 and 2003 was 475,000, with a weighted-average exercise price of $1.08. No options were granted, exercised, forfeited or canceled during the years ended December 31, 2004 or 2003.

A summary of stock options outstanding and exercisable as of December 31, 2004 are as follows:

-------- ------------ -------------- --------------- ------------ --------------
                          Options     Outstanding      Options    Exercisable
-------- ------------ -------------- --------------- ------------ --------------
                         Weighted-     Weighted-                    Weighted-
Exercise    Number        Average       Average        Number        Average
  Price  Outstanding  Remaining Life Exercise Price  Exercisable  Exercise Price
-------- ------------ -------------- --------------- ------------ --------------

-------- ------------ -------------- --------------- ------------ --------------
$1.00     410,000     5 Years        $1.00            351,000      $1.00
-------- ------------ -------------- --------------- ------------ --------------
$2.00      65,000     5 Years        $2.00             45,000      $2.00
-------- ------------ -------------- --------------- ------------ --------------

The fair value of the options granted for the year ended December 31, 2004 was estimated using the Black-Scholes option pricing model based on the following weighted-average assumptions:


Risk free interest rate                                5.00%
Expected volatility                                  100.00%
Expected remaining lives                               2
Expected dividend yield                               -0-


Merger-related items
--------------------
Former members of a limited liability company that was a predecessor to the Company were previously entitled to preferential distributions of $258,000. The Company issued approximately 1,172,000 shares of its common stock in April 2003 in payment of these preferential distributions.


NOTE 8 - INCOME TAXES

As a result of the Company's operating losses in 2004 and 2003, and loss carryforwards available in 2004, there is no provision for current income taxes. In addition, Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance to reduce any deferred tax assets to their net realizable amounts if, based on the weight of evidence, it is more likely than not that all or some portion of such deferred tax assets will not be realized. As of December 31, 2004 and 2003, the Company is uncertain if it will realize any future tax benefit of its deferred tax assets. Accordingly, a full valuation allowance has been established as a reserve against the Company's deferred tax assets and, therefore, no deferred income tax credits have been recognized in the statements of operations for the years ended December 31, 2004 and 2003.


                        See independent auditors' report

                                      (F17)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 9 - RELATED PARTY TRANSACTIONS
During the years ended December 31, 2004 and 2003, the Company incurred consulting fee expenses for services provided by an entity owned by the Company's chief executive officer, a significant shareholder of the Company. These fees totaled approximately $23,000 and $60,000 for the year ended December 31, 2004 and 2003. Under a new employment agreement reached in December 2004, such consulting fees have been eliminated.

NOTE 10 - SEGMENT INFORMATION

The Company operates in the following three business segments: providing and selling management services within the travel industry, including franchising activities; developing and commercializing internet-based technology programs; and online travel store services. Although the Company operates franchises in eight foreign countries, revenue is generated from just three of the countries. Such revenue generated from these three foreign countries amounts to an insignificant and immaterial portion of the overall total revenue of the Company. Accordingly, Company management considers it impracticable to report such geographic information.


Summarized financial information concerning the Company's reportable segments is shown in the following tables. The "other" column includes corporate items not specifically allocated to the segments.

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------
        Year Ended             Franchise and Travel-        Internet-Based      Online Travel
     December 31, 2004           Related Management      Technology Programs    Store Services         Other          Total
                                      Services
---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------
External and inter-

  segment revenue            $   2,870,924               $    302,938          $    507,508         $     57,140  $   3,738,510

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------

Segment profit (loss)        $    (626,737)              $    (98,669)         $    469,509         $    (32,413) $    (248,530)

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------

Total assets                 $  15,461,948               $  4,239,319          $  1,081,952         $     73,121  $  20,856,340

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------
Capital expenditures                     -                          -          $     35,947                    -  $      35,947
---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------
Depreciation and

  amortization               $     (41,667)                         -          $    (38,714)        $     (5,788) $     (86,169)

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------

Investment income, net                   -                          -                  -            $     29,638  $      29,638

---------------------------- --------------------------- --------------------- ----------------- ---------------- ------------------

---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------
                                Franchise and       Internet-Based
        Year Ended             Travel- Related        Technology       Online Travel
     December 31, 2003            Management           Programs        Store Services         Other            Total
                                   Services
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------
External and inter-
  segment revenue            $   2,031,755         $             -    $  282,471         $    85,862        $   2,400,088
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------

Segment profit (loss)        $    (230,262)        $    (1,125,167)   $  247,946         $        -         $  (1,107,483)
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------
Total assets                 $     963,311         $             -    $  127,469         $   794,853        $   1,885,633
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------

Capital expenditures                     -                       -    $  297,827                   -       $      297,827
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------
Depreciation, amortization
  and impairment of capi-
  talized software costs                 -         $    (1,125,167)   $  (34,526)                    -     $   (1,159,693)
---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------

Investment income, net                   -                    -               -          $     4,112       $        4,112

---------------------------- --------------------- ------------------ ----------------- ------------------ ---------------

                        See independent auditors' report
                                      (F18)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 11 - BUSINESS COMBINATION

As described more fully in Note 1, a business combination structured as a statutory merger took place between the Company and YourTravelBiz.com, Inc. ("YTB") on December 8, 2004. This merger was accounted for by the Company under the "purchase method", as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. In exchange for all of the outstanding common stock of YTB, the Company issued common stock (valued at $9,838,493) and Series B convertible preferred stock (valued at $5,418,952), or a total value of $15,257,445, to the stockholders of YTB. The total cost of this acquisition was allocated based upon the estimated fair values of the identifiable assets acquired and the fair values of the liabilities assumed at the date of acquisition. The recorded cost of the acquisition was based mainly on the number of sales representatives on hand at the time of contract negotiations during August 2004; financial projections of YTB, prepared and provided by YTB management; and on the estimated value of the Company's software development regarding two franchise systems, in addition to other intangible assets.


The total cost of this acquisition exceeded the fair value of the net assets acquired and liabilities assumed by $9,436,118, which was recorded as "goodwill". In accordance with SFAS No. 142, goodwill resulting from this acquisition has been recognized, but will not be amortized. This value representing goodwill will instead be tested for impairment on an annual basis.


Following is a summary of the  allocated  cost of the Company's  acquisition  of
YTB:

                                                                Asset
                                                           (Liability)
                                                           -----------

          Property and equipment                        $      73,121
          Computer software                                     9,097
          Intangible assets (other than goodwill)           6,500,000
          Goodwill                                          9,436,118
          Short-term debt                                    (102,342)
          Accounts payable and accrued expenses              (658,549)
                                                        -------------


           Net assets acquired                         $   15,257,445
                                                           ==========


Management's primary reasons for acquiring YTB include the long-lasting business relationship between the two companies, with YTB being the primary customer of the Company. Other factors include management's belief that there is a larger growth potential as a combined company than as separate entities, among other reasons because of the referral marketing component that marketing contributes. More specifically, the merger is expected to increase travel market share in the retail sale of travel and travel-related services, a development that is unlikely using the prior brick and mortar agency business model. By acquiring marketing and combining the respective existing travel agency businesses of YTB and the Company, the merged entity provides both a new source of travel booking agencies plus an additional revenue source in the initial and ongoing monthly fees paid by the RTAs..


                        See independent auditors' report

                                      (F19)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE 11 - BUSINESS COMBINATION (CONTINUED)


The estimated fair value of the identifiable assets acquired totaled $6,582,218. Goodwill was recognized in the amount of $9,436,118. Of the $6,500,000 of identifiable intangible assets acquired, $3,500,000 was assigned to trade names; $1,500,000 to internet domain names; $1,500,000 to RTA sales agreements. Of these, only the RTA sales agreements (each of which having an estimated useful life of thirty-six months) are subject to amortization. With respect to the acquired intangible assets not subject to amortization, tests for impairment will be made on an annual basis. As of December 31, 2004, the gross carrying amount and accumulated amortization of the RTA sales agreements ("agreements") was $1,500,000 and $41,667, respectively; amortization expense for the period December 8, 2004 (the date of acquisition) to December 31, 2004 totaled $41,667. Amortization expense of the agreements for the fiscal years ending December 31, 2005 and 2006 is estimated to be $500,000 in each of those years. The cost of the agreements will be fully amortized by November 30, 2007.

With respect to the acquired intangible assets recognized as assets apart from goodwill that are not subject to amortization, the respective gross carrying amounts as of December 31, 2004 are as follows: trade names - $3,500,000; internet domain names - $1,500,000. These intangibles have indefinite legal lives. As such, they are expected to contribute indefinitely to the Company's cash flows. No impairment losses have been recognized on these unamortized intangible assets.

The $9,436,118 of goodwill was assigned to the Company's business segments as follows: $7,022,105 to Franchise and Travel-Related Management Services; $1,172,679 to Internet-Based Technology Programs; and $1,241,334 to Online Travel Store Services.


The basis and method for determining the total acquisition cost of $15,257,445 included the following factors:

o YTB's  customer-base  and related  revenue stream.
o YTB's operating system.

o The number of representatives on YTB's sales force and related sales agreements.

o The estimated value of YTB, based primarily on the above-listed factors, in comparison to the market value of the Company.

The cost of goodwill and all identifiable intangible assets acquired to be amortized and deducted for tax purposes for the year ended December 31, 2004 is expected to be $88,534, which is based on current tax law that mandates use of the straight-line method over a period of 15 years for such assets. The annual amortization deduction for tax purposes is expected to be $1,062,408 each year thereafter, until each asset is fully amortized.


SFAS No. 141 requires the identification of the acquiring entity in a business combination. In this transaction effected through the exchange of equity interests, the Company (i.e., Rezconnect Technologies, Inc.) has been identified as the acquiring entity. Following are among the most pertinent facts and circumstances considered in the identification of the Company as the "acquiring entity" which, moreover, provides the rationale for the position taken that this transaction does not constitute a "reverse acquisition" as addressed in SFAS No. 141:

                        See independent auditors' report

                                      (F20)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003




NOTE 11 - BUSINESS COMBINATION (CONTINUED)

o Day-to-day control continues to reside in the Company with its Chief Executive Officer ("CEO") at the parent company level (acknowledging that each operating subsidiary has its own Board of Directors and, accordingly, a degree of operational autonomy)..

o The Company's asset value constitutes more than 50% of the resulting total assets of the combined entity.
o The CEO of the Company has convened and conducted each meeting of The Board of Directors that has occurred both before and after the merger.
o The CEO of the Company continues to often be the sole signatory on filings with the Securities and Exchange Commission (SEC) and other documents.
o    The CEO of the Company initiated and structured the merger with YTB.
o Most funding and structuring initiatives continue to reside with the Company's CEO.
o    The Company has provided funding to YTB prior to the merger.
o The SEC reporting address and day-to-day operations emanate from the Company's New Jersey headquarters.


NOTE 12 - ACTIVITY OF ENTITY ACQUIRED IN BUSINESS COMBINATION

Included in the accounts of the Company for the year ended December 31, 2004 is the income and expense activity of YourTravelBiz.com, Inc. ("YTB"), the entity acquired via the statutory merger described in Note 1, from the date of acquisition (December 8, 2004) to December 31, 2004. Following is a summary of such activity:


  Net revenue                                                       $   357,507
  Total operating expenses (except depreciation and amortization)      (394,648)
  Total other income and expenses (net)                                  (3,039)
                                                                    -----------

      Net loss of YTB included in the accounts of the Company       $   (40,180)
                                                                    ===========



NOTE 13 - PRIOR PERIOD ADJUSTMENT

Reclassification   adjustments,   reflected  in  the  statement  of  changes  in
stockholders' equity, have been made to the following beginning equity account balances at January 1, 2004:

 Increase in value of common stock issued                      $        418
 Increase in amount of additional paid-in capital                   134,522
 Further decrease in accumulated deficit balance                   (134,940)
                                                               -------------

     Net equity effect                                         $        -0-
                                                               =============


                        See independent auditors' report

                                      (F21)

                          REZCONNECT TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003



NOTE 14 - SUBSEQUENT EVENTS

As more fully described in Note 1, subsequent to the December 8, 2004 merger between the Company and YourTravelBiz.com, Inc., the assets of this combined entity were assigned to three newly-formed, wholly-owned subsidiary corporations on January 4, 2005. Further, on January 4, 2005, the Company re-incorporated in the State of Delaware by means of a downstream merger with YTB International, Inc. Concurrent with this re-incorporation, the Company changed its name from Rezconnect Technologies, Inc. to YTB International, Inc. and increased the number of its authorized common shares to 50,000,000 on that same date. As a consequence of this Delaware merger and associated re-incorporation, YTB
International, Inc. became the successor to the Company and its three subsidiaries on January 4, 2005. (See Note 1).

Also during January 2005, a total of $2,000,000 was received from a prospective investor. This amount was initially deposited into an escrow fund on behalf of YTB International, Inc. (YTBL), pursuant to a funds escrow agreement by and between the YTBL investor, the prospective investor, and the fund's escrow agent. The funds were subsequently released to the Company also during January 2005.

As  described  in Note 1, each share of the  4,092,376  shares of the  Company's
Series B convertible preferred stock was converted into one share of common stock as of January 9, 2005.


Following the merger with YTB on December 8, 2004, the Company entered into long-term employment agreements with J. Lloyd Tomer (its Chairman), Michael Y. Brent (its CEO), Kim Sorensen (its President), Derek Brent (its Secretary) and
J. Scott Tomer (its Treasurer), collectively the "Senior Executives". Such agreements became effective on January 1, 2005 and expire December 31, 2009. Each Senior Executive is subject to confidentiality, non-raid and non-compete provisions. Mr. Brent's prior 2004 employment agreement was cancelled and superseded in the context of putting in place these nearly identical employment agreements with senior management (see Note 6). Each Senior Executive, so long as they continue to be employed by the Company, will be paid, directly or indirectly, a combination of (i) a base salary, and (ii) stock options and/or warrants, as so determined by the Board of Directors, acting as a Compensation Committee, based on the Company's financial performance. Each Senior Executive will continue to be subject to their respective confidentiality covenants and, for 3 years, their non-compete covenants. Additionally, the estate of each Senior Executive will receive a death benefit in an amount equal to one year's salary.




                        See independent auditors' report
                                      (F22)

                         REZCONNECT TECHNOLOGIES, INC.
                           SUPPLEMENTARY INFORMATION
                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                  2004             2003
                                              -------------    -------------

General and administrative salaries         $      651,464   $      420,146
Payroll taxes                                       53,706           31,633
Auto expense                                        22,350                -
Bad debts                                            4,018           19,154
Bank fees and service charges                        6,692            2,120
Consultant fees                                     13,865           88,259
Credit card fees                                    11,719                -
Dues and subscriptions                              57,434           23,646
Employee benefits                                    6,255                -
Equipment lease                                      6,261                -
Miscellaneous                                        4,373            2,022
Office rent                                         47,138           43,792
Travel and entertainment                           113,075           76,471
Office supplies and expenses                        32,887           24,525
Printing                                             9,756           15,838
Postage and delivery                                33,821           12,118
Insurance                                           67,240           32,676
Professional fees                                   67,853           63,633
Training and recruitment                             5,056           10,000
Telephone                                           22,943           18,043
                                              -------------    -------------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES   $    1,237,906   $      884,076
                                              =============    =============



       See independent auditors' report and notes to financial statements


                                      (F23)

                          REZCONNECT TECHNOLOGIES, INC.

                         PRO FORMA FINANCIAL INFORMATION

                     YEARS ENDED DECEMBER 31, 2004 AND 2003

                                   (UNAUDITED)

                          REZCONNECT TECHNOLOGIES, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)

INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 8, 2004, Rezconnect Technologies, Inc. (the "Company") acquired 100% of the outstanding common shares from the stockholders of YourTravelBiz.com, Inc. ("YTB") in a business combination structured as a statutory merger. This acquisition was effected through an exchange of equity interests at a recorded cost of $15,257,445 to the Company. Rezconnect Technologies, Inc. was identified as the acquiring entity. The Company exchanged 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for all of the outstanding common stock of YTB.

The following unaudited pro forma consolidated statements of operations for the years ended December 31, 2004 and 2003 give effect to the Company's acquisition of YTB and reflects the results of YTB's operations as if the acquisition had occurred and been completed as of January 1, 2004 and 2003, respectively.


The acquisition of YTB was accounted for by the Company under the "purchase method", as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. The total cost of this acquisition exceeded the fair value of the identifiable net assets acquired and liabilities assumed by $9,436,118, which was recorded as "goodwill". In accordance with SFAS No. 142, goodwill resulting from this acquisition has been recognized as an asset, but will not be amortized. Instead, the recorded value of goodwill will be tested for impairment on an annual basis. Of the $6,500,000 of identifiable intangible assets acquired, $3,500,000 was assigned to trade names; $1,500,000 to internet domain names; and $1,500,000 to RTA sales agreements. Of these, only the sales agreements (each of such agreements having an estimated useful life of thirty-six months) are subject to amortization. With respect to the acquired intangible assets not subject to amortization, tests for impairment will be made on an annual basis.


Following is a summary of the  allocated  cost of the Company's  acquisition  of
YTB:

Asset

(Liability)

      Property and equipment                          $        73,121
      Computer software                                         9,097
      Intangible assets (other than goodwill)               6,500,000
      Goodwill                                              9,436,118
      Short-term debt                                        (102,342)
      Accounts payable and accrued expenses                  (658,549)
                                                      ---------------
      Net assets acquired                          $    15,257,445
                                                      ===============

The unaudited pro forma consolidated statement of operations for the years ended December 31, 2004 and 2003 do not represent the results of operations of the Company for any future date or period. Actual future results could be materially different from these pro forma results. These unaudited pro forma financial statements should be read in conjunction with the audited financial statements of the Company and management's related discussion and analysis of financial condition and results of operations included in Form 10-K for the year ended December 31, 2004.

                   See notes to pro forma financial statements

                                      (F24)

                         REZCONNECT TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004
                                  (UNAUDITED)







                                                          Rezconnect
                                                         Technologies,     YourTravel-         Pro forma        Pro forma
                                                          Inc.              Biz.com, Inc.       Adjustments    Consolidated
                                                      --------------     --------------------------------------------------


Franchise fees                                      $        97,506    $              -    $            -    $      97,506
Franchise service and other fees                            716,801                   -                 -          716,801
Travel products and services                              2,056,617                   -                 -        2,056,617
Online travel income                                        507,508                   -          (244,000)(e)      263,508
Advertising and other                                         2,571                   -                 -            2,571
New RTA sales                                                84,656           1,206,348                 -        1,291,004
Monthly maintenance fees                                    248,092           3,535,302                 -        3,783,394
Printing and administrative service fees                     54,569             777,614                 -          832,183
                                                      --------------     ---------------     -------------     ------------
                                                          3,768,320           5,519,264          (244,000)       9,043,584

Less: returns and allowances                                 29,810             424,795                 -          454,605
                                                      --------------     ---------------     -------------     ------------

                                                          3,738,510           5,094,469          (244,000)       8,588,979


Commissions                                               1,521,145           2,867,199                 -        4,388,344
Cost of travel services and products                        930,519                   -                 -          930,519
Depreciation and amortization                                86,169              92,660           382,696 (a)      561,525
Franchise services and products                             153,035                   -                 -          153,035
Marketing and selling                                       103,418                   -                 -          103,418
General and administrative                                1,237,906           2,756,542          (244,000)(e)    3,750,448
                                                      --------------     ---------------     -------------     ------------
                                                          4,032,192           5,716,401           138,696        9,887,289
                                                      --------------     ---------------     -------------     ------------

                                                           (293,682)           (621,932)         (382,696)      (1,298,310)


Loss from sales of short-term investments                    (8,458)                  -                 -           (8,458)
Interest and dividend income                                 38,096               7,261                 -           45,357
Interest expense                                            (22,596)            (50,562)                -          (73,158)
                                                      --------------     ---------------     -------------     ------------
                                                              7,042             (43,301)                -          (36,259)
                                                      --------------     ---------------     -------------     ------------

                                                           (286,640)           (665,233)         (382,696)      (1,334,569)

                                                              1,670                   -                 -            1,670
                                                      --------------     ---------------     -------------     ------------

                                                    $      (288,310)   $       (665,233)   $     (382,696)   $  (1,336,239)
                                                      ==============     ===============     =============     ============


                                                                                                             $  (1,336,239)
                                                                                                               ============


WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING                                                                      22,634,652
                                                                                                               ============

BASIC AND DILUTED LOSS PER SHARE                                                                               $     (0.06)
                                                                                                               ============

            See notes to pro forma consolidated financial statements

                                      (F25)

                         REZCONNECT TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                  (UNAUDITED)


                                                               Rezconnect
                                                              Technologies,      YourTravel-       Pro forma       Pro forma
                                                                   Inc.         Biz.com, Inc.     Adjustments     Consolidated
                                                             --------------    ---------------  --------------   --------------

REVENUE
     Franchise fees                                        $       115,280   $             -    $           -    $     115,280
     Franchise service and other fees                              569,545                 -                -          569,545
     Travel products and services                                1,346,930                 -                -        1,346,930
     Online travel income                                          282,471                 -         (122,000)(e)      160,471
     Advertising and other                                          85,862                 -                -           85,862
     New RTA sales                                                       -           551,849                -          551,849
     Monthly maintenance fees                                            -         1,797,478                -        1,797,478
     Printing and administrative service fees                            -           133,216                -          133,216
                                                             --------------    --------------     ------------     ------------
GROSS REVENUE                                                    2,400,088         2,482,543         (122,000)       4,760,631

     Less: returns and allowances                                        -           151,094                -          151,094
                                                             --------------    --------------     ------------     ------------

NET REVENUE                                                      2,400,088         2,331,449         (122,000)       4,609,537

OPERATING EXPENSES
     Commissions                                                   906,235           808,264                -        1,714,499
     Cost of travel services and products                          526,141                 -                -          526,141
     Depreciation and amortization                                 376,486            98,753          418,270 (a)      893,509
     Marketing and selling                                          31,535            27,549                -           59,084
     General and administrative                                    884,076         1,610,328         (122,000)(e)    2,372,404
     Impairment of capitalized software costs                      783,207                 -                -          783,207
                                                             --------------    --------------     ------------     ------------
TOTAL OPERATING EXPENSES                                         3,507,680         2,544,894          296,270        6,348,844
                                                             --------------    --------------     ------------     ------------

LOSS FROM OPERATIONS                                            (1,107,592)         (213,445)        (418,270)      (1,739,307)

OTHER INCOME (EXPENSES)
     Loss from sales of short-term investments                     (14,113)                -                -          (14,113)
     Interest and dividend income                                   18,225             6,672                -           24,897
     Interest expense                                               (1,885)         (196,692)               -         (198,577)
                                                             --------------    --------------     ------------     ------------
TOTAL OTHER INCOME (EXPENSES)                                        2,227          (190,020)               -         (187,793)
                                                             --------------    --------------     ------------     ------------

LOSS BEFORE INCOME TAXES                                        (1,105,365)         (403,465)        (418,270)      (1,927,100)

INCOME TAX (BENEFIT)
     Current                                                         2,118                 -                -            2,118
     Deferred                                                            -          (137,005)               -         (137,005)
                                                             --------------    --------------     ------------     ------------
TOTAL INCOME TAX (BENEFIT)                                           2,118          (137,005)               -         (134,887)
                                                             --------------    --------------     ------------     ------------

NET LOSS                                                   $    (1,107,483)  $      (266,460)   $    (418,270)   $  (1,792,213)
                                                             ==============    ==============     ============     ============


NET LOSS APPLICABLE TO COMMON STOCKHOLDERS                                                                       $  (1,792,213)
                                                                                                                   ============

LOSS PER SHARE:
     WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING                                                                     22,101,959
                                                                                                                   ============

     BASIC AND DILUTED LOSS PER SHARE                                                                            $       (0.08)
                                                                                                                   ============


            See notes to pro forma consolidated financial statements


                                      (F26)

                          REZCONNECT TECHNOLOGIES, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)

The accounts of YourTravelBiz.com, Inc. ("YTB") include its income and expense activity for the pre-merger period January 1, 2003 through December 7, 2004. The activity of YTB from the date of acquisition (December 8, 2004) through December 31, 2004 is included in the 2004 pro forma results of operations of Rezconnect Technologies, Inc.

     1. The following pro forma adjustments summarize the adjustments made to the pro forma statements of operations for the years ended December 31, 2004 and 2003:


     (a) The 2004 and 2003 depreciation and amortization adjustments reflect these expenses as if the acquisition of YTB had occurred and been completed as of January 1, 2004 and 2003, respectively. Depreciation and amortization are computed via the straight-line method over the following estimated useful lives of the related assets:

            Vehicles and equipment                              5 to 7 years
            Furniture and fixtures                                   7 years
            Computer software and RTA sales agreements               3 years

              Allocation of the purchase price of all tangible assets acquired is as follows:


                                     Allocated                     Allocated
            Asset                    Percentage                     Amount
            -----                    ----------                     ------

            Vehicles                      59%                     $   48,508
            Equipment                     20%                         16,444
            Furniture and fixtures        10%                          8,222
            Computer software             11%                          9,044
                                        -----                       --------

                  Total                  100%                     $   82,218
                                        ====                          ======


              Charges to 2004 and 2003 depreciation and amortization expense as if the acquisition of YourTravelBiz.com, Inc. had occurred and been completed as of January 1, 2004 and 2003, respectively, are as follows:


                                     Estimated                 Depreciation/
                                    Useful Life                Amortization
            Asset                    (years)                      Expense


            Vehicles and equipment    5 to 7                     $ 12,833
            Furniture and fixtures      7                           1,175
            Computer software           3                           3,015
            RTA Sales agreements        3                         500,000
                                                                  -------

                    Total                                     $   517,023
                                                                  =======


                   See notes to pro forma financial statements

                                      (F27)

                          REZCONNECT TECHNOLOGIES, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)




     (a) Depreciation and amortization adjustments (continued)
         -----------------------------------------------------


                                                                               2004           2003
                                                                           ---------      ---------
         Depreciation and amortization expense as if the acquisition of YourTravelBiz.com, Inc. had occurred and been completed
         as of January 1 (as calculated on the preceding page)             $ 517,023      $ 517,023

         Less: amount recorded by YourTravelBiz.com, Inc.                    (92,660)       (98,753)

         Less: amount recorded by Rezconnect Technologies, Inc.              (41,667)       (  -0- )
                                                                           ---------      ---------

         Total depreciation and amortization adjustments                  $ 382,696      $ 418,270
                                                                            =======        =======




     (b) Revenue adjustments
         -------------------

         Following   is   a   composition   of   the   total   revenue   of
         YourTravelBiz.com, Inc. for the period December 8, 2004 to December 31, 2004 that is included in the 2004 pro forma results of operations of Rezconnect Technologies, Inc.:


            New RTA sales                                     $       84,656
            Monthly maintenance fees                                 248,092
            Printing and administrative service fees                  54,569
                                                                   ---------
                                                                     387,317

            Less: returns and allowances                             (29,810)
                                                                   ---------

                 Total revenue adjustments - 2004              $     357,507
                                                                     =======




     (c) Operating expense adjustments
         -----------------------------

         Following represents operating expenses (other than depreciation and amortization) of YourTravelBiz.com, Inc. for the period December 8, 2004 to December 31, 2004 that are included in the 2004 pro forma results of operations of Rezconnect Technologies,
         Inc.:


            Commissions                                         $    201,207
            General and administrative                               193,441
                                                                    --------

             Total other operating expense adjustments          $    394,648
                                                                    ========



                   See notes to pro forma financial statements


                                      (F28)

                          REZCONNECT TECHNOLOGIES, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)


     (d) Other income and expense adjustments
         ------------------------------------

         The following represents other (non-operational) items of income and expense of YourTravelBiz.com, Inc. for the period December 8, 2004 to December 31, 2004 that are included in the 2004 pro forma results of operations of Rezconnect Technologies, Inc.:

            Investment income                                    $       509
            Interest expense                                          (3,548)
                                                                     -------
                   Total other income and expense adjustments    $    (3,039)
                                                                     ========

     (e) Eliminating adjustments
         -----------------------

                  Online travel income of Rezconnect Technologies, Inc., and the corresponding administrative expense of YourTravelBiz.com, Inc., has been eliminated in pro forma consolidation to adjust for the income earned and the related expense incurred between the two entities. This amount totaled $244,000 and $122,000 in 2004 and 2003, respectively. A service contract exists between the two entities whereby the Company provides travel website hosting to YTB, at a fee of $5.00 per website per month.

     2. Recurring expenses
        ------------------


          Commission costs are incurred and paid monthly based on a pre-determined formula based on a percentage of sales. These costs are capitalized and charged to expense over a period of thirty-six months, in proportion to the related revenue recognized.


          The Company assumed a lease of its acquiree for copy machines under non-cancelable operating leases expiring in various periods through December 31, 2006. The lease payments are approximately $659.50 per month.

     3. Income taxes
        ------------

          As a result of the Company's and the acquiree's year 2004 and 2003 operating losses and loss carryforwards available in 2004 and 2003, there is no provision for current income taxes. In addition, Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, requires a valuation allowance to reduce any deferred tax assets to their net realizable amounts if, based on the weight of evidence, it is more likely than not that all or some portion of such deferred tax assets will not be realized. As of December 31, 2004 and 2003, the Company is uncertain if it will realize any future tax benefit of its deferred tax assets. Accordingly, a full valuation allowance has been established as a reserve against the Company's deferred tax assets and, therefore, no deferred income tax credits have been recognized in the Company's pro forma statements of operations for the years ended December 31, 2004 and 2003.

                   See notes to pro forma financial statements

                                      (F29)

                          REZCONNECT TECHNOLOGIES, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    PRO FORMA FINANCIAL STATEMENT ADJUSTMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003
                                   (UNAUDITED)


     4. Earnings (loss) per share
        -------------------------


          Basic earnings (loss) per share is based on the weighted-average number of common shares outstanding. Diluted earnings (loss) per share assumes that outstanding common shares are increased by common shares issuable upon the exercise of stock options and warrants, and by the conversion of preferred stock, where such exercise or conversion would be dilutive. For the years ended December 31, 2004 and 2003, the effects any assumed exercise of stock options and warrants on the 2004 and 2003 loss per share would be anti-dilutive and, therefore, are not included in the calculation of the Company's basic loss per share for the years ended December 31, 2004 and 2003.

          However, the 4,092,376 shares of the Company's Series B convertible preferred stock that were issued on December 8, 2004 (and subsequently converted into common shares on January 9, 2005) are considered to be common stock equivalents on the date of original issuance.
          Accordingly, all 4,092,376 shares of the Company's Series B convertible preferred stock are included in the calculation of the Company's pro forma weighted-average number of common shares outstanding as of January 1, 2004 and 2003, and also in the calculation of the pro forma loss per common share for the years ended December 31, 2004 and 2003. As such, the pro forma weighted-average number of common shares used in the calculation of the 2004 and 2003 pro forma loss per common share is 22,634,652 and 22,101,959, respectively.

     5. Employment agreements
        ---------------------

          Revised employment agreements, becoming effective on January 1, 2005, were entered into with senior management. The effects of these revised agreements with the Company executives are immaterial to pro forma presentation.










                   See notes to pro forma financial statements

                                      (F30)

                             YTB INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                           SIX AND THREE MONTHS ENDED
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

                SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004

                                   (UNAUDITED)





                                                                         Page(s)
                                                                         -------

Independent Registered Public Accounting Firm's Review Report               1

Financial Statements

       Consolidated Balance Sheets                                        2 - 3

       Consolidated Statements of Operations                              4 - 5

       Consolidated Statements of Changes in Stockholders' Equity           6

       Consolidated Statements of Cash Flows                                7


Notes to Financial
Statements                                                                8 - 24

Independent Registered Public Accounting Firm's Report
   on Supplementary Information                                            25

Supplementary Information

       Consolidated Schedules of General and Administrative Expenses     26 - 27

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Boards of Directors and Stockholders of
 YTB International, Inc. and Subsidiaries
Englewood Cliffs, New Jersey

We have reviewed the accompanying interim consolidated balance sheets of YTB International, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related interim consolidated statements of operations for the six-month and three-month periods then ended. We have also reviewed the related interim consolidated statements of changes in stockholders' equity and cash flows for the six-month periods ended June 30, 2005 and 2004. These interim financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of YTB International, Inc. (formerly Rezconnect Technologies, Inc.) and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended (not presented herein); and in our reissued report dated May 31, 2005, we expressed an unqualified opinion on those consolidated financial statements.




Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants


August 25, 2005


                                       (1)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2005 AND 2004
                                  (UNAUDITED)

                                     ASSETS

                                                                                      2005           2004
                                                                                 ------------    ------------

CURRENT ASSETS
   Cash ......................................................................   $  2,995,961    $     91,300
   Available-for-sale securities .............................................        339,855         684,926
   Current portion of notes receivable .......................................            -           119,120
   Accounts receivable (less allowance for doubtful
       accounts of $65,009 in 2005 and 2004) .................................        600,206         267,673
   Loans receivable ..........................................................          6,000             -
   Current portion of prepaid commissions ....................................      2,692,439             -
   Other prepaid expenses and current assets .................................        481,076          10,036
                                                                                 ------------    ------------
TOTAL CURRENT ASSETS .........................................................      7,115,537       1,173,055

PROPERTY AND EQUIPMENT (NET) .................................................        215,915             -

INTANGIBLE ASSETS (NET) ......................................................      6,208,333             -

GOODWILL .....................................................................      9,436,118             -

OTHER ASSETS
   Capitalized software costs (less accumulated amortization
      of $122,168 in 2005 and $79,664 in 2004) ...............................         54,970          92,362
   Notes receivable, less current portion ....................................        379,124         675,014
   Prepaid commissions, less current portion .................................      3,197,893             -
   Security deposits and other assets ........................................         11,818          11,663
   Deferred tax asset ........................................................        121,981             -
                                                                                 ------------    ------------
TOTAL OTHER ASSETS ...........................................................      3,765,786         779,039
                                                                                 ------------    ------------

TOTAL ASSETS .................................................................   $ 26,741,689    $  1,952,094
                                                                                 ============    ============


              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt ......................................   $     78,093    $     19,273
   Accounts payable and accrued expenses .....................................        604,029         146,923
   Current portion of deferred revenue .......................................      2,704,761         118,062
   Income taxes currently payable ............................................        108,740             -
   Accrued interest payable ..................................................         16,251             -
                                                                                 ------------    ------------
TOTAL CURRENT LIABILITIES ....................................................      3,511,874         284,258

OTHER LIABILITIES

   Long-term debt, less current maturities ...................................      2,408,208         334,977
   Deferred revenue, less current portion ....................................      3,308,796         628,232
   Security deposits .........................................................            -            23,326
                                                                                 ------------    ------------
TOTAL OTHER LIABILITIES ......................................................      5,717,004         986,535
                                                                                 ------------    ------------

TOTAL LIABILITIES ............................................................      9,228,878       1,270,793

STOCKHOLDERS' EQUITY
   Common stock, par value $.001; 50,000,000 and 20,000,000 shares
       authorized; 24,364,321 and 10,879,983 shares issued and outstanding ...         24,364          10,880
   Additional paid-in capital in excess of par ...............................     23,812,086       6,574,385
   Accumulated deficit .......................................................     (6,323,212)     (5,903,964)
   Accumulated other comprehensive income ....................................           (427)            -
                                                                                 ------------    ------------
TOTAL STOCKHOLDERS' EQUITY ...................................................     17,512,811         681,301
                                                                                 ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...................................   $ 26,741,689    $  1,952,094
                                                                                 ============    ============



  See independent accountants' review report and notes to financial statements

                                      (2)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2004
                                   (AUDITED)

                        ASSETS

CURRENT ASSETS
    Cash ............................................................   $     25,449
    Available-for-sale securities ...................................        528,311
    Current portion of notes receivable .............................         24,240
    Accounts receivable (less allowance for
        doubtful accounts of $65,009) ...............................        383,033
    Current portion of prepaid commissions ..........................      1,716,958
    Loans receivable ................................................        122,195
    Other current assets ............................................         15,312
                                                                        ------------
TOTAL CURRENT ASSETS ................................................      2,815,498

PROPERTY AND EQUIPMENT (NET) ........................................         73,121

INTANGIBLE ASSETS (NET) .............................................      6,458,333

GOODWILL ............................................................      9,436,118

OTHER ASSETS
    Capitalized software costs (less accumulated
       amortization of $105,222) ....................................         79,514
    Notes receivable, less current portion ..........................        137,360
    Prepaid commissions, less current portion .......................      1,845,936
    Security deposits and other assets ..............................         10,460
                                                                        ------------
TOTAL OTHER ASSETS ..................................................      2,073,270
                                                                        ------------

TOTAL ASSETS ........................................................   $ 20,856,340
                                                                        ============


                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Current maturities of long-term debt ............................   $     19,532
    Short-term notes payable ........................................        202,342
    Accounts payable and accrued expenses ...........................        743,743
    Current portion of deferred revenue .............................      1,737,984
                                                                        ------------
TOTAL CURRENT LIABILITIES ...........................................      2,703,601

OTHER LIABILITIES
    Long-term debt, less current maturities .........................        283,221
    Deferred revenue, less current portion ..........................      1,956,324
    Security deposits ...............................................         20,920
                                                                        ------------
TOTAL OTHER LIABILITIES .............................................      2,260,465
                                                                        ------------

TOTAL LIABILITIES ...................................................      4,964,066

STOCKHOLDERS' EQUITY
    Preferred stock- Series B convertible, par value $.001; 5,000,000
        shares authorized, 4,092,376 shares issued and outstanding ..          4,092
    Common stock, par value $.001; 20,000,000 shares authorized,
        18,976,125 shares issued and outstanding ....................         18,976
    Additional paid-in capital in excess of par .....................     22,055,712
    Accumulated deficit .............................................     (6,186,506)
                                                                        ------------
TOTAL STOCKHOLDERS' EQUITY ..........................................     15,892,274
                                                                        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........................   $ 20,856,340
                                                                        ============

  See independent accountants' review report and notes to financial statements

                                      (3)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)

                                                       2005             2004
                                                   ------------    ------------


REVENUE
    Commissions .................................  $    717,710    $        -
    Franchise fees ..............................         2,139          54,602
    Franchise service and other fees ............       140,773         291,113
    Travel products and services ................     2,093,713         893,254
    Online travel income ........................       431,461         232,215
    Advertising and other .......................        96,844           2,349
    New RTA sales ...............................     1,190,715             -
    Monthly maintenance fees ....................     3,446,611             -
    Printing and administrative service fees ....     1,083,719             -
                                                   ------------    ------------
GROSS REVENUE ...................................     9,203,685       1,473,533

LESS: RETURNS AND ALLOWANCES ....................       335,011             -
                                                   ------------    ------------

NET REVENUE .....................................     8,868,674       1,473,533

OPERATING EXPENSES
    Commissions .................................     3,169,704             -
    Cost of travel services and products ........     1,629,313         832,829
    Depreciation and amortization ...............       293,539          25,107
    Marketing and selling .......................           400          30,464
    General and administrative ..................     3,275,908         600,389
                                                   ------------    ------------
TOTAL OPERATING EXPENSES ........................     8,368,864       1,488,789
                                                   ------------    ------------

INCOME (LOSS) FROM OPERATIONS ...................       499,810         (15,256)

OTHER INCOME (EXPENSES)
    Loss from sales of securities ...............        (5,671)         (5,191)
    Interest and dividend income ................        39,534          25,834
    Interest expense ............................      (682,206)        (10,409)
                                                   ------------    ------------
TOTAL OTHER INCOME (EXPENSES) ...................      (648,343)         10,234
                                                   ------------    ------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)      (148,533)         (5,022)

INCOME TAX EXPENSE (BENEFIT)
    Current .....................................       110,154             746
    Deferred ....................................      (121,981)            -
                                                   ------------    ------------
TOTAL INCOME TAX EXPENSE (BENEFIT) ..............       (11,827)            746
                                                   ------------    ------------

NET INCOME (LOSS) ...............................  $   (136,706)    $    (5,768)
                                                   ============    ============

BASIC EARNINGS (LOSS) PER SHARE:
    WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING ..    23,723,917      10,879,983
                                                   ============    ============

    BASIC EARNINGS (LOSS) PER SHARE .............  $      (0.01)    $     (0.00)
                                                   ============    ============

DILUTED EARNINGS (LOSS) PER SHARE:
    WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
        AND DILUTIVE POTENTIAL COMMON SHARES ....    23,723,917      10,879,983
                                                   ============    ============

    DILUTED EARNINGS (LOSS) PER SHARE ...........  $     (0.01)    $      (0.00)
                                                   ============    ============


  See independent accountants' review report and notes to financial statements

                                      (4)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)

                                                       2005             2004
                                                   ------------    ------------


REVENUE
    Commissions .................................  $    484,525    $        -
    Franchise fees ..............................           -            50,857
    Franchise service and other fees ............        66,500         151,571
    Travel products and services ................     1,309,608         567,460
    Online travel income ........................       247,020         125,262
    Advertising and other .......................        56,917             -
    New RTA sales ...............................       677,113             -
    Monthly maintenance fees ....................     1,997,155             -
    Printing and administrative service fees ....       687,840             -
                                                   ------------    ------------
GROSS REVENUE ...................................     5,526,678         895,150

LESS: RETURNS AND ALLOWANCES ....................       205,198             -
                                                   ------------    ------------

NET REVENUE .....................................     5,321,480         895,150

OPERATING EXPENSES
    Commissions .................................     2,058,401             -
    Cost of travel services and products ........     1,096,679         552,914
    Depreciation and amortization ...............       148,192          13,995
    Marketing and selling .......................           400          15,590
    General and administrative ..................     1,752,906         298,325
                                                   ------------    ------------
TOTAL OPERATING EXPENSES ........................     5,056,578         880,824
                                                   ------------    ------------

INCOME FROM OPERATIONS ..........................       264,902          14,326

OTHER INCOME (EXPENSES)
    Loss from sales of securities ...............           -            (5,727)
    Interest and dividend income ................        32,306          22,520
    Interest expense ............................      (427,159)         (5,112)
                                                   ------------    ------------
TOTAL OTHER INCOME (EXPENSES) ...................      (394,853)         11,681
                                                   ------------    ------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)      (129,951)          26,007

INCOME TAX EXPENSE (BENEFIT)
    Current .....................................       107,768            (210)
    Deferred ....................................      (121,981)            -
                                                   ------------    ------------
TOTAL INCOME TAX BENEFIT ........................       (14,213)           (210)
                                                   ------------    ------------

NET  INCOME (LOSS)...............................  $   (115,738)    $     26,217
                                                   ============    ============

BASIC EARNINGS (LOSS) PER SHARE:
    WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING ..    24,317,269      10,879,983
                                                   ============    ============

    BASIC EARNINGS (LOss) PER SHARE .............  $      (0.00)   $       0.00
                                                   ============    ============

DILUTED EARNINGS (LOSS) PER SHARE:
    WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
        AND DILUTIVE POTENTIAL COMMON SHARES ....    24,317,269      10,879,983
                                                   ============    ============

    DILUTED EARNINGS (LOSS) PER SHARE ........... $      (0.00)   $       0.00
                                                   ============    ============

  See independent accountants' review report and notes to financial statements

                                      (5)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)



                                  Series B Convertible                                  Additional                       Total
                                     Preferred Stock            Common Stock              Paid-In      Accumulated    Stockholders'
                                -----------------------   --------------------------
                                   Shares       Amount      Shares          Amount        Capital        Deficit         Equity
                                -----------    --------   ------------   -----------  ------------    ------------     -----------
BALANCE AT JANUARY 1, 2005        4,092,376  $    4,092     18,976,125   $    18,976  $ 22,055,712   $  (6,186,506)  $  15,892,274

CONVERSION OF PREFERRED STOCK
     TO COMMON STOCK             (4,092,376)     (4,092)     4,092,376         4,092        -               -            -

ALLOCATION OF PROCEEDS FROM
ISSUANCE OF CONVERTIBLE DEBT                                                               706,000             -           706,000


COMMON SHARES ISSUED
     FOR SERVICES                    -            -             95,820            96        91,574          -               91,670

COMMON SHARES ISSUED
     THROUGH PRIVATE
     PLACEMENT MEMORANDUM            -            -          1,200,000         1,200       958,800          -              960,000

UNREALIZED HOLDING LOSSES
     ARISING DURING THE PERIOD       -            -              -             -            -               -                 (427)

NET LOSS                            -            -              -             -            -             (136,706)        (136,706)
                                -----------   --------- ------------    -----------    ------------    ------------   --------------

BALANCE AT JUNE 30, 2005             -       $    -         24,364,321   $    24,364  $ 23,812,086   $  (6,323,212)  $  17,512,811
                                ===========   =========   ============   ===========    ============    ============  ==============



BALANCE AT JANUARY 1, 2004           -       $    -         10,879,983   $    10,880  $   6,574,385  $  (5,898,196)  $     687,069

NET LOSS                             -            -              -             -            -               (5,768)         (5,768)
                                -----------   --------- ------------    -----------    ------------    ------------   --------------

BALANCE AT JUNE 30, 2004             -       $    -      -  10,879,983   $    10,880  $   6,574,385  $  (5,903,964)  $     681,301
                                ===========   =========   ============   ===========    ============    ============  ==============





  See independent accountants' review report and notes to financial statements

                                      (6)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)

                                                                                2005           2004
                                                                            -----------    -----------


CASH FLOWS FROM OPERATING ACTIVITIES
   Net  loss  ..................................................,,,,,,,..  $   (136,706)    $    (5,768)
   Adjustments to reconcile net  (loss) to net cash
      provided (used) by operating activities:
         Depreciation and amortization ..................................       293,539         25,107
         Common shares issued for services ..............................        91,670            -
         Loss from sales of securities ..................................         5,671          5,191
         Amortization of debt discount                                          588,333             -
         Changes in assets and liabilities:
             Increase in accounts receivable ............................      (217,173)       (12,429)
             Increase in prepaid commissions ............................    (2,327,438)           -
             Increase in other prepaid expenses and current assets ......      (465,764)       (16,697)
             Increase in security deposits, net .........................       (22,278)           -
             Increase in deferred tax assets ............................      (121,981)           -
             Increase (decrease) in accounts payable and accrued expenses      (139,714)        41,147
             Increase in revenue received in advance ....................     2,319,249            942
             Increase in income taxes currently payable .................       108,740            -
             Increase in accrued interest payable .......................        16,251            -
                                                                            -----------    -----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES ........................        (7,601)        37,493

CASH FLOWS FROM INVESTING ACTIVITIES
         Purchases of property and equipment ............................      (161,789)           -
         Payment for software license fee and costs of development ......           -          (45,000)
         Proceeds from sales of securities ..............................       172,042         47,209
         Investments in marketable securities ...........................    (1,134,881)           -
         Transfers from brokerage accounts ..............................     1,145,197            -
         Loans to franchisees and others, net ...........................      (101,329)       (44,200)
                                                                            -----------    -----------
NET CASH USED BY INVESTING ACTIVITIES ...................................       (80,760)       (41,991)

CASH FLOWS FROM FINANCING ACTIVITIES
         Advance from acquisition of software ...........................           -           40,500
         Proceeds from issuance of long-term debt .......................     2,140,721            -
         Proceeds from issuance of common stock .........................       960,000            -
         Principal payments on debt .....................................       (41,848)        (7,420)
                                                                            -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ...............................     3,058,873         33,080
                                                                            -----------    -----------

NET INCREASE IN CASH ....................................................     2,970,512         28,582

CASH, BEGINNING OF PERIOD ...............................................        25,449         62,718
                                                                            -----------    -----------

CASH, END OF PERIOD .....................................................   $ 2,995,961    $    91,300
                                                                            ===========    ===========




Supplemental disclosure of cash flow information:
Cash paid during the period for:
   Interest .............................................................   $    77,622    $    10,409
   Income taxes .........................................................   $     1,414    $       746

  See independent accountants' review report and notes to financial statements

                                      (7)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

YTB International, Inc. ("YTBL", or the "Company") and its three wholly-owned subsidiaries, Rezconnect Technologies, Inc., YourTravelBiz.com, Inc., and YTB Travel Network, Inc. (sometimes hereafter collectively referred to as the "Company"), are the entities that resulted from a corporate reorganization that took place on January 4, 2005. On that date YTBL re-incorporated in the State of Delaware, while simultaneously effecting a name change, by means of a "downstream merger" between itself (then incorporated in the State of New York under its former name of Rezconnect Technologies, Inc., hereafter referred to as "the former Rezconnect" during periods when incorporated as such), and a Delaware corporation named YTB International, Inc. The former Rezconnect then changed its name to YTB International, Inc. at the time of the merger of the two entities.

On December 8, 2004, prior to the January 4, 2005 merger that formed the current YTB International, Inc., the former Rezconnect acquired 100% of the outstanding common shares from the stockholders of YourTravelBiz.com, Inc. ("YTB"), following requisite approval by the Boards of Directors and stockholders, in a business combination structured as a statutory merger under New York State law and the reorganization provisions of the Internal Revenue Code. This acquisition, recorded at a total value of $15,257,445, was effected through an exchange of equity interests, with the former Rezconnect exchanging 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for all of the outstanding common stock of YTB.

On January 4, 2005, subsequent to the New York merger between the former Rezconnect and YTB, the assets of this new combined entity were assigned respectively to three newly-organized privately-held Delaware corporations, respectively, Rezconnect Technologies, Inc. ("Rezconnect"), YourTravelBiz.com, Inc. ("YTB"), and YTB Travel Network, Inc. ("YTB Travel"), with each new entity becoming a wholly-owned subsidiary of the former Rezconnect on that date. It was also on January 4, 2005, subsequent to the merger between the former Rezconnect and YTB, that YTBL was formed via the Delaware merger discussed above. As a consequence of this Delaware merger and associated re-incorporation, YTBL became the successor to the former Rezconnect Technologies, Inc. and its three aforementioned subsidiaries, with each subsidiary becoming a wholly-owned subsidiary of YTBL on January 4, 2005.

Following both the re-incorporation of the former Rezconnect to the now current YTB International, Inc. and a corresponding increase in the number of its authorized common shares from 20,000,000 to 50,000,000, each share of the aforementioned Series B convertible preferred stock was converted into one share of YTBL common stock on January 9, 2005.

The Company provides internet-based travel-related services and technology, which offers proprietary reservation systems for the travel and entertainment industry, and is also a full-service provider of discount travel products and services to the leisure and small business traveler. The Company operates under various trade names, including "Your Travel Biz", "YTBnet.com", "Travel Network", "Global Travel Network" and "Travel Network Vacation Central", as well as internet websites "Bookmytravel.com", "REZconnect.com" and "RezCity.com". The Company provides services to customers located primarily in the United States, and maintains its corporate headquarters in the State of New Jersey. Two of its subsidiaries maintain administrative offices in Illinois.

                   See independent accountants' review report

                                       (8)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)

Each of the three aforementioned operating subsidiaries was formed to divide the Company's operations into three basic divisions. The YourTravelBiz.com, Inc. subsidiary markets online travel agencies on behalf of YTB Travel Network, Inc. by use of sales representatives. Such allows the representatives to build a linked-by-sponsorship network of representatives. The Rezconnect Technologies, Inc. subsidiary owns, maintains and develops online and other booking technologies for suppliers within the travel industry. It also franchises brick and mortar travel agencies. The YTB Travel Network, Inc. subsidiary is a travel agency which books travel reservations and transactions, collects payments and licensing fees, and pays sales commissions.

All of the Company's franchised operations are independently owned and operated. All sales of travel products by the Rezconnect subsidiary are made through its independent agencies and franchisees, or through its interactive websites. Operational expenses consist of franchise system sales and support personnel, executive management and minimal administrative personnel.

The Company is also engaged in the business of wholesale travel, providing products and services to its franchisees which are obtained from tour operators and cruise lines, and operates as a retail travel agency through its booking subsidiary (Rezconnect), as described in greater detail above.

The former Rezconnect had signed an exclusive 20-year management agreement with YTB in 2002 to provide travel website hosting to YTB. Upon its acquisition of YTB in December 2004, the contract was modified to eliminate the 20-year exclusivity clause. No other contract terms or clauses changed as a result of the merger. Fees remain billable pursuant to the terms of the original agreement and are recorded as intercompany transactions. Such fees are eliminated in consolidation.

In recent years, the Company began shifting its operations away from franchising in order to concentrate on developing its internet travel agency business. The Company's investments in software and technology are directed towards the enhancement of its online travel agency.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation
----------------------
The accompanying consolidated financial statements include the accounts of YTB International, Inc. and its three wholly-owned subsidiaries, Rezconnect Technologies, Inc., YourTravelBiz.com, Inc., and YTB Travel Network, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of accounting
-------------------
The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles under the accrual method. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred.

Cash and cash equivalents
-------------------------
Cash and cash equivalents include all highly-liquid investments with original maturities of three months or less when purchased.

                   See independent accountants' review report

                                       (9)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates
----------------
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those related to the recoverability of capitalized software costs and receivables generated from advertising sales.

Revenue recognition
-------------------

Franchise fees
--------------
Payment of an initial franchise fee is due upon the execution of a franchise agreement with the franchisee. Such franchise fees are charged for the right of the franchisee to conduct business by the use of resources provided by the Rezconnect subsidiary. Payment may be in the form of cash or notes, or in a combination thereof. Revenue is deferred until all material conditions prior to the opening of a franchised business have been satisfied and all substantial doubts of collectibility have been eliminated, the culmination of which is generally upon the receipt of payment. Such conditions include the selection of a site location by the franchisee and the subsequent execution of a corresponding lease agreement. The associated rights of customers and Rezconnect's obligations over the period of the relationship are described in detail in the master franchise agreement. Such franchise fees are non-refundable once a site location has been selected by the franchisee.

In addition, referring travel agents ("RTAs") purchase business opportunities from YTB Travel. Each new RTA pays an initial up-front fee, plus a monthly fee thereafter for as long as the RTA remains in the system. The aggregate business license and opportunity fee revenues generated from RTAs, both initially and ongoing, far exceed the revenues generated from the Rezconnect brick and mortar franchises. For more detail, see the description of same in Note 1.

Travel products and services
----------------------------


Commissions earned by the YTB Travel Network, Inc. subsidiary from its sales of travel products and services are recognized when earned. Revenues earned from all other sales of travel and related products, where the Company is the agent of record, are recorded when earned at their aggregate retail value. Cancellations have not historically been material.


Advertising and other
---------------------
Advertising revenue, franchise service fees and other revenues are recognized as they become due and payable. "Other" revenue consists primarily of travel-related income from the operation of the Company's retail travel service, in addition to certain earned commissions.

Online travel income
--------------------
Online travel income is recognized when earned. Income is recorded on a monthly basis based upon the number of websites hosted.

                   See independent accountants' review report

                                      (10)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue recognition (continued)
-------------------------------

Referring Travel Agent (RTA) sales and fees
-------------------------------------------

YourTravelBiz.com, Inc. (YTB), the entity acquired by the former Rezconnect on December 8, 2004, generates revenue from the selling of online travel agencies, and from providing maintenance and training services to the new business owners of such online travel agencies. These online revenues are generated from new RTA sales and existing RTA maintenance fees. An initial up-front sign-up fee, comprised of four separate components, is required of each new RTA. However, not one of the individual fee components (namely, a fee for the preparation and delivery of training materials; the establishment of a website; the setup in the online system that permits immediate tracking of RTA revenue; and also residual RTA benefits) has a standalone value or represents the culmination of a separate earnings process. As such, and in accordance with both Staff Accounting Bulletin No. 104 (SAB 104) of the U.S. Securities and Exchange Commission, and Issue No. 00-21 of the Emerging Issues Task Force(EITF), a committee established by the Financial Accounting Standards Board (FASB), the recognition of all up-front fees received from new RTA sales is deferred. Such fees are recognized as income over a period of thirty-six months, which is the average historical RTA turnover rate. The current and noncurrent deferred portions of such fees received are reflected as liabilities in the consolidated balance sheets. A 3-day right-of-return period is extended to each new RTA; after such time no refund is available. Monthly hosting and service fees are recognized in the month after the services are provided, site fees are recognized as revenue in the month that the service is provided, and license fees are recognized 30 days following the expiration of the license period. The associated rights of customers and obligations of YTB over the period of the relationship are described in detail in the master franchise agreement.

Commission income
-----------------
Commissions and incentives earned from travel sales are recognized upon receipt and are recorded on a net basis. Commissions earned where the Company acts in the capacity of a wholesaler are recorded at their gross amount. The cost of such revenue is recorded separately as an operating expense.

Expense recognition of commission costs
---------------------------------------
YTB incurs commission costs that are directly related to the origination of new RTA sales; sales which result in the deferral of revenue. Such incremental direct commission costs are capitalized in accordance with FASB Technical Bulletin No. 90-1 (FTB 90-1). In addition, the Company has elected to account for such commission costs in accordance with SAB 104 and FTB 90-1 by deferring and charging such costs to expense in proportion to the related revenue recognized, over the same deferral period of thirty-six months.

Concentration of credit risk
----------------------------
The Company is subject to credit risk through its cash, trade receivables, short-term investments and notes receivable. Credit risk with respect to cash is minimized, as deposits are maintained in accounts insured up to $100,000 by the Federal Deposit Insurance Corporation. Credit risk with respect to trade receivables is minimized due to the nature of its customer base and geographic dispersion of such customers. Short-term investments are placed in a highly-rated mutual bond fund to minimize credit risk. As of June 30, 2005 the Company's uninsured cash balances totaled approximately $900,000.

                   See independent accountants' review report

                                      (11)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, equipment and depreciation
------------------------------------
Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed by the use of straight-line and accelerated methods for both reporting and income tax purposes. Expenditures for maintenance and repairs are expensed as incurred, while renewals and improvements that extend the useful life of an asset are capitalized.

Investments in marketable securities
------------------------------------
The Company has adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires certain investments to be classified into the following three categories: held-to-maturity (recorded at amortized cost), available-for-sale (recorded at fair market value), and trading (recorded at fair market value). The Company classifies and reflects its marketable equity securities as "available-for-sale" securities in the current asset section of its consolidated balance sheet. Realized gains and losses, determined by use of the first-in, first-out (FIFO) method, are included in earnings; unrealized holding gains and losses are reported as a component of stockholders' equity, included in accumulated other comprehensive income.

Goodwill and other intangible assets
------------------------------------
Goodwill, which is the excess of cost over the fair value of net assets (including identifiable intangibles) acquired in a business acquisition, is stated at historical cost less accumulated amortization. Goodwill had been amortized on a straight-line basis over a five-year period until the adoption of FASB Statement No. 142, "Goodwill and Other Intangible Assets", on January 1, 2002. Pursuant to this financial accounting standard, amortization of goodwill has been discontinued for financial accounting reporting purposes, but is instead tested for impairment on an annual basis. With respect to recognized intangible assets other than goodwill, such assets with finite useful lives are amortized over their useful lives, while assets with indefinite useful lives are not amortized. All intangible assets are likewise tested for impairment on an annual basis.

Advertising costs
-----------------
Pursuant to the provisions of Statement of Position ("SOP") No. 93-7 issued by the American Institute of Certified Public Accountants, advertising costs are expensed as incurred.

Adoption of other accounting pronouncements
-------------------------------------------
In June 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". SFAS No. 141 supersedes the accounting and reporting requirements under APB Opinion No. 16, "Business Combinations", by requiring that only the "purchase method" be used to account for business combinations. More specifically, SFAS No. 141 discusses the application of the purchase method as it relates to a business combination effected through an exchange of equity interests. Accordingly, the provisions of SFAS No. 141 have been adopted and were employed in connection with the merger between the former Rezconnect Technologies, Inc. and YourTravelBiz.com, Inc. on December 8, 2004, as described in Note 1.

                   See independent accountants' review report

                                      (12)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Adoption of other accounting pronouncements (continued)
-------------------------------------------------------

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" - an Interpretation of ARB No. 51" ("FIN 46"), which addresses consolidation of variable interest entities. FIN 46 expands the criteria for consideration in determining whether a variable interest entity should be consolidated by a business entity, and requires existing unconsolidated variable interest entities (which include, but are not limited to, Special Purpose Entities, or "SPEs") to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date, and applies in the first fiscal year or interim period beginning after September 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 is not expected to have a material impact on the consolidated results of operations or financial position of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts modified or entered into after September 30, 2003, and for hedging relationships designed after September 30, 2003. The Company does not believe that the adoption of SFAS No. 149 will materially impact its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires entities to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 was effective beginning with the second quarter of fiscal year 2004; the Company does not believe that the adoption of SFAS No. 150 will have a material impact on its consolidated financial statements.

Accounts and notes receivable
-----------------------------
The Company reflects both accounts and notes receivable at their outstanding principal balances as of the balance sheet date, as adjusted by any charge-offs or allowances established as a reserve for potentially uncollectible accounts.

Comprehensive income
--------------------
The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components, when the amount of such comprehensive income is considered to be material.



                   See independent accountants' review report

                                      (13)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Profit-sharing plan
-------------------
The Company sponsors a profit-sharing plan ("plan"), which is a defined contribution pension plan, for all eligible employees. All employees who have completed 1,000 hours of service during the plan year may participate. Contributions are accrued and paid out of the Company's current profits at the discretion of the Company's Board of Directors. Employees may make voluntary contributions, subject to statutory limitations. The Company elected not to make any plan contributions during either six-month period ended June 30, 2005 or 2004.

Stock-based compensation
------------------------
In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", companies with stock-based compensation plans are required to recognize compensation expense based on the "fair value" accounting method, or must otherwise apply the "intrinsic value" method provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and disclose pro forma net income assuming the fair value method had been applied.

The Company has elected to adopt the disclosure-only provisions of SFAS No. 123 and, accordingly, computes compensation expense for employees as prescribed by APB 25. Under APB 25, compensation cost (if any) is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. For stock options granted to non-employees, expense is measured based upon the fair value method prescribed by SFAS No. 123.

During 2004, the former Rezconnect issued 900,000 shares of its common stock as additional compensation to its Chief Financial Officer ("CFO") to cover the shortfall between actual salary paid to the CFO and the agreed-upon compensation amount, pursuant to an employment agreement between the CFO and the Company. Such stock compensation covered periods served during the years 2001 through 2004. Of the 900,000 shares issued, 500,000 of which (valued at $50,400), were issued to compensate the CFO for services rendered in 2004. The remaining 400,000 shares pertained to services rendered in years 2001 through 2003, valued at $67,200 in each of those years.

Earnings per share
------------------

Basic earnings (or loss) per share is based on the weighted-average number of common shares outstanding. Diluted earnings (or loss) per share assumes that outstanding common shares are increased by common shares issuable upon the exercise of stock options and warrants, and by the conversion of preferred stock, where such exercise or conversion would be dilutive. For the six and three-month periods ended June 30, 2005, the effect on the basic loss per share by the incremental shares issued from the assumed exercise of stock options and warrants (as determined by use of the "treasury stock method" prescribed by SFAS No. 128) would be anti-dilutive. Accordingly, such incremental shares are not included in the calculation of the Company's diluted loss per share in each of those periods. Such incremental increase in the number of common shares would also have an anti-dilutive effect on the basic loss per share for the six-month period ended June 30, 2004. For the three-month period ended June 30, 2004 the effect would also be anti-dilutive, as the average market price of the stock during that period did not exceed the issuance price.


                   See independent accountants' review report

                                      (14)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share (continued)
------------------------------
As discussed in Note 1, there were 4,092,376 shares of the former Rezconnect's Series B convertible preferred stock issued on December 8, 2004 that were subsequently converted into YTBL common shares on January 9, 2005. These preferred shares, however, were considered to be common stock equivalents on the date of original issuance. Accordingly, all 4,092,376 shares of the Company's Series B convertible preferred stock are or will be included in the calculation of the Company's earnings (or loss) per common share for all periods presented on and after December 8, 2004.

Capitalized software costs
--------------------------
Pursuant to SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company capitalizes certain costs incurred during an internal use software development project, including costs related to applications, infrastructure, and graphics development for the Company's websites. Capitalized costs consist of the cost of the software license agreement (Note 11), and certain external direct costs of materials and licensor-provided services incurred in developing the software for its specific applications. Capitalized software costs are amortized over their expected useful lives of thirty-six months.

Marketing compensation plan
---------------------------
YTB offers a compensation plan to its sales representatives under an arrangement that pays the representatives direct sales commissions, override compensation (if qualified) and other bonus incentives based upon the amount of each representative's sales, or enrolled referrals. Direct sales commissions are paid on a weekly basis, based upon the amount of the previous week's sales. For active representatives, residual commissions are paid on a monthly basis, following the month earned. Bonuses are earned by maintaining a minimum number of personal enrollments. Commission costs are capitalized and recognized as expense in proportion to the related revenue recognized, over a period of thirty-six months.


NOTE 3 - LONG-TERM DEBT

On January 11, 2002, as a result of the events of September 11, 2001, the former Rezconnect borrowed $324,500 from the United States Small Business Administration ("SBA") under its disaster relief program. Payments were to have initially commenced in January 2003. However, the SBA extended the commencement date into November 2003. The loan is repayable via a monthly installment of $2,607, including interest at 4% per annum, through October 2017. The loan is personally guaranteed by the Company's Chief Executive Officer, and is collateralized by the accounts receivable and property and equipment of the Company. The outstanding loan balance as of June 30, 2005 and 2004 was $293,097 and $313,750, respectively.


                   See independent accountants' review report

                                      (15)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 3 - LONG-TERM DEBT (CONTINUED)

As of June 30, 2005, the Company had outstanding notes payable totaling $140,721 due to two of its officers who had advanced funds to the Company. The notes are unsecured and bear interest at the prevailing prime rate. The note provisions contain no set terms of repayment.


During 2004, the former Rezconnect acquired a software license right to conduct its online franchise business. The total cost of this software license right was $45,000. An option to make installment payments of $9,000 per year for five years, at the prevailing rate of interest, was granted by the provider. The note is secured by various Company assets. The outstanding balance due on this note as of June 30, 2005 and 2004 totaled $34,000 and $40,500, respectively.


During January 2005, the former Rezconnect entered into an agreement with an investor to raise an additional $2,000,000 of capital via a convertible term note ("Note"), together with any accrued and unpaid interest thereon, maturing on January 26, 2008. The Note was superior to the subordinate SBA loan of approximately $300,000 on Rezconnect. The terms of the Note include the provision under the associated payment schedule that the Note is to pay interest only during the first six months, with principal and interest payments beginning in August 2005. In addition, the Note is required to be paid in full within 30 months (by January 2008) unless the investor chooses to exercise the convertibility feature of the stock sooner (which the investor has the right to do under the terms of the agreement). Such Note was executed and subordinated on February 7, 2005.

Under the terms of the associated agreement, repayment is to be made either in the form of cash or stock, or in a combination thereof, based on the trading price of the stock at each due date level. The Note bears interest equal to the prevailing "prime rate", plus three percent (3%). The interest rate has an eight percent (8%) floor. The Company will receive a downward interest adjustment on the interest rate on the outstanding loan balance if the stock of the Company increases as follows: for each twenty five percent (25%) increase in stock price value above the fixed conversion price of $0.80 for the first 1,250,000 shares, and $1.25 for the second 800,000 shares, the interest will be reduced for that payment period by 50 basis points (0.50%).

The minimum amount that can be converted into shares of common stock of the Company is subject to two conditions. The first is that the stock must be trading in an amount equal to 110% of the fixed conversion price (which, for the first 1,250,000 shares, is $0.80 per share). Therefore, the stock must trade above $0.88 per share and the amount of such conversion may not exceed twenty five percent (25%) of the aggregate dollar trading volume of the stock for the twenty two (22)- day trading period immediately preceding the applicable repayment date. The second condition requires that any amount due on a repayment date that the investor has not been able to convert into shares of common stock due to the failure to meet the conversion criteria, shall be paid in cash by the Company at the rate of 102% of the monthly amount otherwise due on such repayment due date.


                   See independent accountants' review report

                                      (16)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

The Company has the option of prepaying this Note ("Optional Redemption") by paying to the investor the sum of money equal to one hundred thirty percent (130%) of the principal amount of the Note at any time, based on the outstanding amount due plus any accrued interest. The investor has the right, in its sole discretion, to accept the cash payment or to exercise the right to take all stock, or stock and cash, by notifying the Company within seven (7) days of the Optional Redemption notice.

Under the agreement, the Company is required to make monthly principal payments to the holder on each repayment date, each in the amount of $66,667 together with any accrued and unpaid interest to date. If the stock is trading at or above 110% of the fixed conversion price stated above, and the average dollar trading volume does not exceed 25% of the last twenty two (22) trading days, the Company would then be permitted to make payment in stock at a value of $66,667 divided by $0.80, or 83,333 shares of common stock, plus accrued interest.

The warrants issued with the Note are based on providing shares convertible into common stock at $1.58 for the first 400,000 shares and $1.72 for the remaining 400,000 shares. The investor is permitted to convert these shares anytime between the date of registration of the shares on the associated Form SB-2 and January 26, 2012. Such exercise price is determined by averaging the closing bid and asked prices reported for the last business day immediately preceding the exercise date.

The Company is liable under the terms of this agreement for the approximate maximum amount of $340,005 of principal and accrued interest in 2005, should the quoted market price of its stock fall below $0.88 per share. Such maximum liability would approximate $816,013, plus accrued interest, per year in years 2006 and beyond if the quoted market price of its stock were to fall below $0.88 on the first 1,250,000 shares converted and $1.375 on the second 800,000 shares converted.

This convertible Note contains a beneficial conversion feature, as the debt may be convertible into common stock at fixed-dollar conversion prices as of the commitment date (February 1, 2005) that were lower than the market price of the common stock on that same date. The date of earliest conversion is August 1, 2005. In applying the provisions of EITF Issue No. 98-5 and No. 00-27, the intrinsic value of the beneficial conversion feature, or debt discount, has been calculated to be $706,000. This debt discount is being recognized as interest expense over the six-month period February 1, 2005 through July 31, 2005, at a monthly amortization of $117,667. The debt discount recognized as interest expense during the six and three-month periods ended June 30, 2005 was $588,333 and $353,000, respectively.


In addition, as of June 30, 2005, the Company is financing three vehicles, payable in monthly installments ranging from approximately $1,000 to $1,200, at the rate of approximately 6.25%. The loans are payable through April 2008. The balances due on these vehicle loans as of June 30, 2005 totaled $136,150.


Minimum principal payments of long-term debt as of June 30, 2005 are as follows:


      Twelve months
     ending June 30,                          Amount
     ---------------                          ------

           2006                          $    78,093
           2007                               36,328
           2008                               26,156
           2009                               22,018
           2010                               22,915
           Thereafter                      2,300,791
                                           ---------

           Total                         $ 2,486,301
                                           =========



                   See independent accountants' review report


                                      (17)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)



NOTE 4 - CONSULTING AGREEMENT WITH EXECUTIVE

A consulting agreement was entered into with a Company executive during April 2005 for the Company to pay such executive, from May 1, 2005 through April 30, 2006, a monthly fee of $10,000 (plus an additional $1 per month for each new sign-up site sold in each month) for consulting services. A one-year renewal option is available upon the expiration of the original one-year agreement.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases
------
The Company is obligated under an operating office lease through April 30, 2008, to pay minimum annual rentals, currently at $44,000 per year plus real estate taxes and operating cost charges.

In addition, the Company (the former Rezconnect) has entered into various operating lease agreements with Wal-Mart Stores, Inc. (Wal-Mart) for eight locations pursuant to a master lease agreement. The Company has also entered into sub-lease agreements with franchisees at many of these Wal-Mart locations. The Company has an option to renew both the leases with Wal-Mart and the subleases with the franchisees for a two-year period and, additionally, for three one-year periods.

Following is a summary of net rental income for the six months ended June 30, 2005 and 2004:


                                                  2005              2004
                                                  ----              ----

      Sublease rental income                $   70,926        $   97,136
      Less: minimum rental expense              62,880            87,369
                                                ------            ------

         Net rental income                  $    8,046        $    9,767
                                               =======           =======


Minimum future rental payments under non-cancelable operating leases (including the Wal-Mart location leases), having remaining terms in excess of one year as of June 30, 2005 are as follows:

        Twelve months
        ending June 30,                     Headquarters   Wal-Mart Locations
        ---------------                     ------------   ------------------

         2006                               $   46,815        $  147,876
         2007                                   46,875           147,876
         2008                                   46,890           147,876
                                              --------        ----------

            Total                           $  140,580        $  443,628
                                               =======           =======

                   See independent accountants' review report


                                      (18)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)



NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Other Lease
The former Rezconnect assumed leases of its acquiree for copy machines under non-cancelable operating leases expiring in calendar year 2007. Future minimum payments in excess of one year are approximated as follows:

                               Twelve months
                               ending June 30,                    Amount
                               ---------------                    ------

                                    2006                      $    7,914
                                    2007                           5,936
                                                                 -------

                                      Total                   $   13,850
                                                                  ======



Legal Proceedings
-----------------


During June 2005, the Company and its Chief Executive Officer (the "defendants") were served a citation for a claim asserted against the defendants on May 20, 2005. In the opinion of legal counsel as of June 30, 2005, it was remote (as defined in SFAS No. 5) that either the Company or its CEO would receive a judgment against either or both. It was subsequently decreed by the U.S. District Court during August 2005 that all claims against the defendants be dismissed.


Employment Agreements with Senior Management
--------------------------------------------
Following the merger with YTB on December 8, 2004, the former Rezconnect entered into long-term employment agreements with J. Lloyd Tomer (its Chairman), Michael
Y. Brent (its CEO), Kim Sorensen (its President), Derek Brent (its Secretary) and J. Scott Tomer (its Treasurer), collectively the "Senior Executives". Such agreements commenced on January 1, 2005 and expire December 31, 2009. Each
Senior Executive is subject to confidentiality, non-raid and non-compete provisions. (Mr. Brent's prior 2004 employment agreement was cancelled and superseded in the context of putting in place these nearly identical employment agreements with senior management). Each Senior Executive, so long as they continue to be employed by the Company, will be paid, directly or indirectly, a combination of (i) a base salary, and (ii) stock options and/or warrants, as so determined by the Board of Directors, acting as a Compensation Committee, based on the Company's financial performance. Each Senior Executive will continue to be subject to their respective confidentiality covenants and, for 3 years, their non-compete covenants. Additionally, the estate of each Senior Executive will receive a death benefit in an amount equal to one year's salary.




                   See independent accountants' review report


                                      (19)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)



NOTE 6 - STOCK OPTIONS

The number of stock options outstanding as of June 30, 2005 and 2004 was 475,000, with a weighted-average exercise price of $1.08. No options were granted, exercised, forfeited or canceled during either of the six-month periods ended June 30, 2005 or 2004.

A summary of stock options outstanding and exercisable as June 30, 2005 are as follows:

--------- ------------ -------------- -------------- ----------- ---------------
                          Options     Outstanding     Options     Exercisable
--------- ------------ -------------- -------------- ----------- ---------------
                          Weighted-     Weighted-                  Weighted-
Exercise     Number        Average       Average       Number       Average
  Price   Outstanding  Remaining Life Exercise Price Exercisable Exercise Price
--------- ------------ -------------- -------------- ----------- ---------------

--------- ------------ -------------- -------------- ----------- ---------------
$1.00       410,000       5 Years         $1.00        351,000        $1.00
--------- ------------ -------------- -------------- ----------- ---------------
$2.00        65,000       5 Years         $2.00         45,000        $2.00
--------- ------------ -------------- -------------- ----------- ---------------

The fair value of the options granted for the six months ended June 30, 2005 and 2004 was estimated using the Black-Scholes option pricing model based on the following weighted-average assumptions:


Risk free interest rate                                   5.00%
Expected volatility                                     100.00%
Expected remaining lives                                  2
Expected dividend yield                                  -0-



NOTE 7 - INCOME TAXES

As a result of Federal tax loss carryforwards available to YTB International, Inc. (the "parent" company) in 2005, either by consolidated operations or by such tax attributes that succeeded to the parent resulting from the acquisition of YourTravel Biz.com, Inc. in December 2004, a deferred tax asset has been recognized in the amount of $121,981 as of June 30, 2005 for the estimated future benefit of Federal income taxes. Such asset value has been reduced to this estimated net realizable amount as of June 30, 2005 by a valuation allowance of approximately $700,000, as estimated in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. At June 30, 2004, the Company was uncertain if it would realize any future tax benefit of its deferred tax assets. Accordingly, a full valuation allowance had been established as a reserve against the Company's deferred tax assets as of June 30, 2004 and, therefore, no deferred income tax credits were recognized in the six-month period ended June 30, 2004.



                   See independent accountants' review report


                                      (20)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 8 - RELATED PARTY TRANSACTIONS
During the six-month period ended June 30, 2004, the Company incurred consulting fee expenses of approximately $12,000 for services provided by an entity owned by the Company's Chief Executive Officer, a significant shareholder of the Company. Under a new employment agreement reached in December 2004, such consulting fees have been eliminated.


NOTE 9 - SEGMENT INFORMATION
The Company operates in the following three business segments: providing and selling management services within the travel industry, including franchising activities; developing and commercializing internet-based technology programs; and online travel store services. Although the Company operates franchises in eight foreign countries, revenue is generated from just three of the countries. Such revenue generated from these three foreign countries amounts to an insignificant and immaterial portion of the overall total revenues of the Company. Accordingly, Company management considers it impracticable to report such geographic information.

Summarized financial information concerning the Company's reportable segments is shown in the following tables. The "other" column includes corporate items not specifically allocated to the segments. (Note: the amounts for the six months ended June 30, 2004 reflect pre-merger activity).

------------------------- --------------------- ---------------------- ----------------- --------------------- --------------

       Six-Month         Franchise and
      Period Ended       Travel- Related         Internet-Based         Online Travel
     June 30, 2005          Management         Technology Programs      Store Services         Other                  Total
                             Services
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
External and inter-
  segment revenue         $   2,954,335         $    4,327,760         $    431,461      $   1,155,118         $    8,868,674
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
 Segment profit (loss)    $     138,633         $      395,590         $    322,083      $    (993,012)        $      (136,706)
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
Total assets              $   1,637,719         $    6,329,242                 -         $  18,774,728         $   26,741,689
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
Capital expenditures               -            $      161,789                 -                  -            $      161,789
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
Depreciation and
  amortization                     -            $       20,347                 -         $     125,000         $      145,347
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
Investment income
  (loss), net             $     (13,834)        $       (6,902)                -               (39,274)        $      (60,010)
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------


------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
       Six-Month         Franchise and
      Period Ended       Travel- Related         Internet-Based         Online Travel
     June 30, 2004          Management         Technology Programs      Store Services         Other                  Total
                             Services
------------------------- --------------------- ---------------------- ----------------- --------------------- --------------
External and inter-
  segment revenue         $   1,200,534         $         -             $   232,215       $       -           $      1,432,749
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------
Segment profit (loss)     $     (23,264)                                $    17,496       $       -           $         (5,768)
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------
Total assets              $     289,372         $       92,362          $   794,134       $    776,226        $      1,952,094
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------
Capital expenditures               -                      -             $    45,000               -           $         45,000
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------
Depreciation and
  amortization                     -                                    $    25,107               -           $         25,107
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------
Investment income, net             -                      -                    -           $    20,643        $        20,643
------------------------- --------------------- ----------------------- ----------------- ------------------- ----------------

                   See independent accountants' review report


                                      (21)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 10 - BUSINESS COMBINATION
As described more fully in Note 1, a business combination structured as a statutory merger took place between the former Rezconnect Technologies, Inc. (referred to as the "Company" in this Note) and YourTravelBiz.com, Inc. ("YTB") on December 8, 2004. This merger was accounted for by use of the "purchase method", as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. In exchange for all of the outstanding common stock of YTB, the Company issued common stock (valued at $9,838,493) and Series B convertible preferred stock (valued at $5,418,952), or a total value of $15,257,445, to the stockholders of YTB. The total cost of this acquisition was allocated based upon the estimated fair values of the identifiable assets acquired and the fair values of the liabilities assumed at the date of acquisition. The recorded cost of the acquisition was based mainly on the number of sales representatives on hand at the time of contract negotiations during August 2004; financial projections of YTB, prepared and provided by YTB management; and on the estimated value of the Company's software development regarding two franchise systems, in addition to other intangible assets.

The total cost of this acquisition exceeded the net of the amounts assigned to assets acquired and liabilities assumed by $9,436,118, which was recorded as "goodwill". In accordance with SFAS No. 142, goodwill resulting from this acquisition has been recognized, but will not be amortized. This value representing goodwill will instead be tested for impairment on an annual basis.

Following is a summary of the  allocated  cost of the Company's  acquisition  of
YTB:


                                                        Asset
                                                     (Liability)
                                                     -----------
     Property  and equipment                     $      73,121
     Computer software                                   9,097
     Intangible assets (other than goodwill)         6,500,000
     Goodwill                                        9,436,118
     Short-term  debt                                 (102,342)
     Accounts payable and accrued expenses            (658,549)
                                                 -------------

             Net assets acquired                 $  15,257,445
                                                 =============

Management's primary reasons for acquiring YTB include the long-lasting business relationship between the two companies, with YTB being the primary customer of the Company. Other factors include management's belief that there is a larger growth potential as a combined company than as separate entities, among other reasons because of the referral marketing component that marketing contributes. More specifically, the merger is expected to increase travel market share in the retail sale of travel and travel-related services, a development that is unlikely using the prior brick and mortar agency business model. By acquiring marketing and combining the respective existing travel agency businesses of YTB and the Company, the merged entity provides both a new source of travel booking agencies plus an additional revenue source in the initial and ongoing monthly fees paid by the RTAs..

                   See independent accountants' review report


                                      (22)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)

NOTE 10 - BUSINESS COMBINATION (CONTINUED)

The estimated fair value of all identifiable assets acquired totaled $6,582,218. Goodwill was recognized in the amount of $9,436,118. Of the $6,500,000 of identifiable intangible assets acquired, $3,500,000 was assigned to trade names; $1,500,000 to internet domain names; and $1,500,000 to RTA sales agreements. Of these, only the RTA sales agreements (each of which having an estimated useful life of thirty-six months) are subject to amortization. With respect to the acquired intangible assets not subject to amortization, tests for impairment will be made on an annual basis.

As of June 30, 2005, the gross carrying amount and accumulated amortization of the RTA sales agreements ("agreements") was $1,500,000 and $291,667, respectively; amortization expense for the six months then ended totaled $250,000. Amortization expense of the agreements for the fiscal years ending December 31, 2005 and 2006 is estimated to be $500,000 in each of those years. The cost of the agreements will be fully amortized by November 30, 2007.

With respect to the acquired intangible assets recognized as assets apart from goodwill that are not subject to amortization, the respective gross carrying amounts as of June 30, 2005 are as follows: trade names - $3,500,000; internet domain names - $1,500,000. These intangibles have indefinite legal lives. As such, they are expected to contribute indefinitely to the Company's cash flows. No impairment losses have been recognized on these unamortized intangible assets.

The $9,436,118 of goodwill was assigned to the Company's business segments as follows: $7,022,105 to Franchise and Travel-Related Management Services; $1,172,679 to Internet-Based Technology Programs; and $1,241,334 to Online Travel Store Services.

The basis and method for determining the total acquisition cost of $15,257,445 included the following factors:
    o  YTB's customer-base and related revenue stream.
    o  YTB's operating system.
    o The number of representatives on YTB's sales force and related sales agreements.
    o The estimated value of YTB, based primarily on the above-listed factors, in comparison to the market value of the Company.

The cost of goodwill and all identifiable intangible assets acquired to be amortized and deducted for tax purposes for the years ending December 31, 2005 through 2018 is expected to be $1,062,408 in each of those years, which is based on current tax law that mandates use of the straight-line method over a period of 15 years for such assets. The cost goodwill will be fully amortized by November 30, 2007.

SFAS No. 141 requires the identification of the acquiring entity in a business combination. In this transaction effected through the exchange of equity interests, the Company (i.e., the former Rezconnect Technologies, Inc.) has been identified as the acquiring entity. Following are among the most pertinent facts and circumstances considered in the identification of the Company as the "acquiring entity" which, moreover, provides the rationale for the position taken that this transaction does not constitute a "reverse acquisition" as addressed in SFAS No. 141:

                   See independent accountants' review report


                                      (23)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2005 AND 2004
                                   (UNAUDITED)


NOTE 10 - BUSINESS COMBINATION (CONTINUED)

    o Day-to-day control continues to reside in the Company with its Chief Executive Officer ("CEO") at the parent company level (acknowledging that each operating subsidiary has its own Board of Directors and, accordingly, a degree of operational autonomy).
    o The Company's asset value constitutes more than 50% of the resulting total assets of the combined entity.
    o The CEO of the Company has convened and conducted each meeting of The Board of Directors that has occurred both before and after the merger.
    o The CEO of the Company continues to often be the sole signatory on filings with the Securities and Exchange Commission (SEC) and other documents.
    o  The CEO of the Company initiated and structured the merger with YTB.
    o Most funding and structuring initiatives continue to reside with the Company's CEO.
    o  The Company has provided funding to YTB prior to the merger.
    o The SEC reporting address and day-to-day operations emanate from the Company's New Jersey headquarters.


NOTE 11 - SOFTWARE LICENSE AGREEMENT AND DEVELOPMENT COSTS

During 2004, the former Rezconnect Technologies, Inc. ("Rezconnect") acquired a software license right to conduct its online franchise business. The total cost of this software license right was $45,000. Rezconnect has been given the option to make installment payments of $9,000 per year for five years. The cost of this software license is being amortized over its five-year life. During August 2004, Rezconnect acquired a new software right in the amount of $3,612. The cost of this software right is being amortized over its expected useful life of thirty-six months.


















                   See independent accountants' review report


                                      (24)

                            SUPPLEMENTARY INFORMATION
       (See independent registered public accounting firm's review report)







             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                          ON SUPPLEMENTARY INFORMATION




Our report on our reviews of the basic interim consolidated financial statements of YTB International, Inc. and subsidiaries as of June 30, 2005 and 2004, and for the six-month and three-month periods then ended, appears on page 1. Our reviews were made for the purpose of expressing limited assurance that there are no material modifications that should be made to the interim consolidated financial statements in order for them to be in conformity with U.S. generally accepted accounting principles. The information included in the accompanying interim consolidated supplementary schedules is presented only for supplementary analysis purposes. Such information has been subjected to the inquiry and analytical procedures applied in the reviews of the basic interim consolidated financial statements, and we are not aware of any material modifications that should be made thereto.








Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants

August 25, 2005






                                      (25)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                           SUPPLEMENTARY INFORMATION
         CONSOLIDATED SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                    SIX MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)

                                                  2005          2004
                                                ----------   ----------

 Administrative salaried and leased employees   $1,053,448   $  261,459
 Payroll taxes ..............................       33,528       22,253
 Advertising ................................       10,646          -
 Auto expense ...............................      216,173        8,953
 Bank fees and service charges ..............       13,735        1,562
 Consultant fees ............................      121,015       52,080
 Contract labor .............................      283,397          -
 Computer expense ...........................       19,983       13,036
 Charitable contributions ...................        3,960          -
 Credit card fees ...........................      181,414          -
 Dues and subscriptions .....................       20,419       28,346
 Employee benefits ..........................        1,340          -
 Equipment leases ...........................       15,928        4,787
 Minor equipment ............................        7,830        4,522
 Licenses and permits .......................        1,710          -
 Management fees ............................       24,583          -
 Meeting and convention .....................       31,135          -
 Miscellaneous ..............................        7,428          -
 Office rent ................................      128,981       97,136
 Travel and entertainment ...................       46,100          -
 Office supplies and expenses ...............      160,094        9,852
 Printing ...................................      247,029        4,537
 Postage and delivery .......................       65,013       10,751
 Insurance ..................................       44,456       30,895
 Professional fees ..........................      142,213       43,170
 Training and recruitment ...................        5,000          -
 Telephone ..................................       18,435        7,050
 Website processing and user fees ...........      370,915          -
                                                ----------   ----------

 TOTAL GENERAL AND ADMINISTRATIVE EXPENSES ..   $3,275,908   $  600,389
                                                ==========   ==========

        See independent accountants' report on supplementary information


                                      (26)

                    YTB INTERNATIONAL, INC. AND SUBSIDIARIES
                           SUPPLEMENTARY INFORMATION
         CONSOLIDATED SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                   THREE MONTHS ENDED JUNE 30, 2005 AND 2004
                                  (UNAUDITED)
                                                   2005         2004
                                               ----------   ----------

Administrative salaried and leased employees   $  520,751   $  135,752
Payroll taxes ..............................       12,473        9,280
Advertising ................................        4,742          -
Auto expense ...............................       95,448        4,930
Bank fees and service charges ..............        7,470          627
Consultant fees ............................       59,215       23,820
Contract labor .............................      172,864          -
Computer expense ...........................       14,860        5,283
Charitable contributions ...................           --          -
Credit card fees ...........................      121,398          -
Dues and subscriptions .....................       13,119       21,501
Employee benefits ..........................        1,046          -
Equipment leases ...........................       10,890        3,085
Minor equipment ............................        1,789        2,490
Licenses and permits .......................          549          -
Management fees ............................       16,666          -
Meetings and conventions ...................        7,520          -
Miscellaneous ..............................          327          -
Office rent ................................       62,191       34,849
Travel and entertainment ...................       15,309          -
Office supplies and expenses ...............       87,153        3,811
Printing and reproduction ..................      149,148        1,728
Postage and delivery .......................       26,145        7,112
Insurance ..................................       26,399       14,440
Professional fees ..........................       77,960       25,720
Training and recruitment ...................          -            -
Telephone ..................................        8,369        3,897
Website processing and user fees ...........      239,105          -
                                               ----------   ----------

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES ..   $1,752,906   $  298,325
                                               ==========   ==========

        See independent accountants' report on supplementary information



                                      (27)

                             YOURTRAVELBIZ.COM, INC.

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                             YOURTRAVELBIZ.COM, INC.

                                TABLE OF CONTENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 2004



                                                                        Page
                                                                        ----

Independent Auditors' Report                                              1

Financial Statements

   Balance Sheet                                                          2

   Statement of Operations and Accumulated Deficit                        3

   Statement of Cash Flows                                                4

Notes to Financial Statements                                             5 - 10

Independent Auditors' Report on Supplementary Information                 11

Supplementary Information

        Schedule of Selling, General and Administrative Expenses          12

                                           INDEPENDENT AUDITORS' REPORT


To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois

We have audited the accompanying balance sheet of YourTravelbiz.com, Inc. as of September 30, 2004, and the related statements of operations and accumulated deficit, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YourTravelbiz.com, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants


May 31, 2005


                                                        (1)

                            YOURTRAVELBIZ.COM, INC.
                                 BALANCE SHEET
                               SEPTEMBER 30, 2004



                             ASSETS

  CURRENT ASSETS
        Current portion of prepaid commissions ..................   $ 1,488,945

  PROPERTY AND EQUIPMENT ........................................        82,832

  OTHER ASSETS
        Prepaid commissions, less current portion ...............     1,623,434
        Software development costs,
           net of accumulated amortization of $27,386 ...........        10,614
        Deferred tax asset-Federal ..............................       358,552
        Deferred tax asset-State ................................        50,620
                                                                    -----------
  TOTAL OTHER ASSETS ............................................     2,043,220
                                                                    -----------

  TOTAL ASSETS ..................................................   $ 3,614,997
                                                                    ===========


               LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
        Notes payable ...........................................   $   131,489
        Accounts payable and accrued expenses ...................       295,834
        Current portion of deferred revenue .....................     1,488,945
        Interest payable ........................................        11,536
        Sales tax payable .......................................           454
                                                                    -----------
  TOTAL CURRENT LIABILITIES .....................................     1,928,258

  LONG-TERM LIABILITIES
        Deferred revenue, less current portion ..................     1,623,434
        Due to founder ..........................................        53,053
                                                                    -----------
  TOTAL LONG-TERM LIABILITIES ...................................     1,676,487
                                                                    -----------

  TOTAL LIABILITIES .............................................     3,604,745

  STOCKHOLDERS' EQUITY
        Common stock, no par value, 20,000,000 shares authorized,
            11,965,000 shares issued and outstanding ............     1,251,000
        Accumulated deficit .....................................    (1,240,748)
                                                                    -----------
  TOTAL STOCKHOLDERS' EQUITY ....................................        10,252
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................   $ 3,614,997
                                                                    ===========


       See independent auditors' report and notes to financial statements


                                      (2)

                            YOURTRAVELBIZ. COM, INC.
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                      NINE MONTHS ENDED SEPTEMBER 30, 2004


REVENUE
      New RTA sales ........................   $   855,573
      Monthly maintenance fees .............     2,553,008
      Printing and administrative services .       607,332
                                               -----------
                                                 4,015,913
      Less returns and allowances ..........       339,655
                                               -----------

TOTAL REVENUE ..............................     3,676,258

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     3,982,020
                                               -----------

LOSS FROM OPERATIONS .......................      (305,762)

OTHER INCOME (EXPENSE)
      Interest income ......................         7,770
      Interest expense .....................       (53,245)
                                               -----------
TOTAL OTHER EXPENSE ........................       (45,475)
                                               -----------

NET LOSS ...................................      (351,237)

ACCUMULATED DEFICIT, BEGINNING OF PERIOD ...      (889,511)
                                               -----------

ACCUMULATED DEFICIT, END OF PERIOD .........   $(1,240,748)
                                               ===========



       See independent auditors' report and notes to financial statements


                                      (3)

                            YOURTRAVELBIZ.COM, INC.
                            STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004



 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss ....................................................   $  (351,237)
    Adjustments to reconcile net loss to net cash
        used by operating activities:
            Depreciation and amortization .......................        63,276
            Changes in assets and liabilities:
                Increase in prepaid commissions .................    (1,515,736)
                Decrease in interest receivable .................         8,888
                Increase in accounts payable and accrued expenses       105,787
                Increase in revenue received in advance .........     1,515,736
                Increase in interest payable ....................        11,536
                                                                    -----------
 NET CASH USED BY OPERATING ACTIVITIES ..........................      (161,750)

 CASH FLOWS FROM INVESTING ACTIVITIES
            Disposition of equipment ............................       157,428
            Acquisition of equipment ............................       (14,094)
            Acquisition of vehicles .............................       (92,092)
                                                                    -----------
 NET CASH PROVIDED BY INVESTING ACTIVITIES ......................        51,242

 CASH FLOWS FROM FINANCING ACTIVITIES
            Proceeds from short term borrowings .................       128,656
            Repayment of loans from related party ...............        30,000
            Cash advances .......................................       (73,354)
            Loans to shareholders ...............................          (425)
            Loan repayments to founder ..........................       (94,215)
                                                                    -----------
 NET CASH USED BY FINANCING ACTIVITIES ..........................        (9,338)
                                                                    -----------

 NET DECREASE IN CASH ...........................................      (119,846)

 CASH OVERDRAFT, BEGINNING OF PERIOD ............................        (7,905)
                                                                    -----------

 CASH OVERDRAFT, END OF PERIOD ..................................   $  (127,751)
                                                                    ===========


 Supplemental disclosure of cash flow information:
    Interest paid during the period .............................   $     2,398




       See independent auditors' report and notes to financial statements


                                      (4)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 1 - NATURE OF OPERATIONS

YourTravelbiz.com, Inc. (the "Company") is an Illinois corporation that was incorporated in February 2001. The Company operates as a leading internet-based travel store marketing business. Its main product is online travel agencies. It also provides maintenance and training services related to the operation of online travel agencies. Its product has been sold across America to hundreds of brick and mortar franchised travel agents for tens of thousands of dollars. It operates its business through the power of referral marketing to provide independent business owners with the ultimate home-based business solutions.

The Company's operation is based on multi-level marketing (MLM). MLM is also called network marketing - a business model which exemplifies direct marketing. The Company has adopted this business model in its operation. Typically, personally sponsored representatives (Reps) become associated with the Company in a contractor-like relationship. These Reps receive remuneration for referring new business owners who purchase the online travel agency product. The Company has structured three teams of Reps who can qualify to earn income. The first team is built with the help of one of the Company's leaders and is called the "1st Team". The Reps will become the leaders who build the second team, which is called the "Power Team". The third team is called the "Dream Team", which is built by others with some help from the Reps in the Power Team.

The 1st Team is made of personally sponsored sales representatives plus the Reps they sponsor, and so on. When a Rep is qualified to override, by having four active personally sold Online Travel Agencies, the Rep will earn a 50% match of the commissions earned by all personally sponsored Reps in the 1st Team. The 1st Team is considered complete when this Rep:

         o Personally sponsors 3 or more Reps, and
         o Has 6 active RTA's (Referred Travel Agency) enrolled by this Rep and/or this Rep's 1st Team Reps

Once the 1st Team is complete, the sponsored Rep qualifies to start his or her Power Team with additional Reps. The Power Team includes the 1st Team of every Rep and the Reps in the Power Team through infinity. When one of the personally sponsored Reps' Power Team Reps starts a Power Team (regardless of depth), that Power Team becomes a 1st Generation Dream Team to the sponsored Reps. When a 1st Generation Rep starts a Power Team (regardless of depth), that Power Team becomes a 2nd Generation Dream Team to the sponsored Reps. This continues through six generations of Power Teams, and is called the sponsored Rep's Dream Team.

In order to operate its electronic commerce business, during the year the Company signed an exclusive 20-year management agreement to receive travel website hosting services with a travel technology company. The website hosting service offers its members with an interactive consumer website. Further, the service provides its members all travel arrangements from the online sites.


                        See independent auditors' report

                                       (5)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
-------------------

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles, using the accrual method. Accordingly, revenues are recorded in the period in which they are earned and expenses in the period in which they are incurred.


Use of estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue recognition
-------------------

The Company generates revenue from the selling of online travel agencies, and from providing maintenance and training services to the new business owners of such online travel agencies. These online revenues are generated from new referring travel agent ("RTA") sales and existing RTA maintenance fees. An initial up-front sign-up fee, comprised of four separate components, is required of each new RTA. However, not one of the fee components (namely, for the preparation and delivery of training materials; the establishment of a website; the setup in the online system that permits immediate tracking of RTA revenue; and also residual RTA benefits) has a standalone value or represents the culmination of a separate earnings process. As such, and in accordance with Issue No. 00-21 of the Emerging Issues Task Force, a committee established by the Financial Accounting Standards Board (FASB), the recognition of all up-front fees received from new RTA sales is deferred. Such fees are recognized as income over a period of thirty-six months, which is the average historical RTA turnover rate. The current and noncurrent deferred portions of such fees received are reflected as liabilities in the accompanying balance sheet. A 3-day right-of-return period is extended to each new RTA; after such time no refund is available. Monthly hosting and service fees are recognized in the month after the services are provided; site fees are recognized as revenue in the month that the service is provided; license fees are recognized 30 days following the expiration of the license period. The associated rights of customers and obligations of the Company over the period of the relationship are described in detail in the master franchise agreement.

Expense recognition of commission costs
The Company incurs commission costs that are directly related to the origination of new RTA sales; sales which result in the deferral of revenue. Such incremental direct commission costs are capitalized in accordance with FASB Technical Bulletin No. 90-1 (FTB 90-1). In addition, the Company has elected to account for such commission costs in accordance with FTB 90-1, by deferring and charging such costs to expense in proportion to the related revenue recognized, over the same deferral period of thirty-six months.


Cash and cash equivalents
-------------------------
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



                        See independent auditors' report
                                       (6)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, equipment and depreciation
Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed by use of the double-declining method for both reporting and income tax purposes. Property and equipment is summarized by major classification as follows:

Automobiles                                   $    107,138
Office equipment                                    82,888
Furniture and fixtures                              26,096
                                                ----------
         Total cost                                216,122
  Less: accumulated depreciation                   133,290
                                                 ---------
                                             $      82,832

Capitalized software costs
--------------------------
Pursuant to Statement of Position  No.  98-1,  Accounting  for Costs of Computer
Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants, the Company capitalizes certain costs incurred during an internal use software development project, including costs related to applications, infrastructure, and graphics development for the Company's website. Capitalized costs consist of the cost of the software license agreement (Note 3), and certain external direct costs of materials and licensor provided services incurred in developing the software for its specific applications. Capitalized software costs are being amortized on a straight-line basis over their expected useful life of sixty months.

Income taxes
------------
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


NOTE 3 - SOFTWARE LICENSE AGREEMENT AND DEVELOPMENT COSTS
In November 2002, the Company entered into a two-year agreement to license software designed for, and expected to be utilized by, the Company in its electronic commerce activities. In connection therewith, the Company paid the licensor an aggregate of $38,000 for the development and testing cost, and $5,000 for additional compensation plan programming cost.

NOTE 4 - LOANS TO STOCKHOLDERS
Loans to stockholders, representing advances to stockholders, bear an eight percent interest rate and are due in 2009. The balance of these loans as of September 30, 2004 was $41,925.

                        See independent auditors' report
                                       (7)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------
The Company leases its office space from an affiliated company under common ownership. There are no express terms regarding the rental obligation of the Company. Total rent expense recognized for the nine months ended September 30, 2004 was $31,000.

In addition, the Company leases its copy machines under non-cancelable operating leases expiring in various years through 2006. Future minimum payments under such leases in excess of one year are approximated as follows:

Twelve month period ending September 30,                      Amount
----------------------------------------                      ------
               2005                                          $ 7,914
               2006                                            7,914
                                                              ------
                        Total                                $15,828
                                                              ======


Legal Proceedings
-----------------
The Company is involved in legal proceedings incurred in the normal course of business. At September 30, 2004, in the opinion of management, there are no proceedings that would have a material effect on the financial position of the Company if adversely decided.


NOTE 6 - NOTES PAYABLE

Notes payable at September 30, 2004 consist of the following:

5% promissory note in connection with vehicle
purchase.  Interest and principal are payable in
monthly installments of $1,000 for 12 months,
due February 28, 2005.                                         $   46,499

5% promissory note in connection with vehicle
purchase.  Interest and principal are payable
in monthly installments of $1,000 for 12 months,
due March 4, 2005.                                                 34,990

3% short term note in connection with operations
financing. Interest and principal became due
August 2, 2004.                                                    50,000
                                                                   ------

Total                                                           $ 131,489
                                                                  =======



                        See independent auditors' report
                                       (8)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 7 - RELATED PARTY TRANSACTIONS
In the normal course of business, the Company conducts certain transactions with the shareholders and directors of the Company as well as with other related parties affiliated by common control.

Since inception, the founder has provided funding to the Company to operate its business at various times. All loans made by the founder bear a 12% interest rate. As of September 30, 2004, the balance of these loans amounted to $53,053.

In addition, two of the shareholders of the Company received consulting income and bonuses in the amount of $10,000 in the year 2004.


NOTE 8 - MARKETING COMPENSATION PLAN

The Company offers a compensation plan to its sales representatives while its sales revenue multiplies by the power of referral marketing. Representatives are paid direct sales commissions, override compensation (if qualified) and other bonus incentives based upon the amount of each representative's sales, or enrolled referrals.

Direct Sales Commission

Independent Marketing Representatives receive direct sales commissions of $50 on all personal sales. They also receive an additional $50 Power Team Bonus beginning with the fourth personal sale. Direct sales commissions are paid on a weekly basis, based upon the amount of the previous week's sales. Residual commissions are paid on a monthly basis for active representatives, following the month earned. Bonuses are earned by maintaining a minimum number of personal enrollments. Commission costs are capitalized and recognized as expense in proportion to the related revenue recognized, over a period of thirty-six months.


First Team Paycheck Match
Reps can also qualify to earn 50% "Paycheck Match" for each personally sponsored Rep, regardless of how big their checks become. If an independent Rep's personally sponsored Rep earns $1,000, the second earns $2,000 and the third earns $5,000 ($8,000 total), the independent Rep's 50% "Paycheck Match" will be $4,000.

Power Team Bonus
Each independent Rep's Power Team starts with the 4th personally sponsored Rep and includes the 1st Team of every Rep in the Power Team through infinity. Qualifiers will earn $50 on the first three sales made by every Rep in the Power Team. Each independent Rep can either continue placing personally sponsored people directly to him or her, or under someone in their Power Team. As long as these RTAs are active, the independent Rep not only makes the Power Team bonus, but he or she also receives the 50% "Paycheck Match".




                                         See independent auditors' report
                                                        (9)
                                              YOURTRAVELBIZ.COM, INC.
                                           NOTES TO FINANCIAL STATEMENTS
                                       NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 8 - MARKETING COMPENSATION PLAN (CONTINUED)

Dream Team Bonus
----------------
When one of the independent Rep's Power Team members starts their own Power Team, that Power Team becomes a "1st Generation Team" to the independent Rep. When a 1st Generation Rep starts his own Power Team, this Power Team becomes "2nd Generation" to the independent Rep. This continues through six generations of Power Teams. Qualifiers will earn $10 on every sale made by all Reps through six generations of Power Teams, otherwise known as "Dream Team".

Monthly Residuals
-----------------
Each active RTA pays a $49.95 monthly subscriber fee for their virtual online travel store. Qualified independent Reps earn 4% residual income on every active RTA subscriber enrolled by any Rep in the independent Rep Power Team and the Power Teams of the independent Rep 1st, 2nd and 3rd Generation Dream Teams. In addition, the independent Rep will earn 2% per month on the Power Teams of his or her 4th, 5th and 6th Generation Dream Teams.


NOTE 9 - STOCKHOLDERS' EQUITY
In February 2004, the Company issued 2,000,000 shares of no par value common stock, no proceeds were received. As of September 30, 2004, the Company has 11,965,000 shares of common stock issued and outstanding.

NOTE 10 - SUBSEQUENT EVENTS

Beginning October 1, 2004, the Company increased its new RTA sign up fee from $349.95 to $399.95. In November 2004, the Company extended its software license right for one additional year in connection with its MLM online business. Such licensing revenue is immaterial in relation to the overall revenues of the Company.

On December 8, 2004, the Company was acquired by Rezconnect Technologies, Inc. ("Rezconnect"), a publicly-held New York corporation, in a business combination structured as a statutory merger under New York State law and the reorganization provisions of the Internal Revenue Code. This acquisition, recorded at a total value of $15,257,445, was effected through an exchange of equity interests, with Rezconnect exchanging 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for 100% of the outstanding common stock of the Company.

On January 4, 2005, the assets of this combined entity were assigned respectively to three newly-organized privately-held Delaware corporations, with each new entity becoming a wholly-owned subsidiary of Rezconnect on that date. Further, on January 4, 2005 Rezconnect re-incorporated in the State of Delaware and changed its name to YTB International, Inc. ("YTBL"). As a consequence of this Delaware merger and associated re-incorporation, YTBL became the successor to Rezconnect and its three subsidiaries, with each subsidiary becoming a wholly-owned subsidiary of YTBL on that date.


                        See independent auditors' report
                                      (10)











                          INDEPENDENT AUDITORS' REPORT
                          ON SUPPLEMENTARY INFORMATION



To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois


Our report on our audit of the basic financial statements of YourTravelbiz.com, Inc. as of September 30, 2004, and for the nine months then ended, appears on page 1. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of selling, general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on it.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants




May 31, 2005


                                      (11)

                            YOURTRAVEL BIZ.COM, INC.
            SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                   NINE MONTHS ENDED SEPTEMBER 30, 2004 (11)


       Advertising                                           $            2,923
       Apparel                                                           25,713
       Audio and video                                                   37,288
       Auto                                                              38,486
       Bank charges                                                       9,525
       Commissions and bonuses                                        1,737,339
       Conventions and presentations                                     47,655
       Copier maintenance and supplies                                    4,559
       Credit card processing fees                                      114,856
       Depreciation and amortization                                     63,276
       Equipment rental                                                   6,294
       Insurance                                                          3,336
       Legal and professional                                            95,097
       Licenses and permits                                                 217
       Meals and entertainment                                           19,262
       Meeting expenses                                                  13,717
       Office expense                                                    50,059
       Operating expenses                                                   957
       Outside services                                                 347,085
       Payroll taxes                                                     56,632
       Postage and freight                                               99,637
       Printing and reproduction                                         73,918
       Processing fees                                                   97,387
       Promotional expenses                                               4,704
       Rent                                                              31,000
       Repairs and maintenance                                            1,274
       Telephone                                                         35,950
       Travel                                                            94,150
       Travel agency                                                      4,794
       Training                                                          35,847
       Utilities                                                            178
       Wages                                                            566,324
       Web fees                                                         262,581
                                                               -----------------

TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           $        3,982,020
                                                              =================

       See independent auditors' report and notes to financial statements



                             YOURTRAVELBIZ.COM, INC.

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                          YEAR ENDED DECEMBER 31, 2003

                             YOURTRAVELBIZ.COM, INC.

                                TABLE OF CONTENTS

                          YEAR ENDED DECEMBER 31, 2003



                                                                       Page
                                                                       ----

Independent Auditors' Report                                             1

Financial Statements

   Balance Sheet                                                         2

   Statement of Operations                                               3

   Statement of Changes in Stockholders' Equity                          4

   Statement of Cash Flows                                               5

Notes to Financial Statements                                            6 - 11

Independent Auditors' Report on Supplementary Information                12

Supplementary Information

   Schedule of Selling, General and Administrative Expenses              13

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois

We have audited the accompanying balance sheet of YourTravelbiz.com, Inc. as of December 31, 2003, and the related statements of operations and accumulated deficit, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YourTravelbiz.com, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants




May 31, 2005



                                       (1)

                            YOURTRAVELBIZ.COM, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2003

                        ASSETS

  CURRENT ASSETS
        Current portion of prepaid commissions ..................   $   752,141

  PROPERTY AND EQUIPMENT ........................................       192,803

  OTHER ASSETS
        Prepaid commissions, less current portion ...............       844,502
        Software development costs,
        net of accumulated amortization of $22,838 ..............        15,162
        Deferred tax assets .....................................       409,172
        Due from shareholders ...................................        41,500
        Other assets ............................................       115,421
                                                                    -----------
  TOTAL OTHER ASSETS ............................................     1,425,757
                                                                    -----------

  TOTAL ASSETS ..................................................   $ 2,370,701
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES
        Notes payable ...........................................   $     2,834
        Accounts payable and accrued expenses ...................        56,543
        Current portion of deferred revenue .....................       752,141
        Payroll and sales taxes payable .........................        14,111
                                                                    -----------
  TOTAL CURRENT LIABILITIES .....................................       825,629

  LONG-TERM LIABILITIES
        Deferred revenue, less current portion ..................       844,502
        Due to founder ..........................................       339,081
                                                                    -----------
  TOTAL LONG-TERM LIABILITIES ...................................     1,183,583
                                                                    -----------

  TOTAL LIABILITIES .............................................     2,009,212

  STOCKHOLDERS' EQUITY
        Common stock, no par value, 20,000,000 shares authorized,
            9,965,000 shares issued and outstanding .............     1,251,000
        Accumulated deficit .....................................      (889,511)
                                                                    -----------

  TOTAL STOCKHOLDERS' EQUITY ....................................       361,489
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....................   $ 2,370,701
                                                                    ===========


                        See independent auditors' report

                                       (2)

                            YOURTRAVELBIZ. COM, INC.
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003


REVENUE
      New RTA sales ........................   $   551,849
      Monthly maintenance fees .............     1,797,478
      Printing and administrative services .       133,216
                                               -----------
                                                 2,482,543
      Less returns and allowances ..........       151,094
                                               -----------

TOTAL REVENUE ..............................     2,331,449

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     2,544,894
                                               -----------

LOSS FROM OPERATIONS .......................      (213,445)

OTHER INCOME (EXPENSE)
      Interest income ......................         6,672
      Interest expense .....................      (196,692)
                                               -----------
TOTAL OTHER EXPENSE ........................      (190,020)
                                               -----------

LOSS BEFORE INCOME TAXES ...................      (403,465)

INCOME TAXES
      Deferred tax benefit - Federal .......      (120,056)
      Deferred tax benefit - State .........       (16,949)
                                               -----------
TOTAL INCOME TAX BENEFIT ...................      (137,005)
                                               -----------

NET LOSS ...................................   $  (266,460)
                                               ===========

                        See independent auditors' report

                                       (3)

                             YOURTRAVELBIZ.COM, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2003


                                              Common                     Accumulated
                                               Stock        Deficit          Total
                                            -----------   -----------    -----------

Balance, beginning of year ..............   $     1,000   $  (623,051)   $  (622,051)

Common stock issued during the year .....     1,250,000          --        1,250,000

Net loss for the year ...................          --        (266,460)      (266,460)
                                            -----------   -----------    -----------

Balance, end of year ....................   $ 1,251,000   $  (889,511)   $   361,489
                                            ===========   ===========    ===========


                        See independent auditors' report


                                       (4)

                            YOURTRAVELBIZ.COM, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2003



CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss ....................................................   $  (266,460)
   Adjustments to reconcile net loss to net cash used
       by operating activities:
           Depreciation and amortization .......................        98,753
           Accrued interest included in loans ..................       188,244
           Changes in assets and liabilities:
               Increase in prepaid commissions .................      (734,422)
               Increase in deferred tax assets .................      (137,005)
               Increase in interest receivable .................        (6,672)
               Decrease in accounts payable and accrued expenses        (5,883)
               Increase in revenue received in advance .........       734,422
                                                                   -----------
NET CASH USED BY OPERATING ACTIVITIES ..........................      (129,023)

CASH FLOWS FROM INVESTING ACTIVITIES
       Acquisition of furniture and equipment ..................        (6,672)
       Cash advances ...........................................       (45,500)
       Loans to shareholders ...................................       (74,833)
                                                                   -----------
NET CASH USED BY INVESTING ACTIVITIES ..........................      (127,005)

CASH FLOWS FROM FINANCING ACTIVITIES
       Repayments of principal portion of loans ................      (247,903)
       Proceeds from issuance of common stock ..................     1,250,000
       Loan repayments to founder ..............................      (718,694)
                                                                   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......................       283,403
                                                                   -----------

NET INCREASE IN CASH ...........................................        27,375

CASH OVERDRAFT, BEGINNING OF YEAR ..............................       (35,280)
                                                                   -----------

CASH OVERDRAFT, END OF YEAR ....................................   $    (7,905)
                                                                   ===========



Supplemental disclosure of cash flow information:
   Interest paid during the year ...............................   $     8,448



                        See independent auditors' report


                                       (5)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003



NOTE 1 - NATURE OF OPERATIONS

YourTravelbiz.com, Inc. (the "Company") is an Illinois corporation that was incorporated in February 2001. The Company operates as a leading internet-based travel store marketing business. Its main product is online travel agencies. It also provides maintenance and training services related to the operation of online travel agencies. Its product has been sold across America to hundreds of brick and mortar franchised travel agents for tens of thousands of dollars. It operates its business through the power of referral marketing to provide independent business owners with the ultimate home-based business solutions.

The Company's operation is based on multi-level marketing (MLM). MLM is also called network marketing - a business model which exemplifies direct marketing. The Company has adopted this business model in its operation. Typically, personally sponsored representatives (Reps) become associated with the Company in a contractor-like relationship. These Reps receive remuneration for referring new business owners who purchase the online travel agency product. The Company has structured three teams of Reps who can qualify to earn income. The first team is built with the help of one of the Company's leaders and is called the "1st Team". The Reps will become the leaders who build the second team, which is called the "Power Team". The third team is called the "Dream Team", which is built by others with some help from the Reps in the Power Team.

The 1st Team is made of personally sponsored sales representatives plus the Reps they sponsor, and so on. When a Rep is qualified to override, by having four active personally sold Online Travel Agencies, the Rep will earn a 50% match of the commissions earned by all personally sponsored Reps in the 1st Team. The 1st Team is considered complete when this Rep:

         o Personally sponsors 3 or more Reps, and
         o Has 6 active RTA's (Referred Travel Agency) enrolled by this Rep and/or this Rep's 1st Team Reps

Once the 1st Team is complete, the sponsored Rep qualifies to start his or her Power Team with additional Reps. The Power Team includes the 1st Team of every Rep and the Reps in the Power Team through infinity. When one of the personally sponsored Reps' Power Team Reps starts a Power Team (regardless of depth), that Power Team becomes a 1st Generation Dream Team to the sponsored Reps. When a 1st Generation Rep starts a Power Team (regardless of depth), that Power Team becomes a 2nd Generation Dream Team to the sponsored Reps. This continues through six generations of Power Teams, and is called the sponsored Rep's Dream Team.

In order to operate its electronic commerce business, during the year the Company signed an exclusive 20-year management agreement to receive travel website hosting services with a travel technology company. The website hosting service offers its members with an interactive consumer website. Further, the service provides its members all travel arrangements from the online sites.

                        See independent auditors' report

                                       (6)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
-------------------

These financial statements have been prepared in accordance with U.S.generally accepted accounting principles, using the accrual method. Accordingly, revenues are recorded in the period in which they are earned and expenses in the period in which they are incurred.


Use of estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue recognition
-------------------

The Company generates revenue from the selling of online travel agencies, and from providing maintenance and training services to the new business owners of such online travel agencies. These online revenues are generated from new referring travel agent ("RTA") sales and existing RTA maintenance fees. An initial up-front sign-up fee, comprised of four separate components, is required of each new RTA. However, not one of the fee components (namely, for the preparation and delivery of training materials; the establishment of a website; the setup in the online system that permits immediate tracking of RTA revenue; and also residual RTA benefits) has a standalone value or represents the culmination of a separate earnings process. As such, and in accordance with Issue No. 00-21 of the Emerging Issues Task Force, a committee established by the Financial Accounting Standards Board (FASB), the recognition of all up-front fees received from new RTA sales is deferred. Such fees are recognized as income over a period of thirty-six months, which is the average historical RTA turnover rate. The current and noncurrent deferred portions of such fees received are reflected as liabilities in the accompanying balance sheet. A 3-day right-of-return period is extended to each new RTA; after such time no refund is available. Monthly hosting and service fees are recognized in the month after the services are provided; site fees are recognized as revenue in the month that the service is provided; license fees are recognized 30 days following the expiration of the license period. The associated rights of customers and obligations of the Company over the period of the relationship are described in detail in the master franchise agreement.

Expense recognition of commission costs
---------------------------------------
The Company incurs commission costs that are directly related to the origination of new RTA sales; sales which result in the deferral of revenue. Such incremental direct commission costs are capitalized in accordance with FASB Technical Bulletin No. 90-1 (FTB 90-1). In addition, the Company has elected to account for such commission costs in accordance with FTB 90-1, by deferring and charging such costs to expense in proportion to the related revenue recognized, over the same deferral period of thirty-six months.


Cash and cash equivalents
-------------------------
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


                        See independent auditors' report

                                       (7)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, equipment and depreciation
------------------------------------
Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed by use of the double-declining method for both reporting and income tax purposes. Property and equipment is summarized by major classification as follows:

Automobiles                              $      15,046
Office equipment                               428,795
Furniture and fixtures                          26,096
                                            ----------
         Total cost                            469,937
  Less: accumulated depreciation               277,134
                                            ----------
                                         $     192,803
                                            ==========

Capitalized software costs
--------------------------
Pursuant to Statement of Position  No.  98-1,  Accounting  for Costs of Computer
Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants, the Company capitalizes certain costs incurred during an internal use software development project, including costs related to applications, infrastructure, and graphics development for the Company's website. Capitalized costs consist of the cost of the software license agreement (Note 3), and certain external direct costs of materials and licensor provided services incurred in developing the software for its specific applications. Capitalized software costs are being amortized on a straight-line basis over their expected useful life of sixty months.

Income taxes
------------
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.


NOTE 3 - SOFTWARE LICENSE AGREEMENT AND DEVELOPMENT COSTS
In November 2002, the Company entered into a two-year agreement to license software designed for, and expected to be utilized by, the Company in its electronic commerce activities. In connection therewith, the Company paid the licensor an aggregate of $38,000 for the development and testing cost, and $5,000 for additional compensation plan programming cost.



                        See independent auditors' report

                                       (8)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003


NOTE 4 - LOANS TO STOCKHOLDERS
Loans to stockholders, representing advances to stockholders, bear an eight percent interest rate and are due in 2009. The balance of these loans as of December 31, 2003 was $41,500.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------
The Company leases its office space from an affiliated company under common ownership. There are no express terms regarding the rental obligation of the Company. Total rent expense recognized in the year ended December 31, 2003 was $3,000.

In addition, the Company leases its copy machines under non-cancelable operating leases expiring in various years through 2006. Future minimum payments under such leases in excess of one year are approximated as follows:

Year Ending December 31,              Amount
------------------------              ------
         2004                      $   7,914
         2005                          7,914
         2006                          7,914
                                      ------
                  Total            $  23,742
                                      ======


Legal Proceedings
-----------------
The Company is involved in legal proceedings incurred in the normal course of business. As of December 31, 2003, in the opinion of management, there are no proceedings that would have a material effect on the financial position of the Company if adversely decided.


NOTE 6 - NOTES PAYABLE
Notes payable at December 31, 2003 consist of the following:

8.75% note payable in connection with vehicle
purchase. Interest and principal are payable in
monthly installments of $477.41 for 36 months,
due March 1, 2004.                                             $     917

18% note payable in connection with phone
system purchase. Interest and principal are
payable in monthly installments of $490 for                        1,917
                                                                   -----
36 months, due September 1, 2004.

   Total                                                        $  2,834
                                                                   =====


                        See independent auditors' report

                                       (9)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003


NOTE 7 - RELATED PARTY TRANSACTIONS
In the normal course of business, the Company conducts certain transactions with the shareholders and directors of the Company as well as with other related parties affiliated by common control.

Since inception, the founder has provided funding to the Company to operate its business at various times. All loans made by the founder bear a 12% interest rate. As of December 31, 2003, the balance of these loans amounted to $339,081. Also during 2003, the Company loaned $45,500 to one of its affiliated companies related through common ownership. The loan bears no interest and is payable on demand.

In addition, two of the shareholders of the Company received consulting income in the amount of $17,750 in the year 2003.


NOTE 8 - MARKETING COMPENSATION PLAN

The Company offers a compensation plan to its sales representaives while its sales revenue multiplies by the power of referral marketing. Representatives are paid direct sales commissions, override compensation (if qualified) and other bonus incentives based upon the amount of each representative's sales, or enrolled referrals.


Direct Sales Commissions
------------------------

Independent Marketing Representatives receive direct sales commissions of $50 on all personal sales. They also receive an additional $50 Power Team Bonus beginning with the fourth personal sale. Direct sales commissions are paid on a weekly basis, based upon the amount of the previous week's sales. Residual commissions are paid on a monthly basis for active representatives, following the month earned. Bonuses are earned by maintaining a minimum number of personal enrollments. Commission costs are capitalized and recognized as expense in proportion to the related revenue recognized, over a period of thirty-six months.


First Team Paycheck Match
-------------------------
Reps can also qualify to earn 50% "Paycheck Match" for each personally sponsored Rep, regardless of how big their checks become. If an independent Rep's personally sponsored Rep earns $1,000, the second earns $2,000 and the third earns $5,000 ($8,000 total), the independent Rep's 50% "Paycheck Match" will be $4,000.

Power Team Bonus
----------------
Each independent Rep's Power Team starts with the 4th personally sponsored Rep and includes the 1st Team of every Rep in the Power Team through infinity. Qualifiers will earn $50 on the first three sales made by every Rep in the Power Team. Each independent Rep can either continue placing personally sponsored people directly to him or her, or under someone in their Power Team. As long as these RTAs are active, the independent Rep not only makes the Power Team bonus, but he or she also receives the 50% "Paycheck Match".


                        See independent auditors' report

                                      (10)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2003


NOTE 8 - MARKETING COMPENSATION PLAN (CONTINUED)

Dream Team Bonus
----------------
When one of the independent Rep's Power Team members starts their own Power Team, that Power Team becomes a "1st Generation Team" to the independent Rep. When a 1st Generation Rep starts his own Power Team, this Power Team becomes "2nd Generation" to the independent Rep. This continues through six generations of Power Teams. Qualifiers will earn $10 on every sale made by all Reps through six generations of Power Teams, otherwise known as "Dream Team".

Monthly Residuals
-----------------
Each active RTA pays a $49.95 monthly subscriber fee for their virtual online travel store. Qualified independent Reps earn 4% residual income on every active RTA subscriber enrolled by any Rep in the independent Rep Power Team and the Power Teams of the independent Rep 1st, 2nd and 3rd Generation Dream Teams. In addition, the independent Rep will earn 2% per month on the Power Teams of his or her 4th, 5th and 6th Generation Dream Teams.


NOTE 9 - STOCKHOLDERS' EQUITY
During the year ended December 31, 2003, the Company issued an additional 9,545,000 shares of no par value common stock, which were recorded at their fair value of $1,250,000 at the time of issuance. In addition, on February 11, 2003, the Company's Board of Directors approved and ratified the purchase of 800,000 shares from Rezconnect Technology, Inc. in exchange for an exclusive contract to service the Company's web-sites and travel services over a 20-year period.



NOTE 10 - SUBSEQUENT EVENTS

On December 8, 2004, the Company was acquired by Rezconnect Technologies, Inc. ("Rezconnect"), a publicly-held New York corporation, in a business combination structured as a statutory merger under New York State law and the reorganization provisions of the Internal Revenue Code. This acquisition, recorded at a total value of $15,257,445, was effected through an exchange of equity interests, with Rezconnect exchanging 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for 100% of the outstanding common stock of the Company.

On January 4, 2005, the assets of this combined entity were assigned respectively to three newly-organized privately-held Delaware corporations, with each new entity becoming a wholly-owned subsidiary of Rezconnect on that date. Further, on January 4, 2005 Rezconnect re-incorporated in the State of Delaware and changed its name to YTB International, Inc. ("YTBL"). As a consequence of this Delaware merger and associated re-incorporation, YTBL became the successor to Rezconnect and its three subsidiaries, with each subsidiary becoming a wholly-owned subsidiary of YTBL on that date.



                        See independent auditors' report

                                      (11)

                                           INDEPENDENT AUDITORS' REPORT
                                           ON SUPPLEMENTARY INFORMATION



To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois


Our report on our audit of the basic financial statements of YourTravelbiz.com, Inc. as of December 31, 2003, and for the year then ended, appears on page 1. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of selling, general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on it.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants



May 31, 2005



                                      (12)

                            YOURTRAVELBIZ.COM, INC.
            SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                          YEAR ENDED DECEMBER 31, 2003







       Advertising                                         $            367
       Audio and video                                               27,389
       Auto                                                          11,724
       Bank charges                                                   9,669
       Commissions and bonuses                                      808,264
       Conventions                                                   41,599
       Copier maintenance and supplies                                6,542
       Credit card processing fees                                   73,313
       Depreciation and amortization                                 98,753
       Dues and subscriptions                                           200
       Equipment rental                                               6,767
       Legal and professional                                       129,203
       Licenses and permits                                             342
       Meals and entertainment                                       12,120
       Meeting expenses                                              26,575
       Office expense                                                53,123
       Operating expenses                                            48,503
       Outside services                                             129,052
       Payroll taxes                                                 53,066
       Postage and freight                                           78,885
       Printing and reproduction                                     55,445
       Processing fees                                               11,953
       Professional development                                      12,177
       Programming                                                    7,500
       Promotional expenses                                          27,182
       Rent                                                           3,000
       Rep tracker                                                    1,960
       Repairs and maintenance                                        1,589
       Software                                                       3,703
       Telephone                                                     43,463
       Travel                                                        38,718
       Wages                                                        514,190
       Web fees                                                     208,558
                                                             ---------------

TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES         $      2,544,894
                                                             ===============


See independent auditors' report and notes to financial statements


                                      (13)








                             YOURTRAVELBIZ.COM, INC.

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                          YEAR ENDED DECEMBER 31, 2002

                             YOURTRAVELBIZ.COM, INC.

                                TABLE OF CONTENTS

                          YEAR ENDED DECEMBER 31, 2002



                                                                      Page
                                                                      ----

Independent Auditors' Report                                             1

Financial Statements

   Balance Sheet                                                         2

   Statement of Operations and Accumulated Deficit                       3

   Statement of Cash Flows                                               4

Notes to Financial Statements                                            5 - 10

Independent Auditors' Report on Supplementary Information                11

Supplementary Information

        Schedule of Selling, General and Administrative Expenses
                                                                         12

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois

We have audited the accompanying balance sheet of YourTravelbiz.com, Inc. as of December 31, 2002, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YourTravelbiz.com, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants




May 31, 2005



                                       (1)

                            YOURTRAVELBIZ.COM, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 2002

                             ASSETS

  CURRENT ASSETS
        Current portion of prepaid commissions ..................   $   336,388

  PROPERTY AND EQUIPMENT ........................................       274,776

  OTHER ASSETS
        Prepaid commissions, less current portion ...............       525,833
        Software development costs,
        net of accumulated amortization of $12,730 ..............        25,270
        Deferred tax assets .....................................       272,168
        Due from shareholders ...................................        17,700
        Other assets ............................................        12,216
                                                                    -----------
  TOTAL OTHER ASSETS ............................................       853,187
                                                                    -----------

  TOTAL ASSETS ..................................................   $ 1,464,351
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' DEFICIT

  CURRENT LIABILITIES
        Current portion of notes payable ........................   $    80,133
        Accounts payable and accrued expenses ...................        91,466
        Current portion of deferred revenue .....................       336,388
        Payroll and sales taxliabilities ........................        12,447
                                                                    -----------
  TOTAL CURRENT LIABILITIES .....................................       520,434

  LONG-TERM LIABILITIES
        Notes payable, less current portion .....................       170,604
        Deferred revenue, less current portion ..................       525,833
        Due to founder ..........................................       869,531
                                                                    -----------
  TOTAL LONG-TERM LIABILITIES ...................................     1,565,968
                                                                    -----------

  TOTAL LIABILITIES .............................................     2,086,402

  STOCKHOLDERS' DEFICIT
        Common stock, no par value, 20,000,000 shares authorized,
        420,000 shares issued and outstanding ...................         1,000
        Accumulated deficit .....................................      (623,051)
                                                                    -----------
  TOTAL STOCKHOLDERS' DEFICIT ...................................      (622,051)
                                                                    -----------

  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ...................   $ 1,464,351
                                                                    ===========

                        See independent auditors' report

                                       (2)

                            YOURTRAVELBIZ. COM, INC.
                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED DECEMBER 31, 2002



REVENUE
      New RTA sales ........................   $   133,939
      Monthly maintenance fees .............       689,748
      Printing and administrative services .       102,380
                                               -----------
                                                   926,067
      Less returns and allowances ..........        42,453
                                               -----------

TOTAL REVENUE ..............................       883,614

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     1,358,664
                                               -----------

LOSS FROM OPERATIONS .......................      (475,050)

OTHER INCOME (EXPENSE)
      Interest income ......................         2,216
      Interest expense .....................       (75,700)
                                               -----------
TOTAL OTHER EXPENSE ........................       (73,484)
                                               -----------

LOSS BEFORE INCOME TAXES ...................      (548,534)

INCOME TAXES
      Deferred tax benefit - Federal .......      (238,497)
      Deferred tax benefit - State .........       (33,671)
                                               -----------
TOTAL INCOME TAX BENEFIT ...................      (272,168)
                                               -----------

NET LOSS ...................................      (276,366)

ACCUMULATED DEFICIT, BEGINNING OF YEAR,
    BEFORE ADJUSTMENT ......................      (411,136)

PRIOR PERIOD ADJUSTMENT ....................        64,451
                                               -----------

ACCUMULATED DEFICIT, BEGINNING OF YEAR,
AS RESTATED ................................      (346,685)
                                               -----------

ACCUMULATED DEFICIT, END OF YEAR ...........   $  (623,051)
                                               ===========


                        See independent auditors' report

                                       (3)

                            YOURTRAVELBIZ.COM, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2002


CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss ....................................................   $(276,366)
   Adjustments to reconcile net loss to net cash used
       by operating activities:
           Depreciation and amortization .......................     133,806
           Prior period adjustment .............................      64,451
           Accrued interest included in loans ..................      75,700
           Changes in assets and liabilities:
               Increase in prepaid commissions .................    (862,221)
               Increase in deferred tax assets .................    (272,168)
               Increase in interest receivable .................      (2,216)
               Increase in accounts payable and accrued expenses      41,154
               Increase in revenue received in advance .........     862,221
               Decrease in commissions payable .................     (29,385)
                                                                   ---------
NET CASH USED BY OPERATING ACTIVITIES ..........................    (265,024)

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of furniture and equipment ......................     (13,866)
   Acquisition of software rights ..............................     (38,000)
   Cash advances ...............................................     (27,700)
                                                                   ---------
NET CASH USED BY INVESTING ACTIVITIES ..........................     (79,566)

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments of principal portion of loans ....................     (86,278)
   Loans from founder ..........................................     418,048
                                                                   ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES ......................     331,770
                                                                   ---------

NET DECREASE IN CASH ...........................................     (12,820)

CASH OVERDRAFT, BEGINNING OF YEAR ..............................     (22,460)
                                                                   ---------

CASH OVERDRAFT, END OF YEAR ....................................   $ (35,280)
                                                                   =========



                       See independent auditors' report

                                       (4)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


NOTE 1 - NATURE OF OPERATIONS

YourTravelbiz.com, Inc. (the "Company") is an Illinois corporation that was incorporated in February 2001. The Company operates as a leading internet-based travel store marketing business. Its main product is online travel agencies. It also provides maintenance and training services related to the operation of online travel agencies. Its product has been sold across America to hundreds of brick and mortar franchised travel agents for tens of thousands of dollars. It operates its business through the power of referral marketing to provide independent business owners with the ultimate home-based business solutions.

The Company's operation is based on multi-level marketing (MLM). MLM is also called network marketing - a business model which exemplifies direct marketing. The Company has adopted this business model in its operation. Typically, personally sponsored representatives (Reps) become associated with the Company in a contractor-like relationship. These Reps receive remuneration for referring new business owners who purchase the online travel agency product. The Company has structured three teams of Reps who can qualify to earn income. The first team is built with the help of one of the Company's leaders and is called the "1st Team". The Reps will become the leaders who build the second team, which is called the "Power Team". The third team is called the "Dream Team", which is built by others with some help from the Reps in the Power Team.

The 1st Team is made of personally sponsored sales representatives plus the Reps they sponsor, and so on. When a Rep is qualified to override, by having four active personally sold Online Travel Agencies, the Rep will earn a 50% match of the commissions earned by all personally sponsored Reps in the 1st Team. The 1st Team is considered complete when this Rep:

         o Personally sponsors 3 or more Reps, and
         o Has 6 active RTA's (Referring Travel Agents) enrolled by this Rep and/or this Rep's 1st Team Reps

Once the 1st Team is complete, the sponsored Rep qualifies to start his or her Power Team with additional Reps. The Power Team includes the 1st Team of every Rep and the Reps in the Power Team through infinity. When one of the personally sponsored Reps' Power Team Reps starts a Power Team (regardless of depth), that Power Team becomes a 1st Generation Dream Team to the sponsored Reps. When a 1st Generation Rep starts a Power Team (regardless of depth), that Power Team becomes a 2nd Generation Dream Team to the sponsored Reps. This continues through six generations of Power Teams, and is called the sponsored Rep's Dream Team.

In order to operate its electronic commerce business, during the year the Company signed an exclusive 20-year management agreement to receive travel website hosting services with a travel technology company. The website hosting service offers its members with an interactive consumer website. Further, the service provides its members all travel arrangements from the online sites.



                        See independent auditors' report

                                       (5)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
-------------------

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles, using the accrual method. Accordingly, revenues are recorded in the period in which they are earned and expenses are recorded in the period in which they are incurred.


Use of estimates
----------------

The preparation of financial statements in conformity with U.S. generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition
-------------------

The Company generates revenue from the selling of online travel agencies, and from providing maintenance and training services to the new business owners of such online travel agencies. These online revenues are generated from new referring travel agent ("RTA") sales and existing RTA maintenance fees. An initial up-front sign-up fee, comprised of four separate components, is required of each new RTA. However, not one of the fee components (namely, for the preparation and delivery of training materials; the establishment of a website; the setup in the online system that permits immediate tracking of RTA revenue; and also residual RTA benefits) has a standalone value or represents the culmination of a separate earnings process. As such, and in accordance with Issue No. 00-21 of the Emerging Issues Task Force, a committee established by the Financial Accounting Standards Board (FASB), the recognition of all up-front fees received from new RTA sales is deferred. Such fees are recognized as income over a period of thirty-six months, which is the average historical RTA turnover rate. The current and noncurrent deferred portions of such fees received are reflected as liabilities in the accompanying balance sheet. A 3-day right-of-return period is extended to each new RTA; after such time no refund is available. Monthly hosting and service fees are recognized in the month after the services are provided; site fees are recognized as revenue in the month that the service is provided; license fees are recognized 30 days following the expiration of the license period. The associated rights of customers and obligations of the Company over the period of the relationship are described in detail in the master franchise agreement.

Expense recognition of commission costs
The Company incurs commission costs that are directly related to the origination of new RTA sales; sales which result in the deferral of revenue. Such incremental direct commission costs are capitalized in accordance with FASB Technical Bulletin No. 90-1 (FTB 90-1). In addition, the Company has elected to account for such commission costs in accordance with FTB 90-1, by deferring and charging such costs to expense in proportion to the related revenue recognized, over the same deferral period of thirty-six months.

Cash and cash equivalents
-------------------------
For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                        See independent auditors' report

                                       (6)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, equipment and depreciation
------------------------------------
Property and equipment is stated at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed by use of the double-declining method for both reporting and income tax purposes. Property and equipment is summarized by major classification as follows:

Automobiles                                        $      15,046
Office equipment                                         422,123
Furniture and fixtures                                    26,096
                                                      ----------
         Total cost                                      463,265
  Less: accumulated depreciation                         188,489
                                                      ----------
                                                    $    274,776
                                                      ==========

Capitalized software costs
--------------------------
Pursuant to Statement of Position  No.  98-1,  Accounting  for Costs of Computer
Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants, the Company capitalizes certain costs incurred during an internal use software development project, including costs related to applications, infrastructure, and graphics development for the Company's website. Capitalized costs consist of the cost of the software license agreement (Note 3), and certain external direct costs of materials and licensor provided services incurred in developing the software for its specific applications. Capitalized software costs are being amortized on a straight-line basis over their expected useful life of sixty months.

Income taxes
------------
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standard ("SFAS") No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

NOTE 3 - SOFTWARE LICENSE AGREEMENT AND DEVELOPMENT COSTS
In November 2002, the Company entered into a two-year agreement to license software designed for, and expected to be utilized by, the Company in its electronic commerce activities. In connection therewith, the Company is required to pay the licensor an aggregate of $38,000 for the development and testing cost, and $5,000 for additional compensation plan programming cost. Such amounts were paid in 2002.

NOTE 4 - LOANS TO STOCKHOLDERS
Loans to stockholders, representing advances to stockholders, bear an eight percent interest rate and are due in 2009. The balance of these loans as of December 31, 2002 was $17,700.


                        See independent auditors' report

                                       (7)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------
The Company leases its office space from an affiliated company under common ownership. There are no express terms regarding the rental obligation of the Company. Total rent expense recognized in the year ended December 31, 2002 was $10,000.

In addition, the Company leases its copy machines under non-cancelable operating leases expiring in various years through 2006. Future minimum payments under such leases in excess of one year are approximated as follows:

Year ending December 31,                               Amount
------------------------                               ------
           2003                                      $  7,914
           2004                                         7,914
           2005                                         7,914
           2006                                         7,914
                                                       ------
                    Total                            $ 31,656
                                                       ======

Legal Proceedings
-----------------
The Company is involved in legal proceedings incurred in the normal course of business. At December 31, 2002, in the opinion of management, there are no proceedings that would have a material effect on the financial position of the Company if adversely decided.

NOTE 6 - NOTES PAYABLE

Notes payable at December 31, 2002 consist of the following:

8.75% note payable in connection with vehicle
purchase.  Interest and principal are payable in
monthly installments of $477.41 for 36 months,
due March 1, 2004.                                          $     6,307

18% note payable in connection with phone
system purchase.  Interest and principal are
payable in monthly installments of $490 for
36 months, due September 1, 2004.                                 6,948

8% note payable in connection with the purchase
of printing equipment.  Interest and principal are
payable in monthly installments of $7,182.63 for
60 months, due May 11, 2006.                                    237,482
                                                               --------


Total notes payable                                             250,737
Less: current portion                                            80,133
                                                               --------
   Noncurrent portion                                       $   170,604
                                                               ========



                        See independent auditors' report

                                       (8)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


NOTE 6 - NOTES PAYABLE (CONTINUED)

Maturities of notes payable as of December 31, 2002 are as follows:

Year ending December 31,                                        Amount
           2003                                             $   97,800
           2004                                                 92,034
           2005                                                 86,192
           2006                                                 35,913
                                                              --------
                                                               311,939
Less: amount representing interest                              61,202
                                                              --------
                                                           $   250,737
                                                              ========

NOTE 7 - RELATED PARTY TRANSACTIONS

In the normal course of business, the Company conducts certain transactions with the shareholders and directors of the Company as well as with other related parties affiliated by common control. Since inception, the founder has provided funding to the Company to operate its business at various times. All loans made by the founder bear a 12% interest rate. As of December 31, 2002, the balance of these loans amounted to $869,531. In addition, one of the shareholders of the Company received consulting income in the amount of $11,000 in the year 2002.

NOTE 8 - MARKETING COMPENSATION PLAN

The Company offers a compensation plan to its sales representatives while its sales revenue multiplies by the power of referral marketing. Representatives are paid direct sales commissions, override compensation (if qualified) and other bonus incentives based upon the amount of each representative's sales, or enrolled referrals.

Direct Sales Commissions

Independent Marketing Representatives receive direct sales commissions of $50 on all personal sales. They also receive an additional $50 Power Team Bonus beginning with the fourth personal sale. Direct sales commissions are paid on a weekly basis, based upon the amount of the previous week's sales. Residual commissions are paid on a monthly basis for active representatives, following the month earned. Bonuses are earned by maintaining a minimum number of personal enrollments. Commission costs are capitalized and recognized as expense in proportion to the related revenue recognized, over a period of thirty-six months.


First Team Paycheck Match
Reps can also qualify to earn 50% "Paycheck Match" for each personally sponsored Rep, regardless of how big their checks become. If an independent Rep's personally sponsored Rep earns $1,000, the second earns $2,000 and the third earns $5,000 ($8,000 total), the independent Rep's 50% "Paycheck Match" will be $4,000.


                        See independent auditors' report

                                       (9)

                             YOURTRAVELBIZ.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2002


NOTE 8 - MARKETING COMPENSATION PLAN (CONTINUED)

Power Team Bonus
----------------
Each independent Rep's Power Team starts with the 4th personally sponsored Rep and includes the 1st Team of every Rep in the Power Team through infinity. Qualifiers will earn $50 on the first three sales made by every Rep in the Power Team. Each independent Rep can either continue placing personally sponsored people directly to him or her, or under someone in their Power Team. As long as these RTAs are active, the independent Rep not only makes the Power Team bonus, but he or she also receives the 50% "Paycheck Match".

Dream Team Bonus
----------------
When one of the independent Rep's Power Team members starts their own Power Team, that Power Team becomes a "1st Generation Team" to the independent Rep. When a 1st Generation Rep starts his own Power Team, this Power Team becomes "2nd Generation" to the independent Rep. This continues through six generations of Power Teams. Qualifiers will earn $10 on every sale made by all Reps through six generations of Power Teams, otherwise known as "Dream Team".

Monthly Residuals
-----------------
Each active RTA pays a $49.95 monthly subscriber fee for their virtual online travel store. Qualified independent Reps earn 4% residual income on every active RTA subscriber enrolled by any Rep in the independent Rep Power Team and the Power Teams of the independent Rep 1st, 2nd and 3rd Generation Dream Teams. In addition, the independent Rep will earn 2% per month on the Power Teams of his or her 4th, 5th and 6th Generation Dream Teams.



NOTE 9 - SUBSEQUENT EVENTS

On December 8, 2004, the Company was acquired by Rezconnect Technologies, Inc. ("Rezconnect"), a publicly-held New York corporation, in a business combination structured as a statutory merger under New York State law and the reorganization provisions of the Internal Revenue Code. This acquisition, recorded at a total value of $15,257,445, was effected through an exchange of equity interests, with Rezconnect exchanging 7,430,000 shares of its common stock and 4,092,376 shares of its Series B convertible preferred stock for 100% of the outstanding common stock of the Company.

On January 4, 2005, the assets of this combined entity were assigned respectively to three newly-organized privately-held Delaware corporations, with each new entity becoming a wholly-owned subsidiary of Rezconnect on that date. Further, on January 4, 2005 Rezconnect re-incorporated in the State of Delaware and changed its name to YTB International, Inc. ("YTBL"). As a consequence of this Delaware merger and associated re-incorporation, YTBL became the successor to Rezconnect and its three subsidiaries, with each subsidiary becoming a wholly-owned subsidiary of YTBL on that date.




                        See independent auditors' report

                                      (10)

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------
                          ON SUPPLEMENTARY INFORMATION
                          ----------------------------


To the Stockholders
YourTravelbiz.com, Inc.
Alton, Illinois


Our report on our audit of the basic financial statements of YourTravelbiz.com, Inc. as of December 31, 2002, and for the year then ended, appears on page 1. That audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule of selling, general and administrative expenses is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, accordingly, we express no opinion on it.





Dischino & Associates, P.C.
Certified Public Accountants
 and Business Consultants


May 31, 2005











                                      (11)

                            YOURTRAVELBIZ.COM, INC.
            SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                          YEAR ENDED DECEMBER 31, 2002
                                Advertising $ 343


      Audio and video                                                     2,075
      Auto                                                               14,355
      Commissions and bonuses                                           270,040
      Conventions                                                        18,718
      Copier maintenance and supplies                                     7,221
      Credit card processing fees                                        35,736
      Depreciation and amortization                                     133,806
      Dues and subscriptions                                              2,178
      Equipment rental                                                      401
      Gifts                                                               1,679
      Insurance                                                             410
      Legal and professional                                             39,483
      Licenses and permits                                                  125
      Meals and entertainment                                             3,939
      Meeting expenses                                                   29,108
      Miscellaneous                                                         774
      Office expense                                                     58,301
      Outside services                                                   28,890
      Payroll taxes                                                      31,888
      Postage and freight                                                37,018
      Printing and reproduction                                          39,979
      Promotional expenses                                               25,796
      Reimbursed and moving expenses                                      1,877
      Rent                                                               10,000
      Rep tracker                                                        15,220
      Repairs and maintenance                                               622
      Software                                                            2,630
      Telephone                                                          34,331
      Training                                                            3,350
      Travel                                                             49,640
      Travel agency                                                       8,468
      Bank charges                                                        8,862
      Wages                                                             318,890
      Web fees                                                          122,511
                                                                ----------------

TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            $       1,358,664
                                                                ================



See independent auditors' report and notes to financial statements



  No dealer,  salesperson or other individual has been authorized
  to give  any  information  or to make any  representations  not                    Selling Shareholders May
  contained in this  Prospectus in connection  with the Secondary                    Be Selling Up to 3,000,000 Shares
  Offering  covered by this  Prospectus.  If given or made,  such                             Of Common Stock
  information  or  representation  must  not be  relied  upon  as having been  authorized by the Company.  This  Prospectus  does not  constitute  as an offer to sell, or a  solicitation  of an offer to buy, the common stock in any  jurisdiction  where,  or to any  person to whom,  it is  unlawful  to make such offer or solicitation.  Neither the delivery of this  Prospectus nor any sale made hereunder shall, under any  circumstances,  create an implication  that  there  has not been any  change in the facts set forth in this  Prospectus  or in the affairs of the Company since the date hereof.



                                                                                          YTB INTERNATIONAL, INC.


                                                                                                PROSPECTUS
                         TABLE OF CONTENTS


    Descriptive Title                            Page

    Prospectus Summary.............................__


    Executive Summary..............................__                                        August 30, 2005
    Selling


    Shareholder....................................__
    Plan of Distribution...........................__
    Risk
    Factors........................................__
    Certain Relationships and Related Transactions.__
    Fiduciary Responsibility of Management.........__
     The Business..................................__
    Management.....................................__
    Capitalization.................................__
    Dilution.......................................__
     Dividends and Distributions...................__
    Description of Securities......................__
    Legal Matters..................................__
    Where You Can Find More Information............__






                                                                     Until September 24,  2005 (25 days after the date  hereof),all dealers effecting transactions in the registered securities, whether or not  participating in this  distribution,  may be required to deliver a current copy of this  Prospectus.  This delivery  requirement  is in addition to the  obligation  of dealers to deliver a Prospectus  when acting as underwriters
                                                                     and   with   respect   to   their   unsold   allotments   or
                                                                     subscriptions.



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 24.      Indemnification of Directors and Officers

Reference is made to "Fiduciary Responsibility of Registrant's Management" and "Description of Capital Stock" contained in the Prospectus relating to the indemnification of Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

Moreover, the Delaware Certificate of Incorporation of Registrant provides that no director of Registrant shall be personally liable to us or any of our shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to us or its shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law;
(iii) violation of the Uniform Securities Act; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes us to indemnify any person to the fullest extent permitted by the Delaware General Corporation Law.

Item 25.      Other Expenses of Issuance and Distribution. *

The  following  table sets forth an itemized  statement of all cash  expenses in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered:


SEC registration fee                                               $   473.15
Blue sky fees and expenses*                                               -0-
Printing and related costs*                                            750.00
Legal fees*                                                         17,500.00
Accounting fees and expenses*                                             -0-
Transfer Agent's fees                                                     -0-
Miscellaneous*                                                       1,276.85
TOTAL                                                              $20,000.00**

*  Estimated.

** Expenses will be the same irrespective of the number of shares, if any, actually sold by selling shareholders.



Item 26.  Recent Sales of Unregistered Securities


There has been an established trading market for the Registrant's common stock since September 29, 1999. While changing over time, Registrant's trading symbol is now YTBL. The last reported sale price for Registrant's common stock on July 29, 2005 was $2.35. As of July 29, Registrant had approximately [487] shareholders of record owning, on a fully diluted basis, its [26,132,376] out-standing shares of common stock.



On December 8, 2004, Registrant closed on its Merger and Stock Exchange Agreement dated September 17, 2004 (the "Merger Agreement" and the associated "Merger") by and among REZconnect Technologies, Inc. (the Registrant prior to the recapitalization herein described, YourTravelBiz.com, Inc., a privately held Illinois corporation ("YTB"), and all of the stockholders of YTB. As amended November 19, 2004, the stockholders of YTB received in the Merger, in exchange for 100% of YTB's capital stock, 11,522,376 newly issued shares of Registrant's

                                     SB-2-1
capital stock (the "Merger Stock"). The Merger Stock consisted of 7,430,000 shares of common stock of the Company and 4,092,376 shares of Series B Convertible Preferred Stock of the Company ("Series B Stock"). Each share of Series B Stock was convertible into one share of Common Stock, subject to adjustment, and has voting rights on an as converted basis. The issuance of the Merger Stock to the 18 YTB shareholders was not registered as the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. In turn, the subsequent issuance of the shares in the reincorporated and renamed YTB International, Inc. was an exchange with its existing shareholders effected as of January 8, 2005 pursuant to Section 3(a)(9) of the Securities Act of 1933.

On January 26, 2005, the Registrant authorized the sale to Laurus Master Fund, Ltd. ("Laurus") of a Secured Convertible Term Note in the principal amount of two million dollars ($2,000,000), which is convertible into the Registrant's common stock at an initial fixed conversion price of $0.80 per share (the "Term Note"). Laurus also acquired a Common Stock Purchase Warrant for the purchase of up to 800,000 shares of Common Stock, exercisable until January 26, 2012 at a price of $1.25 per share on the first 400,000 shares and $1.58 on the 400,000 share balance (the "Warrant"). The Term Note matures on January 26, 2008 and is secured by a first priority lien on all collateral of the Registrant and its wholly-owned subsidiaries, including inventory, accounts receivable, raw materials and all of its ownership interests in REZconnect Technologies, Inc., YourTravelBiz.com, Inc. and YTB Travel Network, Inc., Registrant's wholly-owned subsidiaries. The Term Note is also guaranteed by each of the Registrant's wholly-owned subsidiaries. The Term Note accrues interest at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%), but shall in no event be less than eight percent (8%) per annum. The Registrant also granted Laurus the right, on or prior to October 26, 2005 (270 days following the closing) to issue an additional note in the aggregate principal amount of $1,000,000 on the same terms and conditions (including the same interest rate and fixed conversion price of $1.25). Finally , the Registrant has granted Laurus registration rights with respect to all shares of Common Stock underlying the Term Note and Warrant. Closing and funding occurred on January 26, 2005. No underwriter was employed in connection with the offer and sale of the shares. Registrant claimed the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Act and Rule 505 of Regulation D thereunder. 500,000 shares of common stock (paid as a finder's fees associated with the Laurus funding described above) was also exempt from registration pursuant to Section 4(2) of the Act.

On February 8, 2005, Registrant commenced an offering of Units comprised of 12,500 shares of its common stock (@ $1.20 per share) and a warrant to purchase 12,500 shares of its common stock at an aggregate price of $15,000 per Unit. The minimum offering is $300,000 and the maximum offering is $960,000. The warrants attached to this Unit offering are exercisable for five years from the date of issuance at an exercise price of $1.75 per share of underlying common stock. No underwriter is being employed in connection with the offer and sale of the shares. Registrant is claiming the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Act and Rule 505 of Regulation D thereunder.

During the preceding twelve months, in the regular course of business, Registrant has issued and sold (at varying prices tied to the average and bid prices over the period of the services) 258,726 shares of common stock to three service providers for services rendered (117,500 shares), seven employees in lieu of reduced salaries (21,179 shares) and two master franchisors (120,047 shares). No underwriter was employed in connection with the offer and sale of the shares. Registrant claimed the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Act and Rule 505 of Regulation D thereunder.


Item 27.      Index to Exhibits


(a)(1) Financial Statements - included in the Prospectus:


         Consolidated Balance Sheet as of December 31, 2004 and 2003.

         Consolidated Statements of Operations for the twelve months ended December 31, 2004 and 2003.

         Consolidated Statement of Cash Flows for the twelve months ended December 31, 2004 and 2003.

         Notes to Financial Statements.



         Consolidated Balance Sheet as of June 30, 2005 and 2004.

         Consolidated Statements of Operations for the six months ended June 30, 2005 and 2004.

         Consolidated Statement of Cash Flows for the six months ended June 30, 2005 and 2004.


         Notes to Financial Statements.

         YOURTRAVELBIZ.COM, INC.FINANCIAL STATEMENTSN INE MONTHS ENDED SEPTEMBER 30, 2004

         YOURTRAVELBIZ.COM, INC.FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31,2003

         YOURTRAVELBIZ.COM, INC.FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31,2002



(a)(2) Included Separately from Prospectus: Consent of Independent Public Accountants. (See Exhibit 23.2 below.)

                                     SB-2-2

(b) Exhibits:

     *    3.1     Certificate of Incorporation of Registrant.
     *    3.2     Bylaws of Registrant.
     *    3.3     Form of Stock Certificate.
          5.1     Opinion of  Counsel as to the legality of the Shares.
     *   10.1     Employment Agreement between Registrant and Its Executive
                  Officers.
         23.1     Consent of  Counsel (Carl N. Duncan, Esq.).
         23.2     Consent of Auditors (Dischino & Co., CPAs, P.C.).

  * Incorporated by reference into prior filings made pursuant to the Securities and Exchange Act of 1934

Item 28. Undertakings

A.       Certificates:  Inapplicable

B.       Rule 415 Offering
         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "1933 Act"); (ii) reflect in the Prospectus any facts or events which, together, represent a fundamental change in the information in the Registration Statement; and (iii) include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that re- main unsold at the end of the offering.

C.       Request for Acceleration of Effective Date

         The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.


D.       Indemnification

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Regis- trant has been advised that, in the opinion of the Securities and Exchange Commission, such indemni- fication is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E. Rule 430A

         The undersigned Registrant will, for determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a Prospectus filed by the Registrant under Rule 424(b)
(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.


                                     SB-2-3

                                   SIGNATURES




Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 4 to the Form SB-2 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey, on the _25th day of August , 2005.





                                       YTB INTERNATIONAL, inc.

                                       By:  /s/ Michael Y. Brent
                                       -------------------------
                                       Michael Y. Brent, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 (and associated Amendment to the Form S-3 filed February 22, 2005, withdrawing the latter) Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.


    Signatures/Title                                          Date
    ----------------                                          ----



    /s/ Lloyd J. Tomer                                         August 25, 2005

    ------------------
    Lloyd J. Tomer, Chairman of the Board


    /s/ Michael Y. Brent                                       August 25, 2005

    --------------------
    Michael Y. Brent, Director and Chief Executive Officer


    /s/ J. Scott Tomer                                         August 25, 2005

    ------------------
    J. Scott Tomer, Director and President


    /s/ J. Kim Sorensen                                        August 25, 2005

    -------------------
    J. Kim Sorensen, Director and Treasuer



    /s/ Derek J. Brent                                         August 25, 2005

    ------------------
    Derek J. Brent, Director and Secretary


    /s/ Harold Kestenbaum                                      August 25, 2005

    ---------------------
    Harold Kestenbaum, Director

                                     SB-2-4


                              Carl N. Duncan, Esq.
                                 ATTORNEY AT LAW
                          cduncan.counselor@verizon.net
                              atty.cnd@verizon.net
                               cnd.bmi@verizon.net
   5718 Tanglewood Drive                                           (301)263-0200
   Bethesda, Maryland 20817                                 (Fax) (301) 263-0300


                                 April 12, 2005

                                                                     EXHIBIT 5.1

YTB International, Inc.
560 Sylvan Avenue--Suite 300
Englewood Cliffs, New Jersey 07632

Re: YTB International, Inc. Registration Statement on Form SB-2 Relating to the Secondary Offering and Sale of Up To 3,000,000 Shares of Common Stock by Laurus Master Fund, Ltd.
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         Since March 31, 2000, undersigned has acted as securities counsel for YTB International , Inc. , a recently re-incorporated Delaware company (and successor to REZconnect Technologies, Inc., ETRAVNET.COM, Inc. and Playorena, Inc., a New York corporation)--the "Company--in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000, 000 shares of common stock of beneficial interest, par value $.001 per share (the "Shares"), in the Company. Such Shares are those described in the Registration Statement filed on the date hereof on Form SB-2 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") proposed to be sold by Laurus Master Fund, Ltd., the denoted selling shareholder ( not the Company), pur-suant to the referenced Registration Statement.

         You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement. We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written factual representations of officers and directors, including (but not limited to) statements contained in the Registration Statement.

         My opinion, insofar as it addresses issues of Delaware and New York law, respectively, are based solely upon our review of (i) the records of the Company; (ii) the New York General Business Law; and (iii) the Delaware General Corporation Law. I do not express our opinion herein concerning any law other than the laws of Delaware, New York and the United States.

         I have assumed the genuineness of all signatures on documents reviewed by or presented to me, the legal capacity of natural persons, the authenticity of all items submitted as originals and the conformity with originals of all items submitted as copies.

         Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, I am of the opinion that the Common Shares have been duly authorized and, when the Common Shares are sold in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.



         Specifically, I am of the opinion that:

1. The Company is a duly organized, validly existing corporation under the laws of Delaware; and

2. The Shares of the Company to be offered by the selling shareholder pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and, when sold, will be validly issued, fully paid and non-assessable under the law of Delaware.

         I hereby consent to the reference to our firm in the "Legal Matters" section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.


                                            By:/s/ Carl N. Duncan
                                               -------------------
                                               Carl N. Duncan, Esq.




                                                                    EXHIBIT 23.1

                                    CONSENT OF COUNSEL



I hereby consent to the reference to me under the caption "Legal Matters" in the Prospectus which constitutes part of this Amendment No. 4 to this Form SB-2 Registration Statement for YTB International, Inc.







Bethesda, Maryland                                 /s/ CARL N. DUNCAN, ESQ.



August 25, 2005








                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the use in this Registration Statement of our reissued report dated August 25, 2005 on the financial statements of REZconnect Technologies, Inc., as of December 31, 2004, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                  DISCHINO & ASSOCIATES, P.C.



Fairfield, New Jersey /s/ DISCHINO & ASSOCIATES, P.C., CPAs


August25,2005